AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 14, 1996
                                                   Registration No. 333-
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                            --------------------

                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            --------------------

                                 CITIZENS, INC.
             (Exact name of registrant as specified in its charter)

         COLORADO                             6311                  84-0755371
(State or other jurisdiction of   (Primary standard industrial      (I.R.S. Employer
incorporation or organization)    classification code number)    Identification No.)


                            400 EAST ANDERSON LANE
                             AUSTIN, TEXAS 78752
                                (512) 837-7100
        (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             --------------------

                    HAROLD E. RILEY, CHAIRMAN OF THE BOARD
                            400 EAST ANDERSON LANE
                             AUSTIN, TEXAS 78752
                                (512) 837-7100
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                             --------------------
                                  COPIES TO:

REID A. GODBOLT, ESQ.                        FRANK G. NEWMAN, ESQ.
JONES & KELLER, P.C.                         NEWMAN & DAVENPORT, P.C.
1625 BROADWAY, SUITE 1600                    2050 ALLIANZ FINANCIAL CENTRE LB135
DENVER, COLORADO 80202                       2323 BRYAN STREET
(303) 573-1600                               DALLAS, TEXAS 75201
                                             (214) 754-0025

                             --------------------

         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
     Title of each class of          Amount to           Proposed maximum             Proposed            Amount of
        securities to be           be registered          offering price         maximum aggregate       registration
           registered                                        per share             offering price            fee
----------------------------------------------------------------------------------------------------------------------
      Class A Common Stock,          133,212(1)              $9.00(2)              $1,198,908(2)             $364
          No Par Value                 shares
======================================================================================================================

(1) Represents the maximum number of shares of the Registrant's Class A Common Stock to be issued in connection with the merger described herein.

(2)      Estimated pursuant to Rule 457.

================================================================================

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

                             --------------------

                                 CITIZENS, INC.

                             Cross-Reference Sheet
                                      For
      Registration Statement on Form S-4 and Prospectus-Proxy Statement

Form S-4
Item No.   Item Caption                            Heading in Prospectus
---------  ------------                            ---------------------
    1      Forepart of Registration Statement      Outside Front Cover
           and Outside Front Cover Page of
           Prospectus

    2      Inside Front and Outside Back Cover     Inside Front Cover; The Merger
           Pages of Prospectus

    3      Risk Factors, Ratio of Earnings to      Summary; Risk Factors; The
           Fixed Charges and Other Information     Merger

    4      Terms of the Transaction                Summary; The Merger; Comparison of
                                                   Rights of Securityholders; Certain
                                                   Federal Income Tax Consequences

    5      Pro Forma Financial Information         Not applicable

    6      Material Contacts with the Registrant   Summary; The Merger

    7      Additional Information Required for     Not applicable
           Reoffering by Persons and Parties
           Deemed to be Underwriters

    8      Interests of Named Experts and          Not applicable
           Counsel

    9      Disclosure of Commission Position       Not applicable
           on Indemnification for Securities Act
           Liabilities

   10      Information with Respect to S-3         Incorporation of Certain Documents
           Registrants                             by Reference; Risk Factors

   11      Incorporation of Certain Information    Incorporation of Certain Documents
           by Reference                            by Reference

   12      Information with Respect to S-2 or      Not applicable
           and S-3 Registrant

   13      Incorporation of Certain Information    Not applicable
           by Reference

   14      Information with Respect to              Not applicable
           Registrants Other Than S-2
           or S-3 Registrants

   15      Information with Respect to S-3          Not applicable
           Companies

   16      Information with Respect to S-2 or       Not applicable
           S-3 Companies

   17      Information with Respect to              Summary; Business of First American;
           Companies Other than S-2 or              Management's Discussion and
           S-3 Companies                            Analysis - First American

   18      Information if Proxies, Consents         Not applicable
           or Authorizations are to be Solicited

   19      Information if Proxies, Consents or      Summary; The Special Meeting
           Authorizations Are Not to be Solicited

                     FIRST AMERICAN INVESTMENT CORPORATION
                             400 EAST ANDERSON LANE
                              AUSTIN, TEXAS 78752
                                 (512) 837-7100


                                 _______, 1996

Dear Shareholder:

         Enclosed please find an Information Statement-Prospectus relating to approval by the holders of a majority of the outstanding shares of First American Investment Corporation Common Stock, $.001 par value ("First American Stock"), relating to (i) the sale of all or substantially all of the assets of First American Investment Corporation ("First American") to an unaffiliated third party pursuant to a Stock Purchase Agreement dated October 18, 1996 and
(ii) an Agreement and Plan of Merger dated October 31, 1996 ("Merger Agreement") by and among First American, Citizens Insurance Company of American, Inc. (a wholly-owned subsidiary of Citizens, Inc. and referred to herein as "CICA") and CICA Acquisition, Inc. ("Acquisition," a wholly-owned subsidiary of CICA). Upon consummation of the Merger Agreement each outstanding share of First American Stock will be converted into .1111 shares of Citizens, Inc. Class A Common Stock as described in the Information Statement-Prospectus.

         The enclosed Information Statement-Prospectus provides a description of the proposed sale of assets and Merger, as well as information concerning First American and Citizens, Inc.

         The Board of Directors has unanimously approved the proposed sale of assets and the Merger Agreement. Your Board believes the proposed sale of assets and Merger Agreement and the consideration to be provided to the shareholders is fair and in the best interest of First American shareholders other than Citizens, Inc. and its subsidiaries.

         DISSENTING SHAREHOLDERS WHO COMPLY WITH THE PROCEDURAL REQUIREMENTS OF THE BUSINESS CORPORATION LAW OF LOUISIANA WILL BE ENTITLED TO RECEIVE PAYMENT OF THE FAIR CASH VALUE OF THEIR SHARES. A COPY OF PART XIII OF THE LOUISIANA BUSINESS CORPORATION LAW, WHICH SETS FORTH THE RIGHTS OF DISSENTERS IS ATTACHED TO THIS INFORMATION STATEMENT-PROSPECTUS AS APPENDIX C.

         ENCLOSED IS A LETTER OF TRANSMITTAL AND INSTRUCTIONS FOR SUBMISSION OF YOUR SHARE CERTIFICATES. SHAREHOLDERS WHO PLAN TO DISSENT FROM THE MERGER SHOULD NOT SUBMIT THEIR CERTIFICATES WITH THE LETTER OF TRANSMITTAL.



                                        Very truly yours,

                                        /s/ Harold E. Riley

                                        Harold E. Riley
                                        President and Chairman of the Board
Enclosures

                     FIRST AMERICAN INVESTMENT CORPORATION

                                  ----------

               NOTICE OF ACTION BY HOLDERS OF 94.5% OF THE SHARES
                        OF COMMON STOCK, $.001 PAR VALUE
                              ON NOVEMBER 5, 1996

         NOTICE IS HEREBY GIVEN that pursuant to Louisiana law, 94.5% of the holders of record of shares as of November 5, 1996 owning the $.001 par value common stock ("First American Stock"), entitled to vote have approved (i) a Stock Purchase Agreement dated October 18, 1996 by and between First American Investment Corporation ("First American") and Funeral Services International, Inc. ("Funeral Services"), attached hereto as Appendix B, under which Funeral Services will acquire all of the outstanding stock of a wholly-owned subsidiary of First American, Funeral Homes of Louisiana, Inc. ("Funeral Homes"), such agreement providing for the sale of all or substantially all of the assets of First American outside the ordinary course of business and (ii) an Agreement and Plan of Merger dated October 31, 1996 ("Merger Agreement") by and among First American, Citizens Insurance Company of American, Inc. (a wholly-owned subsidiary of Citizens, Inc. referred to herein as "CICA") and CICA Acquisition, Inc. ("Acquisition," a wholly-owned subsidiary of CICA). Upon consummation of the Merger, each outstanding share of First American Stock (other than shares held by Citizens, Inc., CICA, First American, and their subsidiaries) will be converted into .1111 shares of Citizens, Inc. Class A Common Stock, no par value ("Citizens Class A Stock"), as described in the Information Statement-Prospectus. No fractional shares of Citizens Class A Stock will be issued in the Merger; rather, share fractions will evidence the right to receive a cash value of $9.00 per share per fractional share of Citizens Class A Stock.

                                  ----------

         NO PROXY IS BEING SOLICITED HEREBY AND YOU ARE NOT REQUESTED TO SEND A PROXY.

                                  ----------

                     FIRST AMERICAN INVESTMENT CORPORATION
                             INFORMATION STATEMENT

                                  ----------

                                 CITIZENS, INC.
                                   PROSPECTUS
                       CLASS A COMMON STOCK, NO PAR VALUE
                              UP TO 133,212 SHARES

                                  ----------

This Information Statement-Prospectus is furnished by the Board of Directors of First American Investment Corporation ("First American") to holders of shares of First American Common Stock, $.001 par value ("First American Stock"), in connection with the sale of all or substantially all of the assets of First American to an unaffiliated party, through a Stock Purchase Agreement, and with the Merger Agreement as discussed below. This Prospectus pertains to the number of shares of Class A Common Stock, no par value ("Citizens Class A Stock"), of Citizens, Inc. ("Citizens") to be issued in connection with an Agreement and Plan of Merger dated October 31, 1996 ("Merger Agreement") by and among First American, Citizens Insurance Company of America, Inc. (a wholly-owned subsidiary of Citizens referred to herein as "CICA") and CICA Acquisition, Inc. ("Acquisition," a wholly-owned subsidiary of CICA). Upon consummation of the Merger, each outstanding share of First American Stock will be converted into .1111 shares of Citizens Class A Stock, as described in this Information Statement-Prospectus, and Acquisition will be merged into First American, with First American becoming a wholly-owned subsidiary of CICA. No fractional shares of Citizens Class A Stock will be issued in the Merger; rather, share fractions will evidence the right to receive a cash value of $9.00 per share per fractional share of Citizens Class A Stock. The approximate date of mailing of this Information Statement-Prospectus to shareholders of First American is __________, 1996.

                                -------------

This Information Statement-Prospectus and the material which accompany it were mailed to First American shareholders on or about _________, 1996.

                                -------------

The Citizens Class A Stock is listed on the American Stock Exchange under the symbol "CIA." On _________, 1996, the closing price of Citizens Class A Stock was $_______ per share.

                                -------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES REGULATORY AUTHORITY OF ANY STATE, NOR
HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON THE ACCURACY
OR ADEQUACY OF THIS INFORMATION STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 -------------

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS."

                                 -------------

No person is authorized to give any information or to make any representation not contained in this Information Statement-Prospectus, and if given or made, such information or representation should not be relied upon as having been authorized. This Information Statement-Prospectus does not constitute an offer to exchange or sell, or a solicitation of an offer to exchange or purchase, the securities offered hereby, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Information Statement-Prospectus nor any distribution of the securities to which this Information Statement-Prospectus relates shall, under any circumstances, create an implication that there has been no change in the affairs of Citizens, CICA, Acquisition, or First American.

This Information Statement-Prospectus does not cover any resales of shares of the securities offered hereby to be received by shareholders of First American upon consummation of the Merger Agreement. No person is authorized to use this Information Statement-Prospectus in connection with such resales, although such securities may be traded without use of this Information Statement-Prospectus by those shareholders of First American not deemed to be "affiliates" of either First American or Citizens.

                                -------------

The principal executive offices of First American, Citizens, CICA and Acquisition are located at 400 East Anderson Lane, Austin, Texas 78752, telephone (512) 837-7100.

                                -------------

   The date of this Information Statement-Prospectus is ___________, 1996.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . . . . . .   8

SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         The Parties to the Merger  . . . . . . . . . . . . . . . . . . . .  11
         Reasons for the Merger . . . . . . . . . . . . . . . . . . . . . .  11
         Consideration of the Merger by the First American Board  . . . . .  11
         Consideration of the Merger by the Citizens Board  . . . . . . . .  12
         Conflicts of Interest  . . . . . . . . . . . . . . . . . . . . . .  12
         Comparative Rights of Shareholders . . . . . . . . . . . . . . . .  12
         The Parties to the Stock Exchange Agreement  . . . . . . . . . . .  12
         The Stock Purchase Agreement - Sale of Substantially All
                 of the Assets of First American  . . . . . . . . . . . . .  13
         Market Prices  . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Selected Financial Data  . . . . . . . . . . . . . . . . . . . . .  14

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

FIRST AMERICAN VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF  . . . . . .  19

THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Background and Reasons for the Merger  . . . . . . . . . . . . . .  20
         Consideration of the Merger by the First American Board  . . . . .  20
         Consideration of the Merger by the Citizens Board  . . . . . . . .  21
         Conflicts of Interest  . . . . . . . . . . . . . . . . . . . . . .  21
         Stock Exchange Listing . . . . . . . . . . . . . . . . . . . . . .  22
         Terms of the Merger Agreement  . . . . . . . . . . . . . . . . . .  22
         Receipt of Citizens Shares . . . . . . . . . . . . . . . . . . . .  22
         Other Conditions to Consummation of the Merger . . . . . . . . . .  22
         Termination or Amendment of the Merger Agreement . . . . . . . . .  23
         Expenses and Liability for Termination . . . . . . . . . . . . . .  23
         Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . .  23

INFORMATION CONCERNING CITIZENS . . . . . . . . . . . . . . . . . . . . . .  26

CERTAIN SECURITY OWNERSHIP OF CITIZENS  . . . . . . . . . . . . . . . . . .  27

MANAGEMENT OF CITIZENS  . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Executive Officers . . . . . . . . . . . . . . . . . . . . . . . .  31
         Executive Officer and Director Compensation  . . . . . . . . . . .  32

BUSINESS OF FIRST AMERICAN  . . . . . . . . . . . . . . . . . . . . . . . .  34

MANAGEMENT'S DISCUSSIONS AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS - FIRST AMERICAN  . . . . . . . . . . .  35
         Results of Operations  . . . . . . . . . . . . . . . . . . . . . .  35

                 Six Months ended June 30, 1996 and 1995  . . . . . . . . .  35
                 Three Months ended June 30, 1996 and 1995. . . . . . . . .  35
         Liquidity and Capital Resources  . . . . . . . . . . . . . . . . .  35

COMPARISON OF RIGHTS OF SECURITYHOLDERS . . . . . . . . . . . . . . . . . .  37
         Authorized Shares  . . . . . . . . . . . . . . . . . . . . . . . .  37
         Dividend Rights  . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Preemptive Rights  . . . . . . . . . . . . . . . . . . . . . . . .  38
         Liability of Directors . . . . . . . . . . . . . . . . . . . . . .  38
         Liquidation Rights . . . . . . . . . . . . . . . . . . . . . . . .  38

CERTAIN FEDERAL INCOME TAX CONSEQUENCES . . . . . . . . . . . . . . . . . .  39

SOURCE OF CITIZENS SHARES . . . . . . . . . . . . . . . . . . . . . . . . .  40

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . .  41
         FIRST AMERICAN INVESTMENT CORPORATION AND SUBSIDIARIES . . . . . .  41

                             AVAILABLE INFORMATION

         Citizens is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Those reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC at the 13th Floor, 7 World Trade Center, New York, New York 10048, and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Also, the SEC maintains a worldwide web site that contains such materials of Citizens at "http://www.sec.gov." In addition, such reports, proxy statements and other information concerning Citizens may be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881.

         Citizens has filed with the SEC a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Citizens Class A Stock to be issued in connection with the transactions described herein. This Information Statement-Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Citizens and the Citizens stock, reference is made to the Registration Statement, including the exhibits thereto. Statements contained herein concerning the provisions of certain documents are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which have been filed by Citizens with the SEC pursuant to the Exchange Act (File No. 0-16509), are incorporated by reference into this Information Statement-Prospectus and are deemed to be a part hereof:
(a) Citizens' Annual Report on Form 10-K for the year ended December 31, 1995;
(b) the description of the Citizens' Class A Common Stock contained in its Registration Statement on Form 8-A declared effective by the SEC on April 14, 1994; and (c) Citizens' Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1996. All documents filed by Citizens pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement-Prospectus, and until the later of consummation or termination of the Merger, shall be deemed to be incorporated by reference into this Information Statement-Prospectus and to be part hereof from the date of the filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Information Statement-Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Information Statement-Prospectus, except as so modified or superseded.

         THIS INFORMATION STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF SUCH DOCUMENTS (EXCLUDING EXHIBITS THERETO, UNLESS SUCH EXHIBITS ARE INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS) ARE AVAILABLE TO EACH PERSON TO WHOM THIS PROSPECTUS IS SENT, UPON WRITTEN OR ORAL REQUEST. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MARK A. OLIVER, SECRETARY, FIRST AMERICAN INVESTMENT CORPORATION, 400 EAST ANDERSON LANE, AUSTIN, TEXAS 78752. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY ___________, 1996.

         NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS INFORMATION STATEMENT-PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CITIZENS OR FIRST AMERICAN. THIS INFORMATION STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS INFORMATION STATEMENT-PROSPECTUS NOR ANY EXCHANGE OR SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CITIZENS OR FIRST AMERICAN SINCE THE DATE AS OF WHICH INFORMATION IS FURNISHED OR THE DATE HEREOF.

                                    SUMMARY

         The following is a summary of certain information contained elsewhere in this Information Statement-Prospectus. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained elsewhere in this Information Statement-Prospectus, the exhibits hereto and, the documents incorporated by reference herein. Each holder of First American Stock should read carefully this Information Statement-Prospectus and the appendix hereto in their entirety.

THE PARTIES TO THE MERGER

         Citizens Insurance Company of America, Inc. ("CICA"), a Colorado corporation, is a wholly-owned subsidiary of Citizens, Inc. ("Citizens"), a Colorado corporation. CICA is an insurance company. Citizens is an insurance holding company. The principal executive offices of CICA and Citizens are located at 400 East Anderson Lane, Austin, Texas 78752, and the telephone number at such office is (512) 837-7100.

         CICA Acquisition, Inc. ("Acquisition," a wholly-owned subsidiary of CICA) and was formed solely to effectuate the Merger. Acquisition has the same principal executive office as Citizens.

         First American is a Louisiana corporation which acts as a holding company of a subsidiary engaged in the operation of a funeral home in Louisiana. As used herein the term "First American" refers to First American Investment Corporation and its subsidiaries, unless the context otherwise requires. The principal executive offices of First American are located at 400 East Anderson Lane, Austin, Texas 78752, and its telephone number at that address is (512) 837-7100.

                                                  THE MERGER AGREEMENT


 SUMMARY OF THE MERGER                            CICA, Acquisition and First
                                                  American have entered into
                                                  an Agreement and Plan of
                                                  Merger dated October 31,
                                                  1996 ("Merger Agreement") in
                                                  which Acquisition will merge
                                                  with and into First
                                                  American and First American
                                                  shareholders (other than
                                                  First American, Citizens,
                                                  CICA, Acquisition, and their
                                                  subsidiaries) will receive
                                                  shares of Citizens Class A
                                                  Stock (the "Merger").


 CONSIDERATION FOR EACH SHARE OF FIRST AMERICAN   Pursuant to the Merger
                                                  Agreement, First American
                                                  shareholders will receive
                                                  .1111 shares of Citizens
                                                  Class A Stock for each one
                                                  share of First American
                                                  Stock held. Fractional
                                                  shares will not be issued in
                                                  the Merger; rather, such
                                                  fractional shares shall
                                                  evidence the right to
                                                  receive a cash value per
                                                  fractional share of Citizens
                                                  Class A Stock equal to $9.00
                                                  per share. See "The
                                                  Merger--Receipt of Citizens
                                                  Shares."

 CLOSING DATE                                     The Merger Agreement provides
                                                  that the actions contemplated
                                                  thereby  will  be  completed
                                                  at  closing  ("Closing")  on
                                                  a closing  date ("Closing
                                                  Date") which  shall  be as
                                                  soon as possible  after
                                                  First  American  shareholder
                                                  approval  is obtained  and
                                                  shall  become effective  on
                                                  or  as  soon  as possible
                                                  after  the Closing  Date.
                                                  It is  anticipated that the
                                                  Closing will occur and  the
                                                  Merger will be  effective on
                                                  or shortly after shareholder
                                                  approval is obtained.


 DISSENTERS' RIGHTS                               Under the Louisiana  Business
                                                  Corporation Law,
                                                  shareholders of First
                                                  American have the right to
                                                  dissent from the Merger and
                                                  demand payment  of the value
                                                  of their  shares in  cash.
                                                  See "Rights  of  First
                                                  American  Dissenting
                                                  Shareholders  To Receive
                                                  Payment For Shares" and
                                                  Appendix  C which sets forth
                                                  the   relevant  Louisiana
                                                  statutes   concerning  rights
                                                  of dissenting shareholders.


 CONDITIONS PRECEDENT TO THE MERGER               The Merger is  subject to the
                                                  satisfaction of  a number  of
                                                  conditions including  (1) the
                                                  performance  by each party
                                                  of its  respective
                                                  obligations under  the Merger
                                                  Agreement, (2) the  absence
                                                  of  any  legal  proceedings
                                                  relating  to  the
                                                  transactions contemplated  by
                                                  the Merger  Agreement, and
                                                  (3) the continued  material
                                                  accuracy of representations
                                                  made by each  party.     See
                                                  "The   Merger--Other
                                                  Conditions   to Consummation
                                                  of the Merger."


 CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO       Citizens  believes  that  the
 HOLDERS OF FIRST AMERICAN STOCK                  following  federal  income tax
                                                  consequences are expected  to
                                                  result from  the Merger:   (1)
                                                  each First American
                                                  shareholder will recognize
                                                  gain or loss upon the receipt
                                                  by him  or her of shares of
                                                  Citizens Class A Stock in
                                                  exchange for  his or her
                                                  shares of First American Stock
                                                  pursuant  to the Merger.
                                                  Such gain  or loss will  be
                                                  capital gain  or loss,
                                                  provided that  such shares  of
                                                  First American Stock are  held
                                                  as a  capital asset at the
                                                  time of the consummation of
                                                  the  Merger, and would  be
                                                  long-term capital gain  or
                                                  loss if  the First American
                                                  Stock had been held  for
                                                  longer than one  year; and
                                                  (2)  a shareholder's basis in
                                                  the Citizens Class  A Stock
                                                  received pursuant  to the
                                                  Merger will  be the fair
                                                  market value  of the Citizens
                                                  Class  A  Stock  on the date
                                                  of  the  Merger, and  the
                                                  shareholder's holding period
                                                  for such shares will  begin on
                                                  such date.  See "Certain
                                                  Federal Income
                                                  Tax Consequences."


 REGULATORY APPROVALS                             Citizens  is not  aware of
                                                  any  federal or  state
                                                  regulatory approvals required
                                                  in connection with the Merger.

 ACCOUNTING TREATMENT                             The Merger will be accounted
                                                  for as a "purchase"
                                                  transaction for accounting
                                                  and financial reporting
                                                  purposes.

REASONS FOR THE MERGER

         First American was incorporated under Louisiana law in November 1984. It conducted no operations until the late 1980's, when it determined to undertake a public offering of its stock on an intrastate basis only in Louisiana. The purpose of the offering was to organize and finance two funeral home subsidiaries and a Louisiana life insurance company. Through December 31, 1995, 1,197,900 shares of First American Stock had been issued pursuant to the public offering. No efforts were made to continue to sell the public offering after that time. In 1992, First American began its funeral home operations through a subsidiary with the construction of its only funeral home. First American was unable to raise sufficient capital to form an insurance subsidiary or commence operating a second funeral home. Virtually all of the shareholders of First American who bought First American Stock in its public offering are the shareholders to whom the Citizens Class A Stock will be received in the Merger. The funeral operations of First American have resulted in continuous losses since operations began in 1992. In 1994 and 1995 funeral home revenues were approximately $259,000 and $273,000, respectively, and the net loss from operations in each year was approximately $118,000. In September 1995, the parent of First American, American Liberty Financial Corporation, was acquired by Citizens. At that time, all of the officer and director positions of First American were filled by officers and directors of Citizens. Thereafter, Citizens conducted an in depth review of the operations of First American. Citizens believes that First American, after several years of losses in the funeral home business and without significant prospects for growth, should wind up its business. In this regard, the Stock Purchase Agreement with Funeral Services was executed. However, Citizens desires to extend the opportunity to First American shareholders to participate in the ongoing ownership of Citizens through ownership of Citizens Class A Stock. Accordingly, Citizens determined to propose the Merger, under which it would, through a subsidiary, acquire approximately 5.5% of First American Stock held by persons other than Citizens or its subsidiaries. There is no trading market for the First American Stock. Citizens Class A Stock is traded on the American Stock Exchange.

CONSIDERATION OF THE MERGER BY THE FIRST AMERICAN BOARD

         The terms of the Merger reflect negotiations between the Citizens Board and the First American Board. It should be noted that all of the First American Board members are also either directors or full-time employees of Citizens and, therefore, are faced with conflicts of interest in their decision to recommend the Merger. See "Conflicts of Interest" below. The First American Board has been advised by independent legal counsel but has not retained an independent investment banking firm with respect to deliberations concerning the Merger. Notwithstanding the foregoing, the First American Board has determined that the Merger is fair and to the best interests of First American shareholders (other than Citizens and its subsidiaries).

         In reaching its determination, the First American Board considered numerous factors, including, in particular, the near and future term prospects of First American, including the potential liquidation value of First American, the lack of outside financing alternatives available to First American, the history of losses of First American, the nondiversification of the business of First American and the lack of any trading market for the First American Stock. The First American Board believes that the proposed consideration to be paid by Citizens is substantially in excess of a liquidation or going concern value of First American and substantially greater in value than any other potential offer to acquire First American because the value of $1.00 per share for First American Stock proposed to be purchased is substantially greater than any reasonable value that could be achieved for First American. For example, the book value per share of First American Stock as of June 30, 1996 was approximately $.02 per share. Also, assuming the sale of the stock of Funeral Homes is completed, the book value per share of First American Stock will not increase significantly. The First American Board did not attach a relative weight to the factors it considered in reaching its decision but, considering all factors discussed herein, determined that the Merger is fair to and in the best interests of the First American shareholders. See "The Merger--Consideration of the Merger by the First American Board."

CONSIDERATION OF THE MERGER BY THE CITIZENS BOARD

         The Board of Directors of Citizens (the "Citizens Board") has concluded that the Merger is the appropriate mechanism for accomplishing the proposed acquisition of the shares of First American that Citizens or its subsidiaries does not own. The Merger affords First American shareholders the opportunity to maintain an ownership interest in Citizens through the ownership of a security with substantially greater liquidity. At present, there is virtually no market for First American Stock. The Citizens Board believes that the Merger will provide First American shareholders consideration approximately in equal value to the purchase price of their investment in the public offering of First American. See "The Merger--Background and Reasons for the Merger."

CONFLICTS OF INTEREST

         The terms of the Merger were negotiated between the Citizens Board and the First American Board and the exchange ratio was finalized at .1111 per share. Citizens has fiduciary duties to the public shareholders of First American that conflict with the duties of the Citizens Board to Citizens and its shareholders. The First American Board members who are also affiliates of Citizens have conflicts of interest with regard to their obligations to the shareholders of Citizens and First American. See "The Merger--Conflicts of Interest."

COMPARATIVE RIGHTS OF SHAREHOLDERS

         The rights of First American shareholders are currently governed by Louisiana law, the First American Articles of Incorporation and the Bylaws of First American. First American shareholders will become shareholders of Citizens pursuant to the Merger. The rights of Citizens shareholders are governed by Colorado law, the Citizens Articles of Incorporation, as amended, and the Bylaws of Citizens. There are various differences between the rights of First American shareholders and the rights of Citizens shareholders, including, among others, dividend rights and voting rights. See "Description of First American Stock--Comparison with Rights of Citizens Class A Stock."

THE PARTIES TO THE STOCK EXCHANGE AGREEMENT

         First American is a Louisiana corporation which acts as a holding company of a subsidiary engaged in the operation of a funeral home in Louisiana. As used herein the term "First American" refers to First American Investment Corporation and its subsidiaries, unless the context otherwise requires. The principal executive offices of First American are located at 400 East Anderson Lane, Austin, Texas 78752, and its telephone number at that address is (512) 837-7100.

         Funeral Services International, Inc. ("Funeral Services") is a Louisiana corporation recently formed to engage in the business of acting as the home operator. Funeral Services is not affiliated with First American, Citizens, CICA, or any of their affiliates. Funeral Services is owned by L. Roth ("Roth") and Eddie McCallum ("McCallum") of whom have been involved in the management and operation of the business of First American.

THE STOCK PURCHASE AGREEMENT - SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF FIRST AMERICAN

         The Stock Purchase Agreement dated October 18, 1996 is by and between First American and Funeral Services and is attached hereto as Appendix B.
First American owns all of the outstanding capital stock of Funeral Homes and Funeral Services desires to purchase Funeral Homes. The agreed upon purchase price is $700,000 which will consist of payment in full of the existing mortgage on the funeral homes of Funeral Homes (which as of June 30, 1996 was approximately $80,000, along with a cash payment of approximately $620,000). The closing of the Stock Purchase Agreement is anticipated to occur no later than December 16, 1996. The Board of First American determined that the offer for the stock of Funeral Homes is fair and reasonable and in the best interests of First American and its shareholders.

MARKET PRICES

         Citizens Class A Stock is traded on the American Stock Exchange ("AMEX") under the symbol "CIA." The high and low prices per share as supplied by the AMEX Monthly Statistical Report are as follows. Prior to April, 1994, Citizens Class A Stock was traded over the counter on the Nasdaq National Market System and the prices were supplied by the NASDAQ Monthly Statistical Report.

                              1996              1995                1994
                         ---------------    ----------------   ----------------
         QUARTER ENDED    HIGH      LOW      HIGH      LOW      HIGH      LOW
                         -----     -----    -----     -----    -----     -----
         March 31        $9.25    $8.25     $9.25    $7.13     $8.00    $7.75
         June 30          8.94     5.13      9.69     8.25      8.25     8.12
         September 30     8.13     5.88     15.63     7.25      8.38     7.63
         December 31        --       --      9.88     8.06      9.13     7.63

         As of October 31, 1996, the approximate number of record owners of Citizens Class A Stock was 15,000. Citizens has not paid a cash dividend and does not expect to pay cash dividends in the foreseeable future.

         There is no trading market for the First American Stock.

SELECTED FINANCIAL DATA

         The tables below set forth, in summary form, selected financial data of Citizens and First American. This data, which is not covered in the report of the independent auditors, should be read in conjunction with the consolidated financial statements and notes which are included elsewhere herein (amounts in thousands except per share amounts).

                                 CITIZENS, INC.
                    (in thousands, except per share amounts)

                       Six Months
                         Ended
                       June 30,
                         1996                                         1993            1992             1991
                      (Unaudited)        1995           1994      (As Restated)   (As Restated)    (As Restated)
                     ------------     -----------   -----------   ------------    ------------     ------------
NET OPERATING
  REVENUES            $  29,180       $   53,271    $   49,157     $   42,761       $   33,134       $   27,086
NET INCOME            $     666       $    2,750    $    4,175     $    5,526       $    3,907       $    4,720
NET INCOME
   PER SHARE          $    0.04       $      .16    $      .25     $      .34       $      .24       $      .31
TOTAL ASSETS          $ 208,953       $  205,486    $  149,798     $  134,105       $  116,230       $   76,482
TOTAL LIABILITIES     $ 143,265       $  140,773    $  114,742     $  106,090       $   93,442       $   63,282
TOTAL SHAREHOLDERS'
  EQUITY              $  65,688       $   64,713    $   35,056     $   28,015       $   22,787       $   13,083
BOOK VALUE PER
  SHARE               $    3.26       $     3.24    $     1.99     $     1.68       $     1.37        $     .83


                     FIRST AMERICAN INVESTMENT CORPORATION
                    (in thousands, except per share amounts)

                                Six Months
                                  Ended
                                 June 30,
                                   1996
                               (Unaudited)          1995              1994             1993
                              -------------      -----------      -----------      -----------
         NET OPERATING
           REVENUES               $    177        $   216          $   195         $     238
         NET INCOME (LOSS)        $     35        $  (171)         $  (155)        $     (47)
         NET INCOME (LOSS)
            PER SHARE             $  0.002        $ (0.01)         $ (0.01)        $  (0.002)
         TOTAL ASSETS             $  1,115        $ 1,078          $ 1,316         $   1,401
         TOTAL LIABILITIES        $    652        $   649          $   717         $     647
         TOTAL SHAREHOLDERS'
           EQUITY                 $    463        $   429          $   599         $     754
         BOOK VALUE PER
           SHARE                  $   0.02        $  0.02          $  0.03         $    0.04

                                  RISK FACTORS

         The following risk factors, in addition to those discussed elsewhere in this Information Statement-Prospectus, should be considered carefully in evaluating Citizens and its business.

         SIGNIFICANT MARKET OVERHANG. A registration statement of Citizens on Form S-3 with the SEC is in effect relating to the public offer and sale by certain holders of Citizens Class A Stock, including Harold E. Riley, Chairman of the Board of Citizens. The registration statement relates to approximately 6,099,657 shares of Class A Common Stock or approximately 30% of the Citizens Class A Stock outstanding. It may be assumed that sales of significant amounts of these shares in the public market could have a depressive effect on the price of the Citizens Class A Stock. Further, the prospect, even without the actual sales, of such significant amounts of shares being offered into the public market place may have a depressive effect on the price of the Citizens Class A Stock.

         SALE OF SHARES AND EFFECT THEREOF. On October 27, 1994, Citizens completed an offering of 916,375 shares of its Class A Stock under an exemption from registration under the Securities Act of 1933. The offering was made under Regulation S, which generally provides that shares which are offered outside of the United States to non-United States persons pursuant to certain specific guidelines may be resold in the United States by persons who are not an issuer, underwriter or dealer following the expiration of a 40-day period after the close of the offering period. The offering price per share was $7.00. Gross proceeds raised were $6,414,625 and net proceeds were approximately $5,400,000. On December 21, 1994, Citizens contributed $5,200,000 in capital to its wholly-owned life insurance subsidiary. The subsequent resale of the Citizens Class A Stock sold in this offering into the public market could adversely affect the price of the Citizens Class A Stock and it may be assumed that overseas investors would have more of an incentive to sell their Class A common shares because the price they paid for such stock was $7.00 per share.

         PROPOSED OFFERING OF 3,500,000 SHARES OF CITIZENS CLASS A STOCK OUTSIDE THE UNITED STATES AND EFFECT THEREOF. In May 1995, Citizens began an offering of up to 3,500,000 shares of Class A Stock outside the United States pursuant to a safe harbor rule relating to an exemption from registration under the Securities Act of 1933. Citizens has restricted the transfer of such shares for a period of three years following the initial purchase, and a legend to such effect will be placed on each certificate for such shares. The offering price is $7.50 per share. Management is unable to determine how successful the offering will be. As of June 30, 1996, 125,450 shares had been sold with gross proceeds of approximately $940,875.

         Subsequent resale of these shares in the United States could have a depressive effect upon the price of the Class A common shares, and it may be assumed that overseas investors would have more of an incentive to sell their Class A common shares because the price they paid for such stock will probably be lower than the trading price of the Class A Common Stock.

         ACQUISITION. On September 14, 1995, Citizens acquired First American, a Baton Rouge, Louisiana based life insurance holding company, and former parent of First American. Under the First American agreement, First American shareholders received 1.10 shares of Citizens Class A Stock for each share of First American Stock owned and 2.926 shares of Citizens Class A Stock for each share of First American Preferred Stock owned. Citizens issued approximately
2.3 million Class A shares in connection with the transaction, which was accounted for as a purchase. The subsequent sale of shares issued in this transaction could have a depressive effect on the market price of the Class A shares.

         DEPENDENCE ON CITIZENS' CHAIRMAN. Citizens relies heavily on the active participation of its Chairman of the Board, Harold E. Riley. The loss of Mr. Riley's services would likely create a significant adverse effect on Citizens. Citizens does not have an employment agreement with Mr. Riley, but does have "key man" life insurance on him totaling $1.25 million of which Citizens is the beneficiary. Citizens has no disability insurance regarding Mr. Riley.

         CONTROL. The shares of outstanding Citizens Class B Common Stock ("Citizens Class B Stock"), 100% of which is owned indirectly by Harold E. Riley, Chairman of the Board of Citizens (through the Harold E. Riley Trust), have the right to elect a simple majority of the Board of Directors of Citizens. This right may make it more difficult and time consuming for a third party to acquire control of Citizens or to change the Board of Directors of Citizens. Additionally, Mr. Riley is the largest Class A shareholder. As a practical matter, Mr. Riley has veto power over significant corporate transactions.

         INABILITY TO ELECT DIRECTORS. The Citizens Class A Stock being offered hereby represents a minority interest in Citizens. As cumulative voting of shares is not permitted by the Articles of Incorporation of Citizens, the minority shareholders of Citizens cannot through their votes alone elect any of Citizens' directors or otherwise control Citizens. Also, the Citizens Class B Stock elects a simple majority of the Citizens' Board. Therefore, as a practical matter, control of Citizens lies outside the Class A shareholders. See "Comparison of Rights of Security Holders."

         CONCENTRATION OF BUSINESS FROM PERSONS RESIDING IN THIRD WORLD COUNTRIES. For the years ended December 31, 1995 and 1994, approximately 92.0% and 91.8%, respectively, of Citizens' total insurance premium revenue was derived from policies issued on the lives of Latin Americans. The policies issued to such persons are ordinary, whole-life policies with an average face amount of $60,000 and are marketed by independent marketing firms primarily to heads of households which are in the top 3% to 5% income bracket of such countries. Virtually all of the new business of Citizens' present life insurance subsidiary comes from Latin America as well. There is a risk of loss of a significant portion of sales to Latin Americans should adverse events occur in the countries from which Citizens receives applications. To minimize inherent risk, Citizens is not chartered as an insurance company in any foreign country, maintains no assets or employees in foreign countries, accepts only applications and premiums remitted directly to its main office in United States currency drawn on U.S. banks, and includes various limitations to coverage which are designed to minimize exposure to loss caused by social, economic and political conditions. Citizens is not aware of any adverse trends in these countries which would have a material adverse impact on Citizens' business. Furthermore, management believes that political or economic instability in these countries would likely have a favorable impact on Citizens' business since such instability would generally strengthen the demand for U.S. dollar-denominated policies.

         NO DIVIDENDS. To date, Citizens has not paid cash dividends in respect of its common stock and its current policy is to retain earnings for use in the operations and expansion of its business. Hence, it is highly unlikely that cash dividends will be paid in the near future. Also, the Citizens Class A Stock has a right to twice the cash dividends of the Citizens Class B Stock. Because the Class B shareholders control Citizens, there is little economic incentive for the Class B shareholders to determine that cash dividends should be paid when they will receive only one-half of the per share cash dividends of the Class A common shares, except that the beneficiaries and trustee of the Harold E. Riley Trust, which holds the Citizens Class B Stock, are also the largest holders of Citizens Class A Stock.

         PERSISTENCY. Persistency is the extent to which policies sold remain in-force. Policy lapses over those actuarially anticipated could have an adverse effect on the financial performance of Citizens. Policy sales costs are deferred and recognized over the life of a policy. Excess policy lapses, however, cause the immediate expensing or amortizing of deferred policy sales costs. As long as Citizens maintains its lapse and surrender rate within its pricing assumptions for its insurance policies, Citizens believes that its present lapse and surrender rate should not have a material adverse effect on its financial results. For the years ended December 31, 1995, 1994 and 1993, the Citizens' lapse ratio on ordinary business was 5.1%, 6.7% and 6.5%, respectively.

         COMPETITION. The life insurance business is highly competitive and consists of a number of companies, many of which have greater financial resources, longer business histories, and more diversified lines of insurance coverage than Citizens. Such companies also generally have larger sales forces. Citizens also faces competition from companies located within foreign countries that conduct marketing in person and have direct mail sales campaigns. Citizens may be at a competitive disadvantage in competing with these entities although management believes the products of Citizens purchased by its policyholders are competitive in the marketplace. Competition in the market in which Citizens competes is from three sources. First, Citizens competes with companies which are formed and operated within a particular country. These types of companies are subject to risks of currency fluctuations and generally use mortality tables which are based on the experience of the local population as a whole. As a result, their prospects of providing an economic return to policyholders are more uncertain than for U.S. dollar-based policies, and their statistical cost of insurance is much higher than Citizens because they use mortality tables that are based on significantly shorter life spans than those that Citizens uses. The second source of competition is from companies which are not formed within a given country but are using local currencies. Again, the use of local-based currencies entails greater risks of uncertainty, due to fluctuations of local currencies and perceived instability and weakness of local currencies. Management has observed that these first two types of companies tend to sell universal life and annuities versus whole life, which is the predominant type of life insurance sold by Citizens. Finally, Citizens faces competition from companies which operate in the same mode as Citizens. Management believes that Citizens' competitive advantages include a history of performance, its sales force and its product, which has consistently paid a cash dividend on the policies issued.

         REGULATION. Insurance companies are subject to comprehensive regulation in the jurisdictions in which they do business under statutes and regulations administered by state insurance commissioners. Such regulation relates to, among other things, prior approval of the acquisition of a controlling interest in an insurance company; standards of solvency which must be met and maintained; licensing of insurers and their agents; nature of and limitations on investments; deposits of securities for the benefit of policyholders; approval of policy forms and premium rates; triennial examinations of insurance companies; annual and other reports required to be filed on the financial condition of insurers or for other purposes; and requirements regarding reserves for unearned premiums, losses and other matters. Citizens is subject to this type of regulation in any state in which it is licensed to do business. Such regulation could involve additional costs and restrict operations.

         Citizens is currently subject to regulation in Colorado under the Colorado Insurance Holding Company Act. Intercorporate transfers of assets and dividend payments from Citizens' life insurance subsidiaries are subject to prior notice and approval if they are deemed "extraordinary" under these statutes. Citizens is required under Colorado insurance laws to file detailed annual reports with the Colorado Division of Insurance and all of the states in which it is licensed. The business and accounts of life insurance subsidiaries of Citizens are subject to examination by the Colorado Division of Insurance. The most recent triennial examination of Citizens' life insurance subsidiary was for the year ended December 31, 1994, although Citizens has been advised by the Colorado Division of Insurance that an examination as of December 31, 1996 will commence in early 1997.

         Citizens is currently not subject to regulation in the various countries in which its independent agents sell insurance policies, because it provides persons insurance that is not available in the country in which such persons reside and does not conduct business in such countries. However, there can be no assurance that such lack of regulation will continue. Management is not able to predict the effect of any such regulation of the business of Citizens.

         UNINSURED CASH BALANCES. Citizens maintains average cash balances in its primary depository, Texas Commerce Bank, Austin, Texas, that are significantly in excess of Federal Deposit Insurance Corporation coverage. If this depository were to cease business, Citizens would likely lose a substantial amount of its cash. At September 30, 1996, Citizens had approximately $3 million in Texas Commerce Bank. However, management monitors the solvency of all depositories and does not believe a material risk of loss exists since both institutions are currently above the federally mandated levels of capital and liquidity. Management utilizes short-term U.S. Treasury securities as well as top-rated commercial paper issues as vehicles for managing temporary excess cash balances, and expects to continue the practice during 1996.

         INTEREST RATE VOLATILITY; INVESTMENT SPREAD RISKS. Profitability in the insurance industry is affected by fluctuations in interest rates. Of prime importance in achieving profitability is an insurance company's ability to invest premiums at a higher interest rate than the interest rate credited to existing policies. Rapid decreases or increases in interest rates may affect an insurance company's ability to maintain a positive spread between the yield on invested assets and the assumed interest rate credited to policy reserves. Rapid interest rate changes could cause increased lapses of policies in-force, although management believes the effect of such rate changes would be minimal since Citizens does not issue interest sensitive or universal life insurance policies and has only a small block of annuity business.

                  FIRST AMERICAN VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The following table sets forth, as of the date of this Information Statement-Prospectus, the shares of First American Stock held by each person who is known to First American to be the beneficial owner of more than 5% of the First American Stock.

                      Name and Address              Amount and Nature of           Percent
Title of Class        of Beneficial Owner            Beneficial Ownership          of Class
--------------        -------------------     ---------------------------------    --------
Common Stock,         Citizens, Inc.             Beneficial(1)      20,500,000     94.5%
$.001 par value       400 East Anderson Lane
                      Austin, Texas 78752

----------

(1)      Held of record by CICA, a wholly-owned subsidiary of Citizens.

                                   THE MERGER

BACKGROUND AND REASONS FOR THE MERGER

         First American was incorporated under Louisiana law in November 1984. It conducted no operations until the late 1980's, when it determined to undertake a public offering of its stock on an intrastate basis only in Louisiana. The purpose of the offering was to organize and finance two funeral home companies and a Louisiana life insurance company. In 1989 First American, through a subsidiary, opened its first funeral home, which has incurred losses in each year of operations. Through December 31, 1995, 1,198,900 shares of First American Stock had been issued in the First American public offering. No efforts were made afterwards to sell more stock in the offering. First American did not raise sufficient capital to form an insurance subsidiary. The funeral operations in 1994 and 1995 resulted in sales of $259,000 and $273,000, respectively, but also resulted in net losses from operations in each of those two years of approximately $118,000. In September 1995, the parent of First American, American Liberty Life Insurance Company, was acquired by Citizens. Thereafter, Citizens conducted an in depth review of the operations of First American.

         Citizens believes that after several years in the funeral home business without significant prospects for growth, and therefore, achievement of net income, that the funeral business of First American is uneconomic and should be liquidated. First American recently entered into an agreement to sell Funeral Homes to an unaffiliated party. See "Summary--The Stock Purchase Agreement - Sale of Substantially All of the Assets of First American." However, Citizens would like to offer the opportunity to shareholders of First American to participate in the ongoing ownership of Citizens through ownership of Citizens Class A Stock. Accordingly, Citizens decided to propose the Merger. The Citizens Board believes that the First American shareholders who participate in the Merger will receive shares in a company that has achieved significant growth, has a much larger capitalization than First American, has a history of earnings and whose Class A Stock trades on the American Stock Exchange.

CONSIDERATION OF THE MERGER BY THE FIRST AMERICAN BOARD

         The terms of the Merger reflect negotiations between the Citizens Board and the First American Board. It should be noted that the First American Board members are also either directors or full-time employees of Citizens and are, therefore, faced with conflicts of interest. See "Conflicts of Interest" below. The First American Board has been advised by independent legal counsel but has not retained an independent investment banking firm with respect to deliberations concerning the Merger. Notwithstanding the foregoing, the First American Board has determined that the Merger is fair and to the best interest of First American shareholders (other than Citizens and its subsidiaries).

         The First American Board met on October 11, 1996 and discussed the offer of Citizens. At that meeting, the entire First American Board determined that, after several years of attempting to establish a profitable funeral home business, it would be better for the First American shareholders if they were able to exchange their First American Stock for a security which has a trading market, as well as own the stock of a corporation that has demonstrated significant growth in its business and net income. The First American Board did not receive a cash offer for the minority shares and did not consider such offer; however, the First American Board believes that the offer by Citizens herein described is substantially greater than if First American were to attempt to sell or liquidate its business and dispose of its other assets and distribute the proceeds to shareholders pro rata. At those meetings the Board also discussed the near term and future prospects for First American. In analyzing the exchange ratio, the First American Board reviewed the market price history of the Citizens Class A Stock, along with the financial statements of Citizens for the Year Ended December 31, 1995 and the financial statements of Citizens for the six months ended June 30, 1996. The First American Board also directed management to pursue a sale of the funeral home operations of First

American, which resulted in the agreement to sell Funeral Homes to an unaffiliated party. See "Summary--The Stock Purchase Agreement - Sale of Substantially All of the Assets of First American."

         Of significant importance to the First American Board was the willingness of Citizens to offer the First American shareholders Citizens Class A Stock, which values the First American minority shares at $1.00 per share, or the price each First American minority shareholder paid for his or her stock in the First American public offering. From a valuation standpoint, on a per share basis, this gives First American a value which is substantially greater than any value it might achieve if it otherwise attempted to maximize the value to its shareholders through a merger, sale of assets, liquidation or other significant transaction.

         In light of the continued losses of First American, and the diminution of shareholders' equity of First American, the First American Board believes that the Citizens offer is fair to the First American shareholders who are not affiliates of Citizens or its subsidiaries.

         In reaching its determination, the First American Board considered numerous factors, including, in particular, the near and future term prospects of First American, including the potential liquidation value of First American, the lack of outside financing alternatives available to First American, the history of losses of First American, the nondiversification of the business of First American and the lack of any trading market for the First American Stock. The First American Board believes that the proposed consideration to be paid by Citizens is substantially in excess of a liquidation or going concern value of First American and substantially greater in value than any offer to acquire First American. For example, assuming that the sale of Funeral Homes is completed, First American will only have a book value per share of approximately $.054 per share, and the assets of First American will be mostly cash. The First American Board did not attach a relative weight to the factors it considered in reaching its decision but, considering all factors discussed herein, determined that the Merger is fair to and in the best interests of the First American shareholders.

         THE BOARD OF DIRECTORS OF FIRST AMERICAN HAS DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF THE FIRST AMERICAN SHAREHOLDERS.

CONSIDERATION OF THE MERGER BY THE CITIZENS BOARD

         The Board of Directors of Citizens (the "Citizens Board") has concluded that the Merger is the appropriate mechanism for accomplishing the proposed acquisition of the shares of First American that Citizens and its subsidiaries do not own. The Merger affords First American shareholders the opportunity to maintain an ownership interest in Citizens through the ownership of a security with substantially greater liquidity. At present, there is virtually no market for First American Stock, while the Citizens Class A Stock trades on the American Stock Exchange ("AMEX"). The Citizens Board believes that the Merger will provide First American shareholders consideration approximately in equal value to the purchase price of their investment in the public offering of First American. See "The Merger--Background and Reasons for the Merger."

CONFLICTS OF INTEREST

         Citizens, as a majority shareholder of First American, and the directors of Citizens are accountable to the minority shareholders of First American as fiduciaries. At the same time, the directors and officers of Citizens owe a fiduciary duty to Citizens and its shareholders to manage Citizens and its investments for the benefit of Citizens and its shareholders. Because Citizens owns a majority of the shares of First American Stock, it has the power to control the First American Board through the election of the directors of First American. Accordingly, as the Merger constitutes a transaction in which Citizens and the Citizens Board have a conflict of interest. Also, all of the members of the First American Board are either full-time employees or members of the Citizens Board. Thus, such persons have conflicts of interest in the Merger.

         The terms of the exchange ratio were established after negotiations between Citizens and the First American management and Board of Directors. There is no assurance that the terms of the Merger are as favorable as could be obtained in one or more transactions with an unrelated party.

STOCK EXCHANGE LISTING

         The Citizens Class A Stock is listed on the AMEX, and the additional shares of Citizens Class A Stock issuable upon consummation of the Merger have been approved for listing on the AMEX upon official notice of issuance.

TERMS OF THE MERGER AGREEMENT

         The discussion below contains a summary of the Merger Agreement attached hereto as Appendix A.

         The Merger Agreement provides that at the effective time of the Merger each outstanding share of First American Stock shall be converted in .1111 shares of Citizens Class A Stock, except for shares held by First American, Citizens, CICA, and any of their subsidiaries, all of which shares shall be canceled. Neither certificates nor scrip for fractional shares of Citizens Class A Stock will be issued, but in lieu thereof, each holder of shares of First American Stock who would otherwise have been entitled to a fraction of a share of Citizens Class A Stock, upon surrender of all the certificates representing shares of First American Stock registered in the name of such holder, will be paid the cash value of such fraction based on the price of $9.00 per whole share of Citizens Class A Stock.

RECEIPT OF CITIZENS SHARES

         Enclosed herewith is a "Letter of Transmittal" to the exchange agent, American Stock Transfer and Trust Company (the "Exchange Agent"). After the Merger becomes effective and after receiving a properly completed Letter of Transmittal and the associated certificates from First American shareholders involved, the Exchange Agent will distribute the Citizens Class A Stock to the First American shareholders. The instructions accompanying the Letter of Transmittal provide details with respect to the surrender of certificates for First American shares and the procedure for obtaining certificates for Citizens Class A Stock, including instructions for obtaining certificates for Citizens Class A Stock for lost or destroyed certificates of First American shares.

         After the date the Merger becomes effective, there will be no transfers on the stock transfer books of First American of First American shares which were issued and outstanding immediately prior to the date the Merger becomes effective. If after the date the Merger becomes effective, certificates representing First American shares are properly presented to First American, they will be canceled and exchanged for certificates representing Citizens Class A Stock in the ratio set forth above.

OTHER CONDITIONS TO CONSUMMATION OF THE MERGER

         The obligations of CICA and First American to consummate the Merger are subject to the satisfaction (or waiver by the party entitled to benefit thereof) of a number of conditions, including:


         1.      The performance by each party of its respective obligations;

         2. The absence of any proceedings instituted or threatened to restrain or prohibit the transactions contemplated by the Merger Agreement;

         3. The continued accuracy in all material respects of the representations and warranties made by each party in the Merger Agreement;

         4. Any party to the Merger Agreement may decline to proceed with the Merger if the effective date of the Merger does not occur by March 31, 1997.

         Any party may waive any conditions to its obligations to complete the Merger, except those which are required by law (such as shareholder and regulatory approval).

TERMINATION OR AMENDMENT OF THE MERGER AGREEMENT

         The Merger Agreement may be amended upon approval of the Board of Directors of each party provided that the number of shares of Citizens Class A Stock issuable cannot be amended without approval of the shareholders of First American.

         The Merger Agreement may be terminated and abandoned at any time (whether before or after the approval and adoption by First American shareholders) prior to the effective date of the Merger by unanimous consent of CICA, Acquisition and First American, unless the matter has been satisfied or waived; by any party if any suit, action, or other proceeding is pending or threatened before any court or governmental agency in which it is sought to restrain, prohibit or otherwise affect the consummation of the transactions contemplated by the Merger Agreement; or by any party if the effective date of the Merger does not occur by March 31, 1997.

EXPENSES AND LIABILITY FOR TERMINATION

         Each of the parties to the Merger Agreement will pay its own fees and expenses incurred in connection with the transaction contemplated by the Merger Agreement, including costs incurred in connection with the termination of the Merger Agreement.

DISSENTERS' RIGHTS

         HOLDERS OF FIRST AMERICAN STOCK HAVE DISSENTERS' RIGHTS AS A RESULT OF THE MERGER AND STOCK PURCHASE AGREEMENTS. PURSUANT TO PART XIII OF THE BCL, THE SURVIVING CORPORATION IS REQUIRED TO NOTIFY EACH OF THE STOCKHOLDERS ENTITLED TO DISSENTERS' RIGHTS THAT THE DISSENTERS' RIGHTS ARE AVAILABLE, AND TO INCLUDE IN SUCH NOTICE A COPY OF PART XIII OF THE BCL. THE STATUTORY RIGHT OF DISSENT GRANTED BY PART XIII OF THE BCL IS SUBJECT TO STRICT COMPLIANCE WITH THE PROCEDURES SET FORTH IN PART XIII OF THE BCL. FAILURE TO FOLLOW ANY OF SUCH PROCEDURES MAY RESULT IN A TERMINATION OR WAIVER OR DISSENTERS' RIGHTS UNDER PART XIII OF THE BCL. A COPY OF PART XIII OF THE BCL IS ATTACHED HERETO AS APPENDIX C AND INCORPORATED HEREIN BY REFERENCE. THE FOLLOWING IS A SUMMARY OF THE MATERIAL PROVISIONS OF PART XIII OF THE BCL AND DOES NOT PURPORT TO BE COMPLETE.

         PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS. In order for a shareholder to exercise dissenters' rights and receive payment for such shareholder's shares, the shareholder must comply exactly with the requirements explained below and in Part XIII of the BCL. The corporation (First American) is required to send a copy of the certificate of merger issued by the Louisiana Secretary of State to the First American stockholders within 20 days after such certificate is filed. Thereafter, the shareholder must demand in writing the "fair cash value" of the shares within 20 days after receiving a copy of the certificate of merger. If the corporation disagrees and does not pay such amount, it must within a certain time notify the shareholder in writing and state the fair value of the shares which it will agree to pay. If the corporation and shareholder cannot agree upon a fair value, the shareholder must bring a lawsuit within a specified time, or else the shareholder will be bound by the corporation's offer as to fair value or a contention by the corporation that it owes no payment at all. The statute does not specify a particular time that payment, after the termination of fair value, becomes due, but rather requires the shareholder to bring an action to collect the amount with five years after several specified events. FULL AND EXACT COMPLIANCE WITH THE STATUTORY REQUIREMENTS IS ESSENTIAL FOR A SHAREHOLDER TO EXERCISE DISSENTERS' RIGHTS SUCCESSFULLY. SHAREHOLDERS ARE URGED TO READ AND UNDERSTAND THE DISCUSSION BELOW AND THE STATUTORY PROVISIONS ATTACHED AS APPENDIX C TO THIS PROSPECTUS.

         A shareholder of First American who wishes to assert dissenters' rights must file with First American a written demand for the cash value of his or her shares within 20 days after receiving a copy of the certificate of merger filed with the Louisiana Secretary of State. Each such shareholder may, within 20 days after the mailing of such notice, but not thereafter, file with First American a demand in writing for the fair cash value of his or her shares as of the day before such vote was taken. The shareholder must state in writing the value demanded, and give a post office address to which the reply of First American may be sent. At the same time the dissatisfied shareholder must deposit in escrow in a chartered bank or trust company located in East Baton Rouge Parish (the parish of the registered office of First American), the certificate representing his or her shares, duly endorsed and transferred to First American upon the sole condition that said certificates shall be delivered to First American upon payment of the value of the shares determined in accordance with the provisions of this Section 131 of Part XIII of the BCL. The shareholder must also deliver to First American, the written acknowledgment of such bank or trust company that it so holds his or her certificates of stock.

         UNLESS THE OBJECTION, DEMAND AND ACKNOWLEDGMENT MENTIONED IN THE PARAGRAPH ABOVE IS MADE AND DELIVERED BY THE SHAREHOLDER WITHIN THE NECESSARY PERIOD, HE OR SHE SHALL CONCLUSIVELY BE PRESUMED TO HAVE ACQUIESCED TO THE MERGER.

         If First American does not agree to the value stated and demanded by the shareholder, or does not agree that a payment is due, it shall, within 20 days after receipt of the shareholder's demand and acknowledgment, notify in writing the shareholder, at the designated post office address, of First American's disagreement, and shall state in such notice the value it will agree to pay if a payment should be held to be due; otherwise First American will be liable for, and shall pay to the dissatisfied shareholder, the value demanded by him or her for the shares.

         JUDICIAL APPRAISAL OF SHARES. If First American and the shareholder cannot agree upon the fair cash value or whether any payment is due, the dissatisfied shareholder must, within 60 days after receipt of notice in writing of First American's disagreement, file suit against First American, in the district court of East Baton Rouge Parish (the parish in which First American has its registered office). The shareholder must request the court to fix and decree the fair cash value of the dissatisfied shareholder's shares as of the day before the Merger occurred. The court shall determine whether any payment is due, and if so, award such cash value and render judgment accordingly.

         Any shareholder entitled to file such suit may, within 60 days but not thereafter, intervene as a plaintiff in such suit filed by another shareholder, and recover therein judgment against First American for the fair cash value of his or her shares. No order or decree shall be made by the court staying the Merger, and the Merger may be carried to completion notwithstanding any such suit. FAILURE OF THE SHAREHOLDER TO BRING SUIT, OR TO INTERVENE IN SUCH A SUIT WITHIN 60 DAYS AFTER RECEIPT OF NOTICE OF DISAGREEMENT BY FIRST AMERICAN SHALL CONCLUSIVELY BIND THE SHAREHOLDER (1) BY FIRST AMERICAN'S STATEMENT THAT NO PAYMENT IS DUE, OR (2) IF FIRST AMERICAN DOES NOT CONTEND THAT NO PAYMENT IS DUE, TO ACCEPT THE VALUE OF HIS OR HER SHARES AS FIXED BY FIRST AMERICAN IN ITS NOTICE OF DISAGREEMENT.

         A shareholder will have only five years from the below applicable date in which to bring an action to recover the value of the shareholder's stock:
(1) the date the fair value of the shares has been agreed upon by the shareholder and First American; (2) the date First American becomes liable for the value demanded by the shareholder due to First American's failure to give notice of disagreement as to value; or (3) the date the shareholder become bound by First American's valuation of the stock due to the shareholder's failure to bring suit within 60 days after receipt of notice of First American's disagreement as to value.

         In the event that a dissatisfied shareholder rejects First American's offer to pay the amount in cash deemed by First American to be the fair cash value for the shares, First American shall deposit, in the registry of the court the amount of money it had offered the dissatisfied shareholder. This amount shall remain in the court's registry until a final determination on the cause is made. If the amount finally awarded such a dissatisfied shareholder, exclusive of interest and costs, is more than the amount offered and deposited by First American, the costs of the court proceedings shall be borne by First American. HOWEVER IF THE AMOUNT FINALLY AWARDED SUCH A DISSATISFIED SHAREHOLDER, EXCLUSIVE OF INTEREST AND COSTS IS LESS THAN THE AMOUNT OFFERED AND DEPOSITED BY FIRST AMERICAN, THEN THE COSTS OF THE PROCEEDING SHALL BE BORNE BY SUCH A SHAREHOLDER. Under Section 131(H) of Part XIII of the BCL, a shareholder, upon filing a demand for the value of his or her shares, shall cease to have any of the rights of a shareholder except as described above in that section. Such a demand may be withdrawn by the shareholder at any time before First American gives notice of disagreement. However, after such notice of disagreement is given, withdrawal of notice of the election will require the written consent of First American. If a notice of election is withdrawn or the proposed Merger is abandoned or rescinded, or a court determines that the shareholder is not entitled to receive payment for his or her shares, or the shareholder otherwise loses his or her dissenter's rights, then that dissenter will not have the right to receive payments for his or her shares, and the share certificates will be returned or new certificates will be issued upon request. Additionally, the dissatisfied shareholder will then be reinstated to all rights as a shareholder as of the filing of the demand for value. If any such rights shall have expired or any dividends or distributions, other than cash, have been completed, the dissatisfied shareholder may receive at the election of First American, the fair cash value as determined by the board of directors of First American as of the time of such expiration or completion, but without prejudice otherwise to any First American proceeding that may have been taken in the interim.

                        INFORMATION CONCERNING CITIZENS

         Citizens is a Colorado corporation which is an insurance holding company. The principal executive office of Citizens is located at 400 East Anderson Lane, Austin, Texas 78752, and the telephone number at such office is
(512) 837-7100. Specific information on Citizens is contained in its Annual Report on Form 10-K for the Year Ended December 31, 1995, as amended, which is incorporated herein by reference.

                     CERTAIN SECURITY OWNERSHIP OF CITIZENS

         The following table sets forth information regarding the persons known to Citizens to be the beneficial owners of more than 5% of Citizens Class A and Class B Stock as of the date of this Information Statement-Prospectus.

                         Shares Owned and
Name and Address         Nature of Ownership               Percent of Class
----------------         -------------------               ----------------
Harold E. Riley          5,536,086 Class A                      28.4%
P.O. Box 149151          direct and indirect(1)
Austin, TX               621,049 Class B indirect(1)           100.0%

Marjorie D. Riley        1,120,000 Class A direct(2)             5.7%
3410 Tripp
Amarillo, TX

----------

(1)      See footnote (1) in the table immediately below.

(2)      In record name.

         The following table sets forth information as of the date of this Information Statement-Prospectus with regard to the beneficial ownership of Citizens common shares by each director, the named executive officers and by the executive officers and directors as a group.

                            Shares Owned and
Name and Address            Nature of Ownership                               Percent of Class
----------------            -------------------                               ----------------
Harold E. Riley             5,536,086 Class A direct and indirect (1)               28.4%
                            621,049 Class B indirect (1)                           100.0

Rick D. Riley               338,321 Class A direct and indirect (2)                  1.7

Randall H. Riley            111,311 Class A direct and indirect (4)                  (3)

Timothy T. Timmerman        47,237 Class A direct                                    (3)

Charles E. Broussard        37,041 Class A direct                                    (3)

Flay F. Baugh               34,459 Class A direct and indirect (5)                   (3)

Joe R. Reneau, M.D.         32,652 Class A direct                                    (3)

T. Roby Dollar              30,612 Class A direct and indirect (6)                   (3)

Ralph M. Smith, Th.D.       15,389 Class A direct and indirect (7)                   (3)

Steven F. Shelton           1,886 Class A direct                                     (3)


                                            Shares Owned and
Name and Address                           Nature of Ownership                       Percent of Class         (continued)
----------------                           -------------------                       ----------------
Clayton D. Dunham                          -0-                                             (3)

All executive officers                     6,184,994 Class A direct and indirect         31.7
and directors as a group                   621,049 Class B direct                       100.0
(15 persons)

-------------


(1) Owns 5,280,599 shares of Class A Stock directly and spouse owns 255,487 shares of Class A Stock. The Harold E. Riley Trust, of which Mr. Riley is the controlling Trustee, owns all of the 621,049 issued and outstanding shares of Class B Stock.

(2) Son of Harold E. Riley. Owns 260,093 shares of Class A Stock directly, 11,700 shares of Class A Stock as joint tenant with spouse, and 66,528 shares of Class A Stock indirectly as trustee for minor children.

(3)      Less than one percent (1%).

(4) Son of Harold E. Riley. Owns 102,032 shares of Class A Stock directly, 2,000 shares of Class A Stock as joint tenant with spouse, and 5,958 shares of Class A Stock indirectly as trustee for minor children; spouse owns 1,321 shares of Class A Stock.

(5) Owns 8,873 shares of Class A Stock directly and 25,586 shares of Class A Stock as joint tenant with spouse.

(6) Owns 15,612 shares of Class A Stock directly and spouse owns 15,000 shares of Class A Stock.

(7) Owns 9,285 shares of Class A Stock directly and spouse owns 6,104 shares of Class A Stock.

         Citizens is not aware of any arrangement, including any pledge by any person of securities of Citizens, the operation of which may at a subsequent date result in a change in control of Citizens.

                             MANAGEMENT OF CITIZENS

DIRECTORS

         The following table sets forth certain information regarding the directors of Citizens.

                                        Principal                      Director
Name                      Age           Occupation                      Since
----                      ---           ----------                     --------
Flay F. Baugh             82      Investments                           1989
                                  Temple, Texas

Charles E. Broussard      70      Rancher/Farmer                        1996
                                  Kaplan, Louisiana

Steven F. Shelton         40      Farmer/Rancher                        1993
                                  Lamar, Colorado

Timothy T. Timmerman      35      President, Texas Cable Systems        1989
                                  Inc., TCSI-Huntsville and
                                  Timmerman Investments, Inc.
                                  Round Rock, Texas

T. Roby Dollar            58      Vice Chairman, Chief                  1993
                                  Actuary of Citizens
                                  Austin, Texas

Joe R. Reneau, M.D.       64      Physician, Medical Consultant         1989
                                  Austin, Texas

Harold E. Riley           67      Chairman of the Board of Citizens     1987
                                  Austin, Texas

Randall H. Riley (1)      41      Vice Chairman, Chief Operating        1993
                                  Officer of Citizens
                                  Austin, Texas

Rick D. Riley (1)         42      Executive Vice President,             1989
                                  Electronic Systems of Citizens
                                  Austin, Texas

Ralph M. Smith, Th.D.     65      Pastor Emeritus                       1993
                                  Hyde Park Baptist Church
                                  Austin, Texas

---------

(1) Son of Harold E. Riley. There are no other family relationships between or among Board members and the Executive Officers of Citizens.

         FLAY F. BAUGH, Investments; President, Baugh's Inc., Temple, Texas, a company engaged in shoe manufacturing, from 1954 to present; Director of Citizens Insurance Company of America, former parent of Citizens, from 1978 to 1988. Director of Citizens from 1989 to present.

         CHARLES F. BROUSSARD, rancher and farmer; Director of American Liberty Financial Corporation and American Liberty Life Insurance Company from 1977 and 1978, respectively, to present; Director of Universal Fabricators, Inc. a company engaged in steel fabrication, from 1980 to present; President of Inexpo, LA Livestock Sanitary Board Commission from 1988 to present; Director for Acadian District Livestock Show from 1992 to present; Member of the Wetlands Task Force from 1992 to present; and Vice President of the Midwinter Fair Association from 1993 to present. Director of Citizens from 1996 to present.

         T. ROBY DOLLAR, Vice Chairman, Chief Actuary of Citizens and its affiliates from 1994 to present; President of Citizens and its affiliates from 1992 to 1994; Executive Vice President and Chief Actuary of Citizens and its affiliates from 1987 to 1992.

         JOE R. RENEAU, M.D., Physician - Medical Consultant, Abbott Laboratories, Austin, Texas, from 1987 to present and IBM, Austin, Texas, from 1992 to present; Medical Director of Citizens and its affiliates from 1987 to present.

         HAROLD E. RILEY, controlling shareholder of Citizens; Chairman of Citizens Board and its affiliates from 1994 to present; Chairman of the Board and Chief Executive Officer of Citizens and its affiliates from 1992 to present; Chairman of the Board, Chief Executive Officer and President of Citizens and its affiliates, from 1987 to 1992; Chairman of the Board, President and Chief Executive Officer, Continental Investors Life Insurance Company from 1989 to 1992.

         RANDALL H. RILEY, Vice Chairman and Chief Operating officer of Citizens from 1995 to present; Vice Chairman and Chief Executive Officer of Citizens and its affiliates from 1994 to 1995; Vice Chairman and Marketing Director of Citizens, from 1993 to present; General Manager, Negocios Savoy, S.A. from 1989 to 1993. Director of Citizens from 1993 to present.

         RICK D. RILEY, Executive Vice President of Citizens from 1995 to present; Executive Vice President and Chief Operating Officer of Citizens from September 1995 to October 1995; Chief Administrative Officer of Citizens and its affiliates from 1994 to June 1995, and President thereafter until September 1995; Executive Vice President and Chief Operating Officer of Citizens and its affiliates from 1990 to 1991 and 1992 to 1994; President, Computing Technology, Inc. from 1991 to 1992; Executive Vice President, Data Processing, of Citizens and its affiliates from 1987 to 1991; Executive Vice President, CILIC from 1989 to 1992.

         STEVEN F. SHELTON, Rancher and farmer from 1974 to present; Director, First Centennial Corporation, from January to October 1989 and August 1990 to 1992. Director of Citizens from 1993 to present.

         RALPH M. SMITH, Th.D., Pastor Emeritus, Hyde Park Baptist Church, Austin, Texas, from 1960 to March 1996. Director of Citizens from 1989 to 1990 and 1993 to present; Advisory Director of Citizens from 1991 to 1993.

         TIMOTHY T. TIMMERMAN, President, Texas Cable Systems, Inc.; President, TCSI-Huntsville; President, Northeast Cablevision, Inc.; President, Timmerman Investments Inc., Round Rock, Texas, from 1984 to present. Director of Citizens from 1989 to present.

         No director of Citizens is a director of any other company with a class of securities registered under the Securities Exchange Act of 1934 or any investment company registered under the Investment Company Act of 1940.

EXECUTIVE OFFICERS

         The following table sets forth certain information concerning the executive officers of Citizens. Executive officers are elected annually by the Citizens Board at the first meeting of the Citizens Board following the Annual Meeting of Shareholders of Citizens:

Name                       Age   Position(s)
----                       ---   -----------
Harold E. Riley (1)        68    Chairman of the Board and Chief Executive Officer

Randall H. Riley (2)       41    Vice Chairman and Chief Operating Officer

T. Roby Dollar (1)         57    Vice Chairman, Chief Actuary and Assistant Treasurer

Rick D. Riley (3)          42    Executive Vice President

Mark A. Oliver (1)         38    Executive Vice President, Chief Financial Officer
                                 and Secretary/Treasurer

Clayton D. Dunham (4)      52    Senior Vice President and Director of Marketing

James C. Mott (5)          67    Senior Vice President and Executive Assistant to Chairman

John K. Drisdale, Jr. (6)  41    Vice President and Chief Counsel

William P. Barnhill (7)    45    Vice President and Controller

---------------

(1) Messrs. H. Riley, Dollar, and Oliver have served since 1987. They hold similar positions in affiliated subsidiaries. Messrs. H. Riley and Oliver are also members of the First American Board.

(2) Randall H. Riley has served since September 1993 and holds similar positions in affiliated subsidiaries. Prior to 1993, he served as General Manager for Negocios Savoy, S.A., a marketing company. He is also a member of the First American Board.

(3) Rick D. Riley has served from 1987 to 1991 and 1992 to present and holds similar positions in affiliated subsidiaries. From 1991 to 1992, he was President of Computing Technology, Inc. He is also a member of the First American Board.

(4) Clayton D. Dunham was named Senior Vice President and Director of Marketing of Citizens and its affiliates in November 1994. From 1990 to 1994, he served as President of DIA International. From 1987 through 1990, he was General Manager of Negocios Savoy, S.A.

(5) James C. Mott has served as Senior Vice President and Executive Assistant to the Chairman since January 1996. During 1991, he served as Coordinator in the Marketing Department of Citizens Insurance Company of America, a subsidiary of Citizens. From 1992 through 1994, Mr. Mott supervised the Customer Service Department of Citizens Insurance Company of America. He took partial retirement in 1995 until activated to his current position. He is also a member of the First American Board.

(6) John K. Drisdale, Jr., joined Citizens in December 1995 as Vice President and Chief Counsel. From 1987 to 1992, he was Vice President and General Counsel of Exeter Holdings Corp., an acquisition and investments company. In 1992, Mr. Drisdale entered private law practice as a partner in Forman, Perry, Watkins & Krutz. In 1993, he started the law firm of Drisdale & Lindstrom PLLC from which he joined Citizens.

(7) William P. Barnhill has served as Vice President and Controller of Citizens since June 1996. From 1975 to 1981 he was Manager of Central Disbursing of American General Insurance Company. From 1981 until joining Citizens, he was Senior Vice President and Treasurer of Western General Life Insurance Company.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

         The following table presents the aggregate compensation which was earned by the Chairman and the Chief Executive Officer of Citizens for each of the past three years, and for such other officers whose aggregate compensation exceeded $100,000 in 1995. No other employee of Citizens earned total annual salary and bonus in excess of $100,000 prior to 1994. There has been no compensation awarded to, earned by or paid to any employee required to be reported in any table or column in any fiscal year, other than what is set forth in the table below.

                                             Summary of Compensation Table
                                           ------------------------------------
                                                                                       Long Term Compensation
                                                                                   -----------------------------
                                                    Annual Compensation                    Awards        Payouts
                                           ------------------------------------    --------------------  -------
                                                                                   Restricted
                                                                   Other Annual      Stock      Options    LTIP      All Other
Name and Principal Position       Year     Salary         Bonus    Compensation     Award(s)      SARs    Payout    Compensation
---------------------------       ----     ------         -----    ------------     --------      ----    ------    ------------
Harold E. Riley, Chairman         1995     $312,700       N/A           N/A            N/A        N/A      N/A      $3,761 (1)
                                  1994     $260,616       N/A           N/A            N/A        N/A      N/A      $6,691 (1)
                                  1993     $250,200       N/A           N/A            N/A        N/A      N/A         N/A

Randall H. Riley, CEO             1995     $161,431       N/A           N/A            N/A        N/A      N/A      $4,415 (1)
                                  1994     $150,200       N/A           N/A            N/A        N/A      N/A         N/A

Clayton Dunham, Senior VP and
  Director of Marketing           1995     $120,200       N/A           N/A            N/A        N/A      N/A         N/A

Steve Rekedal (2)                 1995     $120,200       N/A           N/A            N/A        N/A      N/A         N/A

----------

(1) Profit-sharing plan allocation made in year indicated for the preceding year.

(2) Mr. Rekedal, formerly Executive Vice President, resigned effective December 31, 1995.

         Messrs. R.H. Riley and Clayton Dunham have employment contracts with Citizens terminable by either party on 30 days or less notice without severance pay or similar benefits. Harold E. Riley does not have an employment contract with Citizens.

         All employees of Citizens are covered under a non-contributory profit-sharing plan. Under the terms of the Plan, all employees who have completed one year of service are eligible to participate. Vesting begins following completion of two years' service and employees become fully vested after several years' service. During 1993, no contributions to the plan were made. Citizens made $50,000 annual contributions to the plan in 1994 and 1995. Messrs. H.E. Riley, R.H. Riley, Dunham and Rekedal had $55,831, $4,415, $0 and $0, respectively, vested under the plan as of December 31, 1994, the last allocation date.

         The members of Citizens Board who are not officers of Citizens are paid $300 per meeting, while Committee members who are not officers are paid $150. Total directors' fees paid during 1995 were $4,500. In 1995, Messrs. Reneau and Smith were paid $15,000 and $1,800, respectively, in 1995 for services performed as consultants to Citizens.

                           BUSINESS OF FIRST AMERICAN

         First American, through a subsidiary, owns and operates a funeral home in Louisiana. The funeral home performs all personal and professional services relating to funerals, including preparation and embalming, securing necessary vital statistical information, preparing and filing death certificates and other forms, attention to funeral service details, use of funeral establishment facilities, and the use of funeral service motor vehicles and equipment. In addition, the funeral home also retails certain funeral merchandise such as caskets, burial vaults, outside grave liners, cremation receptacles, flowers and burial garments. First American has no employees, as the three employees of the operation are provided by its parent corporation.

         The services of the First American funeral home are available to the general public, and it faces competition from other funeral home operators in its area of operations. Competitive factors in First American's funeral home operations include price, quality of services and location. There are other funeral homes that have larger operations, histories of earnings and significantly greater customer bases than First American. The funeral home industry is characterized by a large number of independent operations, the vast majority of which are locally owned and operated. Some firms operate both funeral homes and cemeteries. There are in excess of 20,000 funeral homes operating in the United States and Canada. The operations of most of these funeral homes and of the individual locations of multi-home corporations are limited to the local geographic areas in which they are located. The First American funeral home must compete with the other firms in the same general area. In order to compete successfully the funeral home must maintain competitive prices and a good reputation and high professional standards, due in part to the high incidence of business derived from families previously served.

         The operations of the First American funeral home are subject to regulations, supervision and licensing under various state and local statutes, ordinances and regulations and certain regulations of the Federal Trade Commission. To date, compliance with such regulations has not had a significant impact on the operations of First American.

         In the late 1980's, First American commenced a public offering of its shares on a "best efforts" basis to bona fide residents of Louisiana. Total gross proceeds raised through December 31, 1995 were $1,198,900. The First American funeral home was completed and open for business in September 1992.

         In September 1995, the parent of First American, American Liberty Financial Corporation was acquired by Citizens. After a thorough review of the business of First American, Citizens determined that it would be in the best interests of First American to wind up its business. It has not achieved a profit since operations commenced in 1989.

         There is no trading market for the securities of First American, and it has never paid a dividend and has no plans to pay a dividend.

         Citizens, through a subsidiary, owns 94.5% of the outstanding First American Stock. There are no other persons who own more than 5% of the outstanding First American Stock. No officer or director of First American owns any First American Stock.

               MANAGEMENT'S DISCUSSIONS AND ANALYSIS OF FINANCIAL
              CONDITION AND RESULTS OF OPERATIONS - FIRST AMERICAN

RESULTS OF OPERATIONS

         SIX MONTHS ENDED JUNE 30, 1996 AND 1995

         Net income for the six months ended June 30, 1996 was $34,654, up from the same period in 1995 when net income was $18,607. An increase in funeral home sales was the primary reason for the improvement in net income.

         Total revenues for the period were $177,148, a 24.7% increase over 1995 when revenues were $142,109. Funeral home sales were $220,491 compared to $172,198 for the first six months of 1995, a 28.1% increase. Gross profit on these sales was $153,227 in 1996, a margin of 69.5% while in 1995, gross profit was $127,311 with a margin of 73.9%. Funeral business through June was up compared to the prior year. During the first five months of 1996, First American's funeral home in Baker, Louisiana held more services than all of 1994 and was within five of performing as many as the entire previous year. The lower gross margin reflects some revenues that involved embalming and transporting bodies as well as cremations that offer lower margins than full services.

         General expenses increased significantly during 1996 to $131,001 from $105,352 in the prior year. Part of the increase is due to the addition of health insurance benefits for the employees of the funeral home. Additionally, due to the increased volume of funerals, additional staff was added for the early part of the year. The hearse and limousine utilized in the funeral operation were several years old and as such, First American's maintenance expenses for the vehicles were approaching a point of diminishing returns given the age and condition of them.

         THREE MONTHS ENDED JUNE 30,1996 AND 1995

         Net income for the quarter ended June 30, 1996 was $47,865, compared to a loss of $346 for the same period in 1995. Increased revenues coupled with decreased operating expenses contributed to the improvement in profitability.

         Revenues for the quarter were $97,525, compared to $64,305 in the prior year. Funeral home sales increased more than 46% during the quarter, reaching $112,439 from $76,760. A significant increase in funeral activity was the reason for the increase.

         Additionally, interest income on cash increased to $ 17,830 from $7,577 due to management's decision to invest First American's excess cash in high grade commercial paper instruments as opposed to bank savings accounts. The result of this move was to add an additional 2-4% to the return on cash.

         Expenses declined compared to the previous year, to $44,391 from $57,777. The decline is attributable to the method in which the current management of the funeral home operations has managed the overhead in light of the increase in volume of funerals.

LIQUIDITY AND CAPITAL RESOURCES

         Recent consolidations in the funeral home industry have made it extremely difficult for the small, independent funeral home to operate.
Several large, national and international firms dominate the industry, and due to their capital base, their ability to attract outside capital and their economies of scale, they present a significant impediment to the successful development and operation of funeral homes such as the one operated by First American.

         Management had previously planned on building and operating a second funeral home in another suburb of Baton Rouge, Louisiana, along the same operating philosophy as the existing facility; however, given the startup costs experienced in the Baker facility and the drain on capital created by its operations in its early years, management decided to suspend plans to proceed with the second facility. First American currently has a significant amount of indebtedness--approximately $80,000 on a mortgage loan on its Baker facility as well as $520,000 in operating capital loans made by an affiliate.

         Although the operations are experiencing growth under current management, the task of expanding First American's capital base and its ability to repay this significant debt create concerns about the long term viability of the operations. Management has been working to explore the possibility of the sale of the Baker funeral home. Although this operation is currently cash flowing itself, any downturn in business or the economy could create a situation where additional capital would need to be infused. Additionally, management has been in discussion with its parent company, Citizens, Inc. about a possible sale or merger.

                    COMPARISON OF RIGHTS OF SECURITYHOLDERS

         The holders of issued and outstanding First American Stock will receive Citizens Class A Stock. The rights of the holders of Citizens shares are governed by Citizens' Articles of Incorporation, bylaws and Colorado law, while the rights of holders of First American Stock are governed by First American's Articles of Incorporation, bylaws and Louisiana law. In most respects, the rights of holders of Citizens Class A Stock and holders of First American Stock are similar. The following is a brief comparison of the rights of the holders of First American Stock with those of Citizens Class A Stock.

AUTHORIZED SHARES

         The aggregate number of shares which Citizens is authorized to issue is 50,000,000 shares of Class A Stock with no par value and 1,000,000 shares of Class B Stock , with no par value; of which 21,069,411 shares of such Class A Stock and 621,049 shares of Class B Stock are issued and outstanding, fully paid and non-assessable. These numbers do not include treasury shares.

         The aggregate number of shares which First American is authorized to issue is 40,500,000 shares of Common Stock with par value of $.001 per share of which 21,698,900 shares are issued and outstanding, fully paid and non-assessable. These numbers do not include treasury shares.

DIVIDEND RIGHTS

         The cash dividends paid upon each share of Citizens Class A Stock is twice the cash dividends paid on each share of Citizens Class B Stock. Because First American has only one class of Common Stock, no such difference exist in the dividend rights of its Common Stock.

VOTING RIGHTS

         The voting rights of Citizens Class A Stock and Class B Stock are equal in all respects except that the holders of Class B Stock have the exclusive right to elect a simple majority of the members of Citizens' Board of Directors, and the holders of the Class A Stock have the exclusive right to elect the remaining directors.

         The holders of First American Stock are entitled to one vote for each share of stock held. Neither the holders of First American Stock or Citizens Class A Stock have cumulative voting rights in the election of directors.

         The Articles of Incorporation of Citizens provide that when, with respect to any action to be taken by Citizens shareholders the Colorado Business Corporation Act requires the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote thereon, or of any class or series, such action may be taken by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on such action. The power to amend the Articles of Incorporation, approve mergers and approve extraordinary asset transfers are all subject to this requirement.

         First American's Articles of Incorporation provide that, with respect to any action to be taken by First American shareholders including, but not limited to shareholder approval of amendments, mergers, consolidations, or asset transfers, such action may be taken by the affirmative vote of a majority of the voting shareholders present or represented at a meeting duly called and held on due notice, at which a quorum is present or represented.

         First American's bylaws provide that, subject to repeal or change by action of First American's shareholders, the power to alter, amend, or repeal First American's bylaws or to adopt new bylaws is vested in the Board of Directors. Citizens' Articles of Incorporation provide that Citizens' Board of Directors has the power to enact, alter, amend and repeal Citizens' bylaws not inconsistent with the laws of Colorado or Citizens' Articles of Incorporation, as the Board of Directors deems best for the management of Citizens; however, Colorado statutes give shareholders the right to amend and repeal bylaws even if not so provided for in the bylaws themselves.

         Special meetings of First American shareholders may be called by First American's President, its Board of Directors, or the holders of one fifth (1/5) or more of all the First American shares entitled to vote. Special meetings of Citizens' shareholders may be called by the Chairman of its Board, the Board of Directors, or the holders of 10% or more of all the Citizens shares entitled to vote. A majority of the shares of the outstanding capital stock entitled to vote constitutes a quorum of shareholders under the bylaws of First American. The bylaws of Citizens provide that one-third (1/3) of the votes entitled to be cast on a matter by a voting group shall constitute a quorum of that voting group. The bylaws of Citizens provide that shareholders can take action without a meeting provided that all the shareholders of the corporation entitled to vote have consented to the action in writing. First American's Articles of Incorporation provide that written consents signed by a majority of the voting shares outstanding shall be sufficient to authorize an action without a meeting.

PREEMPTIVE RIGHTS

         Authorized First American and Citizens shares may be issued at any time, and from time to time, in such amounts and for such consideration as may be fixed by the Board of Directors of First American and Citizens, respectively. No holder of Citizens or First American shares has any preemptive or preferential right to purchase or to subscribe for any shares of capital stock or other securities which may be issued by Citizens or First American.

LIABILITY OF DIRECTORS

         As authorized by Colorado law, Citizens' Articles of Incorporation contain a provision to the effect that no director of Citizens shall be personally liable to Citizens or any of its shareholders for damages for any breach of duty as a director except to the extent limited by law. The Articles of Incorporation of First American contain no such provision.

LIQUIDATION RIGHTS

         In the event of any liquidation, dissolution, or winding up of Citizens, whether voluntary or involuntary, the holders of Citizens common shares are entitled to share, on a share-for-share basis, any of the assets or funds of Citizens which are distributable to its shareholders upon such liquidation, dissolution, or winding up.

         In the event of any liquidation, dissolution, or winding up of First American, whether voluntary or involuntary, First American common shareholders will be entitled to share, on a share-for-share basis, any of the remaining amounts or funds of First American which are distributable to its shareholders upon such liquidating, dissolution or winding up.

         The Citizens Class A Stock to be issued upon consummation of the Merger will be fully paid and non-assessable. First American shares, for which full consideration has been paid, are deemed to the fully paid and non-assessable.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following summary is for general information only. It is based on the current provisions of the Internal Revenue Code of 1986 (the "Code"), the applicable U.S. Treasury Regulations, judicial authority and administrative rulings and practice, all of which are subject to change. The tax treatment of a First American shareholder may vary depending upon such shareholder's particular situation and certain shareholders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, and persons who are not citizens or residents of the United States or who are as to the United States foreign corporations, foreign partnerships and foreign estates or trusts) may be subject to special rules not discussed below.

         Citizens believes that the exchange of shares of Citizens Class A Stock for shares of First American Stock pursuant to the Merger will be as set forth below. Since no ruling from the Internal Revenue Service ("IRS") has been or will be sought with respect to any aspect of the Merger, there can be no assurance that the IRS will not take a contrary view as to the tax consequences described herein. Furthermore, future legislative, judicial or administrative changes or interpretations, which may or may not be retroactive, could alter or modify the statements and conclusions set forth herein and could affect the tax consequences to First American's shareholders described herein.

CONSEQUENCES

         Citizens believes that the following federal income tax consequences are expected to result:

         (1) Each First American shareholder will recognize gain or loss upon the receipt by him or her of shares of Citizens Class A Stock in exchange for his or her shares of First American Stock pursuant to the Merger. Such gain or loss will be capital gain or loss, provided that such shares of First American Stock are held as a capital asset at the time of the consummation of the Merger, and would be long-term capital gain or loss if the First American Stock had been held for longer than one year.

         (2) A shareholder's basis in the Citizens Class A Stock received pursuant to the Merger will be fair market value of the Citizens Class A Stock on the date of the Merger, and the shareholder's holding period for such shares will begin on such date.

         (3) Neither Citizens nor First American will recognize any taxable income, gain or loss as a result of the consummation of the Merger; however, a subsidiary of Citizens will recognize taxable gain as a result of the Merger because it will be distributing Citizens Class A Stock it holds to complete the Merger without a very limited basis in such stock. Citizens management expects that the tax effect will be significant to Citizens on a consolidated basis.

         THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. FIRST AMERICAN SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR MORE SPECIFIC AND DEFINITIVE ADVICE AS TO THE FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE MERGER OF THEIR SHARES OF FIRST AMERICAN STOCK PURSUANT TO THE MERGER, AS WELL AS ADVICE AS TO THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS AND POSSIBLE AMENDMENTS TO SUCH LAWS.

                           SOURCE OF CITIZENS SHARES

         The Citizens Class A Stock which will be issuable in the Merger will be Class A Stock held by a Citizens wholly-owned subsidiary, CICA. Citizens has 50,000,000 Class A Common shares authorized. CICA is obligated to reserve sufficient shares of its Class A Stock to enable it to perform its obligations under the Merger Agreement. The Citizens shares have been duly authorized and validly issued, and fully paid and non-assessable.

                                    EXPERTS

         The consolidated financial statements of Citizens, Inc. and subsidiaries as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995 have been incorporated by reference, and the consolidated financial statements of First American Investment Corporation and subsidiaries as of December 31, 1995 and 1994 and for each of the years then ended included herein and in the registration statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference or appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

         The legal status of the Citizens Class A Stock to be distributed pursuant to the Merger will be passed upon by Jones & Keller, P.C., Denver, Colorado.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

             FIRST AMERICAN INVESTMENT CORPORATION AND SUBSIDIARIES

Independent Auditors' Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1

Consolidated Balance Sheets as of December 31, 1995 and 1994  . . . . . . . . . . . . . . F-2

Consolidated Statements of Operations for the Years Ended December 31, 1995 and 1994  . . F-4

Consolidated Statements of Changes in Stockholders' Equity for the Years Ended
  December 31, 1995 and 1994  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-5

Consolidated Statements of Cash Flows for the Years Ended December 31, 1995 and 1994  . . F-6

Notes to Consolidated Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . F-7

Consolidated Balance Sheets as of June 30, 1996 (unaudited) and December 31, 1995 . . . . F-14

Consolidated Statements of Operations for the Six Months Ended June 30, 1996 and
  1995 (unaudited)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-16

Consolidated Statements of Operations for the Three Months Ended
  June 30, 1996 and 1995 (unaudited)  . . . . . . . . . . . . . . . . . . . . . . . . . . F-17

Consolidated Statements of Cash Flows for the Six Months Ended
  June 30, 1996 and 1995 (unaudited)  . . . . . . . . . . . . . . . . . . . . . . . . . . F-18

Consolidated Statements of Cash Flows for the Three Months Ended
  June 30, 1996 and 1995 (unaudited)  . . . . . . . . . . . . . . . . . . . . . . . . . . F-19

Notes to Consolidated Financial Statements (unaudited)  . . . . . . . . . . . . . . . . . F-20

                         INDEPENDENT AUDITORS' REPORT


The Board of Directors
First American Investment Corporation
Baton Rouge, Louisiana:


We have audited the accompanying consolidated balance sheet of First American Investment Corporation and subsidiaries as of December 31, 1995, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The accompanying financial statements of First American Investment Corporation and subsidiaries as of December 31, 1994 and for the year then ended, were audited by other auditors whose report thereon dated February 27, 1995 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of First American Investment Corporation and subsidiaries as of December 31, 1995, and the consolidated results of their operations and their consolidated cash flows for the year then ended in conformity with generally accepted accounting principles.


                                        /s/ KPMG PEAT MARWICK LLP

March 8, 1996

            FIRST AMERICAN INVESTMENT CORPORATION AND SUBSIDIARIES

                         Consolidated Balance Sheets

                          December 31, 1995 and 1994



                                  Assets                                 1995           1994
                                  ------                                 ----           ----
Current assets:

   Cash                                                                $  530,744      519,380

   Accounts receivable:

      Trade, net of allowance of $4,000 in 1995 and                         8,395       59,278
         $2,665 in 1994

      Other                                                                  -          11,295

   Inventory                                                               13,861       13,872
                                                                       ----------     --------
                      Total current assets                                553,000      603,825
                                                                       ----------     --------

Restricted cash                                                            17,266       16,867

Agents' accounts receivable, net of allowance for advances
   in excess of commissions earned of $-0- in 1995 and
   $147,138 in 1993                                                          -          36,116

Property and equipment, at cost, net of accumulated
   depreciation of $115,496 in 1995 and $100,773 in 1994                  507,244      530,159

Deferred tax asset                                                            -         53,503

Other assets, net of accumulated amortization of $75,632                      -         75,910
   in 1995 and $3,248 in 1994

                      Total                                            $1,077,510    1,316,380
                                                                       ==========    =========



      See accompanying notes to consolidated financial statements.

         Liabilities and Stockholders' Equity                            1995           1994
         ------------------------------------                            ----           ----

 Current liabilities:

    Accounts payable and other accrued liabilities                     $    1,516       49,877

    Current portion of mortgage payable                                    10,732        9,811
                                                                       ----------    ---------

                      Total current liabilities                            12,248       59,688
                                                                       ----------    ---------




 Payable to affiliates                                                    534,941      544,905

 Mortgage payable                                                          85,988       96,721

 Deferred credit, sales proceeds collected from public
      offering of stock, net of subscriptions receivable                   15,750       15,351
                                                                       ----------    ---------


                      Total liabilities                                   648,927      716,665
                                                                       ----------    ---------

Stockholders' equity:

    Common stock, par value $.001; 40,500,000 shares
       authorized; 21,698,900 shares in 1995 and 1994
       issued and outstanding                                              21,699       21,699

    Additional paid-in capital                                            978,421      978,421

    Treasury stock, 400 shares, at cost                                      (400)        (400)

    Accumulated deficit                                                  (571,137)    (400,005)


                      Total stockholders' equity                          428,583      599,715


                      Total                                            $1,077,510    1,316,380
                                                                       ==========    =========

            FIRST AMERICAN INVESTMENT CORPORATION AND SUBSIDIARIES

                     Consolidated Statements of Operations

                    Years ended December 31 ,1995 and 1994


                                                                1995         1994
                                                              ---------    ---------
Income:

       Interest                                               $  17,654       17,385

       Funeral home sales                                       273,092      258,702

       Cost of goods sold                                       (74,305)     (80,733)
                                                              ---------    ---------

                                                                216,441      195,354
                                                              ---------    ---------


Expenses:

       Advances in excess of commissions earned                    --         17,892

       General and administrative                               316,743      271,140

       Taxes, licenses and fees                                   8,593       21,048
                                                              ---------    ---------

                           Total expenses                       325,336      310,080


Other income (expense):

       Miscellaneous income                                         456        6,941

       Interest expense                                          (9,190)     (10,031)
                                                              ---------    ---------

                           Total other expenses                  (8,734)      (3,090)
                                                              ---------    ---------

Loss from operations before provision for income taxes         (117,629)    (117,816)
                                                              ---------    ---------


Provision for income taxes:

       Current                                                     --           --

       Deferred                                                  53,503       36,644
                                                              ---------    ---------

                           Total provision for income taxes      53,503       36,644
                                                              ---------    ---------

                           Net loss                           $(171,132)    (154,460)
                                                              =========    =========


         See accompanying notes to consolidated financial statements.

            FIRST AMERICAN INVESTMENT CORPORATION AND SUBSIDIARIES

          Consolidated Statements of Changes in Stockholders' Equity

                    Years ended December 31, 1995 and 1994


                                                      Additional                   Total
                                 Common     Treasury   paid-in     Accumulated  stockholders'
                                 stock       stock     capital       deficit       equity
                                --------    -------    --------    -----------  -------------
Balances at December 31, 1993   $ 21,699       (400)    978,421     (245,545)      754,175

Net loss                            --         --          --       (154,460)     (154,460)
                                --------     ------    --------     --------      --------

Balances at December 31, 1994     21,699       (400)    978,421     (400,005)      599,715

Net loss                            --         --          --       (171,132)     (171,132)
                                --------     ------    --------     --------      --------
Balances at December 31, 1995   $ 21,699       (400)    978,421     (571,137)      428,583
                                ========     ======    ========     ========      ========


         See accompanying notes to consolidated financial statements.

            FIRST AMERICAN INVESTMENT CORPORATION AND SUBSIDIARIES

                     Consolidated Statements of Cash Flows

                    Years ended December 31, 1995 and 1994


                                                                        1995            1994
                                                                        ----            ----
Cash flows from operating activities:

       Net loss                                                        $(171,132)    (154,460)

       Adjustments to reconcile net loss to net cash provided

         by operating activities:

            Depreciation of property and equipment                        25,232       38,327

            Amortization                                                  72,384        2,836

            Advances in excess of commissions earned                      36,116       18,855

            Decrease in deferred tax assets                               53,503       36,644

            Change in operating assets and liabilities:

               Decrease (increase) in accounts receivable, trade          50,883      (15,857)

               (Increase) in accounts receivable, other                   11,295       (5,444)

               Decrease in inventory                                          11          935

               Increase (decrease) in accounts payable                   (48,361)      34,739

               Decrease in other assets                                    3,526        1,231

               (Decrease) increase in payable to affiliates               (9,964)      64,070
                                                                       ---------    ---------

                           Net cash used by operating activities          23,493       21,876
                                                                       ---------    ---------


Cash flows from investing activities:

       Purchase of property and equipment                                 (2,317)      (2,807)

       Organization costs                                                   --           (959)
                                                                       ---------    ---------

                           Net cash used in investing activities          (2,317)      (3,766)
                                                                       ---------    ---------


Cash flows from financing activities:

       Deferred offering costs incurred                                     --         (1,039)

       Increase in payable for costs of public stock offering               --             44

       Sales proceeds collected from public offering of stock                399        1,700

       Principal payments on mortgage                                     (9,812)      (8,970)
                                                                       ---------    ---------

                           Net cash provided by financing activities      (9,413)      (8,265)
                                                                       ---------    ---------


Increase in cash and restricted cash                                      11,763        9,845

Cash and restricted cash at beginning of year                            536,247      526,402
                                                                       ---------    ---------

Cash and restricted cash at end of year                                $ 548,010      536,247
                                                                       =========    =========

Supplemental disclosure of cash flow information - interest paid       $   9,190       10,031
                                                                       =========    =========




         See accompanying notes to consolidated financial statements.

            FIRST AMERICAN INVESTMENT CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                          December 31, 1995 and 1994


(1)  Summary of Significant Accounting Policies

     The following is a summary of certain significant accounting policies followed in the preparation of these consolidated financial statements.

(a)  Nature of Business

          The accompanying consolidated financial statements include the accounts and operations of First American Investment Corporation (FAIC), incorporated in the State of Louisiana on November 8, 1984 and its wholly owned subsidiaries, Funeral Homes of America, Inc. and Funeral Homes of Louisiana, Inc. FAIC and its subsidiaries are collectively referred to as "the "Company." All significant intercompany accounts and transactions have been eliminated.

          FAIC is a 94.48%-owned subsidiary of American Liberty Life Insurance Company (ALLIC), a wholly owned subsidiary of American Liberty Financial Corp. (ALFC). In September 1995, ALFC was acquired by Citizens, Inc., the ultimate majority stockholder at December 31, 1995.

          The Company's primary operations include a funeral home located in Louisiana.

(b)       Cash Equivalents

          For the purposes of cash flows, the Company considers cash and cash equivalents

                                                                   (Continued)

            FIRST AMERICAN INVESTMENT CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements





     to be composed of noninterest-bearing cash accounts and restricted cash, and cash in escrow related to the public offering of stock.

(c)  Deferred Income Taxes

          Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that includes the enactment date.

(d)  Inventory

          Inventory consists of caskets held by the funeral homes and is recorded at cost.

(e)  Depreciation

          Depreciation is computed using the double-declining and straight-line methods at rates estimated to recover the cost of the related assets over their expected useful lives. The range of such lives is from 5 to 31.5 years.

(f)  Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


                                                                   (Continued)

            FIRST AMERICAN INVESTMENT CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


(2) Related Party Transactions

          Amounts payable to affiliates represents funds advanced to the Company to satisfy certain operating expenses and debt requirements during 1995 and 1994 by the majority stockholder and its subsidiaries.

          Mortgage loan payable to affiliate at December 31, 1995 and 1994 is as follows:


                                                           1995        1994
                                                           ----        ----


Mortgage to American Liberty Life Insurance              $ 96,720     106,532
   Company, dated October 27, 1992, original amount $125,000, payable in 120 monthly installments of $1,583.45 including interest at 9% annually. Payments commenced
   November 1, 1992. Secured by first mortgage on funeral home in Baker, Louisiana


Less current portion                                      (10,732)     (9,811)
                                                         --------     -------


                                                         $ 85,988      96,721
                                                         ========     =======






                                                                   (Continued)

            FIRST AMERICAN INVESTMENT CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


     According to the terms of the agreement, the principal repayments are as follows:


         1996                                 $ 10,732

         1997                                   11,739

         1998                                   12,840

         1999                                   14,045

         2000                                   15,361

         Thereafter                             32,003



(3)  Income Taxes

          The Company files its federal income tax return on a consolidated basis with American Liberty Financial Corporation and its subsidiaries prior to the acquisition of ALFC by Citizens, Inc. and files a separate consolidated return which includes its operations and its two wholly owned subsidiaries for the period subsequent to the acquisition.



                                                                     (Continued)

            FIRST AMERICAN INVESTMENT CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements




          The tax effect of temporary difference, primarily net operating loss carryforwards, that gives rise to the deferred tax asset at December 31, 1995 and 1994 is presented below:


                                                       1995               1994
                                                       ----               ----
Deferred tax asset                                   $ 97,970           119,985

Deferred tax asset valuation account                  (97,970)          (66,482)
                                                     --------           -------

                                                     $      -            53,503
                                                     ========           =======



          A reconciliation of actual tax expense for 1995 and 1994 to the "expected" tax expense (benefit) computed by applying the U.S. federal corporate rate of 34% to loss before provision for federal income taxes is as follows:


                                                       1995         1994
                                                       ----         ----
Federal income tax statutory rate on taxable
     income                                          $(39,994)    (40,057)

Write off of capitalized offering costs                72,397        --

Rate brackets and other                                  --        22,803

Valuation account                                     24,524       53,898

Other                                                 (3,424)         --
                                                    --------      -------

                                                    $ 53,503       36,644
                                                    ========      =======



                                                                   (Continued)

            FIRST AMERICAN INVESTMENT CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements




(4)  Public Offering of Stock

          The offering of shares of the Company to the public (only to bona fide residents of Louisiana) on a best efforts basis consists of 20,000,000 shares of common stock at a price of $1.00 per share or maximum gross proceeds of $20,000,000. The cumulative sales proceeds for 1,214,250 shares had been collected at December 31, 1995 and 1994.

          Through December 31, 1995, 1,198,900 shares of common stock of FAIC had been issued. In 1993, $500,000 was released from escrow to organize Funeral Homes of America, Inc. In accordance with the 1989 issue of 562,150 shares, $500,000 was released from escrow to organize Funeral Homes of Louisiana, Inc. The funeral home was completed and opened for business in September 1992. Upon the issuance of the above shares of stock, American Liberty Financial Corporation's ownership percentage of the outstanding stock of the Company was reduced from 100% to 94.4%.

          Deferred offering costs included in other assets of $69,087 in 1994 represent commissions, costs, and expenses directly attributable to the marketing of these securities. These costs were fully amortized at December 31, 1995 as the offering was suspended in 1995 and management does not anticipate reactivating.

(5)  Agents' Accounts Receivable

          Agents' accounts receivable in the amount of $36,116 at December 31, 1994 are collectible only to the extent of future commission earnings. Such amounts were written off during 1995.



                                                                   (Continued)

            FIRST AMERICAN INVESTMENT CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements



(6)  Lease Agreement

          Funeral Homes of Louisiana, Inc. has a 50 year noncancellable land lease on 3.41 acres with the City of Baker, Louisiana. This lease is renewable for two successive twenty-four year periods at the option of the Company. The initial cost of the lease is $1,000 per acre annually and is subject to adjustment at the end of each five year period based on change in the Consumer Price Index. At the end of the lease period, the lessee retains the rights to all leasehold improvements. Lease expense for 1995 and 1994 was $3,411. Future minimum lease payments, based on current contract terms, are as follows:


      1996                     $  3,411


      1997                        3,411


      1998                        3,411


      1999                        3,411


      2000                        3,411


     Thereafter                 139,851

             FIRST AMERICAN INVESTMENT CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                      JUNE 30, 1996 AND DECEMBER 31, 1995

                                                                     1996
ASSETS                                                            (UNAUDITED)                  1995
                                                                 ------------              ------------
CURRENT ASSETS:
  Cash                                                           $    539,394              $    530,744
  Accounts receivable, net of allowance of
    $4,000 in 1996 and 1995                                            69,271                     8,395
  Inventory                                                                 0                    13,861
                                                                 ------------              ------------
         TOTAL CURRENT ASSETS                                         608,665                   553,000
                                                                 ------------              ------------

Restricted cash                                                         9,910                    17,266
Property and equipment, at cost net of accumulated
  depreciation of $126,587 in 1996 and $115,496
  in 1995                                                             496,233                   507,244
                                                                 ------------              ------------

         TOTAL                                                   $  1,114,808              $  1,077,510
                                                                 ============              ============





See accompanying notes to consolidated financial statements.

             FIRST AMERICAN INVESTMENT CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                      JUNE 30, 1996 AND DECEMBER 31, 1995

                                                                             1996
LIABILITIES AND SHAREHOLDERS' EQUITY                                      (UNAUDITED)                1995
                                                                         ------------            -------------
CURRENT LIABILITIES:
  Accounts payable and other accrued liabilities                         $     24,804            $       1,516
  Current portion of mortgage payable                                          11,739                   10,732
                                                                         ------------            -------------
         TOTAL CURRENT LIABILITIES                                             36,543                   12,248
                                                                         ------------            -------------

Payable to affiliates                                                         519,541                  534,941
Mortgage payable                                                               79,737                   85,988
Deferred credit, sales proceeds collected from public
  offering of stock, net of subscriptions receivable                           15,750                   15,750
                                                                         ------------            -------------
                 TOTAL LIABILITIES                                            651,571                  648,927

SHAREHOLDERS' EQUITY:
  Common stock, par value $.001; 40,500,000 shares
    authorized; 21,700,900 shares issued in 1996 and
    1995 and 21,700,500 shares outstanding in 1996
    and 1995                                                                   21,699                   21,699
  Additional paid-in capital                                                  978,421                  978,421
  Treasury stock, 400 shares, at cost                                            (400)                    (400)
  Accumulated deficit                                                        (536,483)                (571,137)
                                                                         ------------            -------------

         TOTAL SHAREHOLDERS' EQUITY                                           463,237                  428,583
                                                                         ------------            -------------

                 TOTAL                                                   $  1,114,808            $   1,077,510
                                                                         ============            =============





See accompanying notes to consolidated financial statements.

             FIRST AMERICAN INVESTMENT CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                  (UNAUDITED)

                                                             1996                     1995
                                                            --------                ---------
INCOME:
  Funeral home sales                                        $220,491                $ 172,198
  Cost of goods sold                                         (67,264)                 (44,887)
  Interest                                                    23,921                   14,798
                                                            --------                ---------
         TOTAL REVENUES                                      177,148                  142,109

EXPENSES:
  General and administrative                                 131,001                  105,352
  Taxes, licenses and fees                                     6,567                   12,718
                                                            --------                ---------
         TOTAL EXPENSES                                      137,568                  118,070

OTHER INCOME (EXPENSE):
  Interest expense                                            (4,926)                  (5,432)
                                                            --------                ---------
         TOTAL OTHER EXPENSES                                 (4,926)                  (5,432)

INCOME FROM OPERATIONS BEFORE FEDERAL
INCOME TAXES                                                  34,654                   18,607

  Federal income tax                                               0                        0
                                                            --------                ---------
                 NET INCOME                                 $ 34,654                $  18,607
                                                            ========                =========

         PER SHARE OF COMMON STOCK                          $  0.002                $   0.001
                                                            ========                =========





See accompanying notes to consolidated financial statements.

             FIRST AMERICAN INVESTMENT CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   THREE MONTHS ENDED JUNE 30, 1996 AND 1995
                                  (UNAUDITED)

                                                              1996                    1995
                                                            --------                --------
INCOME:
  Funeral home sales                                        $112,439                $ 76,760
  Cost of goods sold                                         (32,744)                (20,032)
  Interest                                                    17,830                   7,577
                                                            --------                --------
         TOTAL REVENUES                                       97,525                  64,305

EXPENSES:
  General and administrative                                  44,391                  57,777
  Taxes, licenses and fees                                     2,443                   4,429
                                                            --------                --------
         TOTAL EXPENSES                                       46,834                  62,206

OTHER INCOME (EXPENSE):
  Interest expense                                            (2,826)                 (2,445)
                                                            --------                --------
         TOTAL OTHER EXPENSES                                 (2,826)                 (2,445)

INCOME (LOSS) FROM OPERATIONS BEFORE
FEDERAL INCOME TAXES                                          47,865                    (346)

  Federal income tax                                               0                       0
                                                            --------                --------
                 NET INCOME (LOSS)                          $ 47,865                $   (346)
                                                            ========                ========

         PER SHARE OF COMMON STOCK                          $  0.002                $  0.000
                                                            ========                ========





See accompanying notes to consolidated financial statements.

             FIRST AMERICAN INVESTMENT CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                    SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                  (UNAUDITED)

                                                                     1996                      1995
                                                                  ----------                ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                      $   34,654               $    18,607
  Adjustments to reconcile net income to net
    cash provided (used) by operating activities:
      Depreciation of property and equipment                          11,091                    16,198
      (Increase) decrease in accounts receivable                     (60,876)                      338
      Decrease in inventory                                           13,861                        53
      Decrease in other assets                                             0                     6,823
      Increase (decrease) in accounts payable                         23,288                    16,620
      (Decrease) in payable to affiliates                            (15,400)                  (23,801)
      Other, net                                                         (80)                   (3,815)
                                                                  ----------                ----------

         NET CASH PROVIDED BY OPERATING ACTIVITIES                     6,538                    31,023
                                                                  ----------                ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on mortgage                                      (5,244)                   (4,796)
                                                                  ----------                ----------

         NET CASH (USED) BY FINANCING ACTIVITIES                      (5,244)                   (4,796)
                                                                  ----------                ----------

Increase in cash and restricted cash                                   1,294                    26,227
Cash and restricted cash at beginning of year                        548,010                   544,265
                                                                  ----------                ----------

CASH AND RESTRICTED CASH AT END OF PERIOD                         $  549,304                $  570,492
                                                                  ==========                ==========

Supplemental disclosure of cash flow information
- interest paid                                                   $    4,240                $    5,116
                                                                  ==========                ==========





See accompanying notes to consolidated financial statements.

             FIRST AMERICAN INVESTMENT CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                   THREE MONTHS ENDED JUNE 30, 1996 AND 1995
                                  (UNAUDITED)

                                                                     1996                     1995
                                                                  -----------              -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                               $    47,865              $      (346)
  Adjustments to reconcile net income to net
    cash provided (used) by operating activities:
      Depreciation of property and equipment                           11,091                    6,368
      (Increase) decrease in accounts receivable                      (60,876)                  23,683
      Decrease in inventory                                            13,861                     (716)
      (Increase) in other assets                                            0                   (3,290)
      Increase (decrease) in accounts payable                         (21,905)                  (7,682)
      (Decrease) in payable to affiliates                                  --                     (189)
      Other, net                                                          (80)                       0
                                                                  -----------              -----------

         NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES             (10,044)                  17,828
                                                                  -----------              -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on mortgage                                       (5,647)                  (2,425)
                                                                  -----------              -----------

         NET CASH (USED) BY FINANCING ACTIVITIES                       (5,647)                  (2,425)
                                                                  -----------              -----------

Increase (decrease) in cash and restricted cash                       (15,691)                  15,403
Cash and restricted cash at beginning of period                       564,995                  555,089
                                                                  -----------              -----------

CASH AND RESTRICTED CASH AT END OF PERIOD                         $   549,304              $   570,492
                                                                  ===========              ===========

Supplemental disclosure of cash flow information
- interest paid                                                   $     2,826              $     2,987
                                                                  ===========              ===========





See accompanying notes to consolidated financial statements.

             FIRST AMERICAN INVESTMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1996
                                  (UNAUDITED)

(1)      FINANCIAL STATEMENTS

The following is a summary of certain significant accounting policies followed in the preparation of these consolidated financial statements.

The accompanying consolidated financial statements include the accounts and operations of First American Investment Corporation ("FAIC"), incorporated in the State of Louisiana on November 8, 1984 and its wholly owned subsidiaries, Funeral Homes of America, Inc. and Funeral Homes, FAIC and its subsidiaries are collectively referred to as "First American." All significant intercompany accounts and transactions have been eliminated.

FAIC is a 94.48%-owned subsidiary of American Liberty Life Insurance Company, a wholly-owned subsidiary of American Liberty Financial Corp. ("First American"). In September 1995, First American was acquired by Citizens, Inc., the ultimate majority shareholder at December 31, 1995.

First American's primary operations include a funeral home located in Louisiana.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

The balance sheet for June 30, 1996, the statements of operations for the three- and six- month periods ended June 30, 1996 and 1995 and the statements of cash flows for the three- and six- month periods then ended have been prepared by First American without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and changes in cash flows at June 30, 1996, and for comparative periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. It is suggested that these financial statements and notes thereto included in the audited financial statements as of December 31, 1995. The results of operations for the period ended June 31, 1996 are not necessarily indicative of the operating results for the full year.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated October 31, 1996, among Citizens Insurance Company of America, Inc., a Colorado corporation ("CICA"), CICA Acquisition, Inc., a Louisiana corporation ("Subsidiary"), and First American Investment Corporation, a Louisiana corporation ("First").

                                  WITNESSETH:

         WHEREAS, the respective Boards of Directors of CICA, Subsidiary (all of the outstanding stock of which is owned by CICA), and First deem it advisable to merge Subsidiary into First (the "Merger") pursuant to this Agreement and a Certificate of Merger to be executed by First and Subsidiary;

         WHEREAS, CICA is a wholly-owned subsidiary of Citizens, Inc. ("Citizens") and holds shares of Citizens Class A Common Stock;

         WHEREAS, CICA and Citizens own directly or indirectly approximately 94.5% of the outstanding shares of capital stock of First ("First Common Stock"), consisting of 20,500,000 shares of First Common Stock, $.001 par value per share;

         NOW THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, conditions and promises hereinafter contained, CICA, Subsidiary, and First hereby adopt this Agreement, whereby at the effective time of the Merger (as defined in Section
1.1 hereof) Subsidiary shall be merged into First and the outstanding shares of First Common Stock shall be exchanged for shares of Citizens, Inc.
("Citizens") Class A Common Stock held by CICA, on the basis, terms and conditions contained herein and, in connection herewith, agree as follows:

                                   ARTICLE I

                                    GENERAL

         1.1 Execution of Certificate of Merger. Subject to the provisions of this Agreement, a Certificate of Merger to effectuate the terms of this Agreement shall be executed and acknowledged by each of Subsidiary and First and thereafter delivered to the Secretary of State of the State of Louisiana for filing and recording in accordance with applicable law as soon as practicable on or after the Closing Date (as defined in Article VI hereof).
The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Louisiana as provided by law ("the effective time of the Merger"). At the effective time of the Merger the separate existence of Subsidiary shall cease and Subsidiary shall be merged with and into First (Subsidiary and First are sometimes referred to herein as the "Constituent Corporations" and First, the corporation designated in the Certificate of Merger as the surviving corporation, is sometimes referred to herein as the "Surviving Corporation").

         1.2 Transfer of Citizens Shares Held by CICA. CICA agrees that at the effective time of the Merger it will transfer the shares of Citizens Class A Common Stock to the extent set forth in, and in accordance with the terms of, this Agreement.

         1.3 Taking of Necessary Action. CICA, Subsidiary, and First, respectively, shall take all such action as may be necessary or appropriate in order to effectuate the transactions contemplated hereby. In case at any time after the effective time of the Merger any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either First or Subsidiary, the officers and directors of such corporation at the expense of the Surviving Corporation, shall take all such necessary action.

                                   ARTICLE II

       EFFECT OF MERGER ON CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS
           AND ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION

         2.1     Conversion of Stock of First and Subsidiary.

                 (a) At the effective time of the Merger, each outstanding share of First Common Stock shall be converted into .1111 shares of Citizens Class A Common Stock, except for shares held by Dissenting First Shareholders, First, Citizens, CICA, and any of their subsidiaries, all of which shares shall be canceled.

                 (b) At the effective time of the Merger, each share of Common Stock of Subsidiary which shall be issued and outstanding shall remain outstanding and unchanged.

         2.2     Exchange of Certificate.

                 (a) After the effective time of the Merger and within two days after receiving a list of holders of record of First Common Stock at the effective time of the Merger, CICA shall deliver to American Stock Transfer & Trust Company (the "Exchange Agent") one or more certificates representing a number of shares of Citizens Class A Common Stock equal to the aggregate number of shares of Citizens Class A Common Stock to be exchanged for the outstanding shares of First Common Stock pursuant to Section 2.1 hereof (net of the sum of (i) the number of shares of First Common Stock then owned by First, Citizens, CICA, or any subsidiary of such corporations, and which are to be canceled, and (ii) the number of shares of First Common Stock to which shareholders of First who shall have filed with First written objection to the Merger in the manner provided by the Louisiana Business Corporation Law (the "Dissenting First Shareholders") would have been entitled except for such dissents. Such certificate shall thereafter be divided into certificates of such denominations and registered in such names as the Exchange Agent may request, but under no circumstances shall CICA be required to issue certificates for fractional shares.

                 (b) After the effective time of the Merger, each holder of a certificate theretofore evidencing outstanding shares of First Common Stock (other than shares referred to in clauses (i) and (ii) of Section 2. 2(a) hereof), upon surrender of the same to the Exchange Agent or such other agent or agents as shall be appointed by the CICA, shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of Citizens Class A Common Stock for which the shares of First Common Stock theretofore represented by the certificate or certificates so surrendered shall have been exchanged as provided in this Article II. As soon as possible after the effective time of the Merger, the Exchange Agent will send a notice and transmittal form to each holder of an outstanding certificate which immediately prior to the effective time of the Merger evidenced shares of First Common Stock, advising such shareholder of the terms of the exchange effected by the Merger and the procedure for surrendering to the Exchange Agent (which may appoint forwarding agents) such certificate for exchange into one or more certificates evidencing Citizens Class A Common Stock. Until so surrendered, each outstanding certificate which, prior to the effective time of the Merger, represented First Common Stock (except shares referred to in clauses (i) and (ii) of Section 2.2(a) hereof) will be deemed for all corporate purposes of CICA to evidence ownership of the number of full shares of Citizens Class A Common Stock for which the shares of First Common Stock represented thereby were exchanged; provided, however, until such outstanding certificates formerly representing First Common Stock are so surrendered, no dividend payable to holders of record of Citizens Class A Common Stock as of any date subsequent to the effective time of the Merger shall be paid to the holder of such outstanding certificates in respect thereof. After the effective time of the Merger there shall be no further registry of transfers on the records of First of shares of First Common Stock and, if a certificate representing such shares is presented to the Surviving Corporation, it shall be canceled and exchanged for a certificate representing shares of Citizens Class A Common Stock as herein provided. Upon surrender of certificates of First Common Stock there shall be paid to the record holder of the certificates of Citizens Class A Common Stock issued in exchange therefor (i) the amount of dividends, if any, theretofore paid with respect to such full shares of Citizens Class A Common Stock as of any date subsequent to the effective time of the Merger and (ii) at the appropriate payment date the amount of dividends, if any, with a record date after the effective time of the Merger but prior to surrender and a payment date subsequent to surrender. No interest shall be payable with respect to the payment of such dividends on surrender of outstanding certificates.

         2.3 No Fractional Shares. Neither certificates nor scrip for fractional shares of Citizens Class A Common Stock will be issued, but in lieu thereof each holder of shares of First Common Stock who would otherwise have been entitled to a fraction of a share of Citizens Class A Common Stock, upon surrender of all the certificates representing shares of First Common Stock registered in the name of such holder, will be paid the cash value of such fraction based upon the price of $9.00 per whole share of Citizens Class A Common Stock.

         2.4 Certificates in Other Names. If any certificate evidencing shares of Citizens Class A Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of a certificate for shares of Citizens Class A Common Stock in any name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         2.5 Dissenting First Shareholders. First shall give CICA (i) prompt notice of any demands received from Dissenting First Shareholders for payment for their shares of First Common Stock and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demands. First shall not, except with the prior written consent of CICA, voluntarily make any payment with respect to, or settle or offer to settle, any such demands for payment.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of First. First represents and warrants to CICA and Subsidiary as follows:

                 (a)      Authority.       Subject to the approval of this
         Agreement by the shareholders of First as contemplated by Section 4.1 hereof, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of First, and this Agreement is a valid and binding obligation of First. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by First with any of the provisions hereof will (i) conflict with or result in a breach of any provision of its Articles of Incorporation or Bylaws, (ii) result in a material default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions or provisions of any agreement or other instrument or obligation to which First or any corporation of which First owns, directly or indirectly, more than 50% of the outstanding voting securities (a "First Subsidiary") is a party, by which they or any of their properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to First, any First Subsidiary or any of their properties or assets. No consent or approval by any governmental authority, other than compliance with applicable federal and state securities laws, is required in connection with the execution and delivery by First of this Agreement and the Certificate of Merger or the consummation by First of the transactions contemplated hereby.

         3.2 Representations and Warranties of CICA and Subsidiary. CICA and Subsidiary represent and warrant to First as follows:

                 (a) Organization, Standing and Power. CICA and Subsidiary are corporations duly organized, validly existing and in good standing under the laws of the States of Colorado and Louisiana, respectively, have all requisite corporate power and authority to own, lease and operate their properties and to carry on their businesses as now being conducted.

                 (b) Authority. The execution and delivery by CICA and Subsidiary of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of CICA and Subsidiary and this Agreement is a valid and binding obligation of CICA and Subsidiary. Neither the execution and delivery by CICA and Subsidiary of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by CICA and Subsidiary with any of the provisions hereof will (i) conflict with or result in a breach of any provision of their respective Articles of Incorporation or Bylaws, (ii) result in a material default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which CICA or Subsidiary is a party or by which they or any of their properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to CICA or Subsidiary or any of their properties or assets. No consent or approval by any governmental authority, other than compliance with applicable federal and state securities laws, is required in connection with the execution and delivery by CICA or Subsidiary of this Agreement and the execution and filing of the Certificate of Merger by Subsidiary or the consummation by CICA or Subsidiary of the transactions contemplated hereby.

                                   ARTICLE IV

           CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME OF MERGER

         4.1 Shareholder Authorization. First agrees to submit this Agreement to its shareholders for authorization as soon as reasonably practical.

         4.2 Registration Statement. As soon as practicable hereafter CICA will cause to be filed with the Securities and Exchange Commission the Registration Statement for the purpose of registering the shares of Citizens Class A Common Stock to be exchanged for the shares of First Common Stock pursuant to Article II of this Agreement.

         4.3 Adjustment of Conversion Ratio. If at any time from the date hereof until the effective time of the merger, Citizens shall increase or reduce the number of shares of Citizens Class A Common Stock outstanding by change in par value, split-up, reverse split, reclassification, or distribution of stock dividends, the number of shares of Citizens Class A Common Stock into which each outstanding share of First Common Stock shall be converted shall be proportionately and equitably adjusted to the satisfaction of First.

                                   ARTICLE V

                              CONDITIONS OF MERGER

         5.1 Conditions of Obligations of CICA and Subsidiary. The obligations of CICA and Subsidiary to perform this Agreement are subject to the satisfaction of the following conditions unless waived by CICA and Subsidiary.

                 (a)      Representations and Warranties.   The representations
         and warranties of First set forth in Section 3.1 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

                 (b) Performance of Obligations of First. First shall have performed all oblations required to be performed by it under this Agreement prior to the Closing Date.

                 (c) Authorization of Merger. All action necessary to authorize the execution, delivery and performance of this Agreement by First, CICA and Subsidiary and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Boards of Directors of First, CICA, and Subsidiary respectively, and the shareholders of First and Subsidiary.

                 (d) The Registration Statement. The Registration Statement contemplated hereby shall be effective under the Securities Act of 1933, as amended, and shall not be subject to a stop order or any threatened stop order.

         5.2 Conditions of Obligation of First. The obligation of First to perform this Agreement is subject to the satisfaction of the following conditions unless waived by First:

                 (a) Representations and Warranties. The representations and warranties of CICA and Subsidiary set forth in Section 3.2 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

                 (b) Performance of Obligations of CICA and Subsidiary. CICA and Subsidiary shall have performed all obligations required to be performed by them under this Agreement prior to the Closing Date.

                 (c) Authorization of Merger. All action necessary to authorize the execution, delivery and performance of this Agreement by CICA, Subsidiary, and First and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Boards of Directors of CICA, Subsidiary, and First respectively, and the shareholders of First and Subsidiary.

         5.3 Condition of Obligations of CICA, Subsidiary, and First. The obligations of CICA, Subsidiary, and First to perform this Agreement unless waived by CICA, Subsidiary, and First, are subject to the condition that prior to the special meeting of shareholders of First to authorize the Merger written objection to this Agreement shall not have been filed with First by the holders of 1% of more of the outstanding shares of First Common Stock pursuant to the provisions of the Louisiana Business Corporation Law relating to the rights of dissenting shareholders.

                                   ARTICLE VI

                                  CLOSING DATE

         The closing for the consummation of the transactions contemplated by this Agreement shall, unless another date or place is agreed to in writing by the parties hereto, take place at the offices of Jones & Keller, P.C. in Denver, Colorado, on the date (the "Closing Date") which is the second business day after the date the shareholders of First shall have given the approval referred to in Section 4.1 hereof.

                                  ARTICLE VII

                   TERMINATION, SURVIVAL OF REPRESENTATIONS,
                WARRANTIES AND COVENANTS:  WAIVER AND AMENDMENT

         7.1 Termination. This Agreement shall be terminated, and the Merger abandoned, if the shareholders of First shall not have authorized this Agreement as required by Section 4.1 hereof. Notwithstanding approval by such shareholders, this Agreement may be terminated at any time prior to the effective time of the Merger, by:

                 (a)      the unanimous consent of CICA, Subsidiary, and First;

                 (b) CICA and Subsidiary or First at any time after March 31, 1997;

                 (c) if events occur which render impossible the compliance one or more of the conditions set forth in Section 5.1 hereof and are not waived by CICA and Subsidiary or if events occur which render impossible of compliance one or more of the conditions set forth in Section 5.2 hereof and are not waived by First or if events occur which render impossible of compliance the condition set forth in Section 5.3 hereof and are not waived by CICA, Subsidiary, and First; or

                 (d) CICA or First if the Board of Directors of either CICA or First shall have determined in its sole discretion exercised in good faith that the Merger contemplated by this Agreement has become inadvisable or impracticable by reason of the threat or the institution of any litigation or proceeding or the institution of a formal investigation, in either case to restrain or prohibit the consummation of the transactions contemplated by this Agreement or to obtain other relief in connection with this Agreement.

         7.2 Effect of Termination. In the event of the termination and abandonment of this Agreement and the Merger, this Agreement shall become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders.

         7.3 Survival of Representations, Warranties and Covenants. The respective representations and warranties, obligations, covenants and agreements of First, CICA and Subsidiary contained herein (other than those contained in Sections 1.2, 1.3, Article II and Section 8.1 hereof) shall expire with, and be terminated and extinguished by, the effectiveness of the Merger and shall not survive the effective time of the Merger. The sole right and remedy arising from a misrepresentation or breach of warranty, from the failure to perform any promise or discharge any obligation not specified in the preceding sentence, from a failure to comply with obligations hereunder or from the failure of any of the conditions to be met shall be the termination of this Agreement by the aggrieved party.

         7.4 Waiver and Amendment. Any term or provision of this Agreement may be waived at any time by the party which is, or whose shareholders are, entitled to the benefits thereof and this Agreement may be amended or supplemented at any time, whether before or after the special meeting of First shareholders referred to in Section 4.1 hereof; provided, however, that the ratio at which shares of First Common Stock will be exchanged for shares of Citizens Class A Common Stock as provided in Section 2.1 hereof, may not be waived or amended after final adjournment of such special meeting of First shareholders.

                                  ARTICLE VIII

                                 MISCELLANEOUS

         8.1 Expenses. If the Merger becomes effective, each of CICA, Subsidiary and the Surviving Corporation shall pay their respective expenses in connection therewith, and any expenses incurred by the shareholders of Subsidiary or First shall be borne by them. If the Merger shall not become effective or shall be abandoned, then CICA, Subsidiary and First shall each bear their expenses separately incurred in connection therewith.

         8.2 Entire Agreement. This Agreement contains the entire agreement among CICA, Subsidiary and First with respect to the Merger and the related transactions and supersedes all prior arrangements or understandings with respect thereto.

         8.3 Descriptive Headings. Descriptive headings are for convenience only and shall not control or effect the meaning or construction of any provision of this Agreement.

         8.4 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

         8.5 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized, all as of the day and year first above written.


                                     CITIZENS INSURANCE COMPANY OF AMERICA, INC.


                                     By:/s/ Harold E. Riley
                                        ----------------------------------------
Attest:/s/ Mark A. Oliver            Title: President
       ------------------------

                                     CICA ACQUISITION, INC.


                                     By:/s/ Harold E. Riley
                                        ----------------------------------------
Attest:/s/ Mark A. Oliver
       ------------------------

                                     FIRST AMERICAN INVESTMENT CORPORATION


                                     By:/s/ Harold E. Riley
                                        ----------------------------------------
                                     Title: President
Attest:/s/ Mark A. Oliver
       ------------------------

                                                                      APPENDIX B

                            STOCK PURCHASE AGREEMENT

         This Agreement is entered into as of October 18, 1996, by and among FIRST AMERICAN INVESTMENT CORPORATION, a Louisiana corporation ("Seller"), and FUNERAL SERVICES INTERNATIONAL, INC., a Louisiana corporation ("Buyer"). Buyer and Seller are referred to collectively herein as the "Parties."

                                   RECITALS:

         WHEREAS; Seller owns all of the outstanding capital stock of Funeral Homes of Louisiana, Inc., a Louisiana corporation ("FHLI");

         WHEREAS, Buyer is a Louisiana corporation whose sole shareholders are Gary L. Roth ("Roth") and Eddie McCallum ("McCallum"), both of whom have been involved in the management and operation of the business of FHLI prior to and after the acquisition of FHLI by Seller; and

         WHEREAS, this Agreement contemplates a transaction in which Buyer will purchase from Seller, and Seller will sell to Buyer, all of the outstanding capital stock of FHLI in return for cash and discharge of indebtedness to American Liberty Life Insurance Company ("ALLIC") secured by certain assets of FHLI.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, the Parties agree as follows.

 1. PURCHASE AND SALE OF FHLI SHARES.

         (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, all of its FHLI Shares for the consideration specified in this
Section 1.

         (b) Purchase Price. Buyer agrees to pay $700,000 (the "Purchase Price") at Closing by (i) delivery of evidence satisfactory to Seller of payment in full (the "Payoff Balance") of the Mortgage Loan, and (ii) wire transfer of cash equal to the difference between the Purchase Price and the Payoff Balance to an account designated in writing to Buyer by Seller.

         (c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on November 1, 1996, or such other date as Buyer and Seller may mutually determine (the "Closing Date").

         (d) Deliveries at the Closing. The Parties shall deliver the certificates, instruments and documents required by this Agreement to Escrow Agent to be held in escrow until released at Closing in accordance with written instructions from the party delivering same. The stock certificates representing the FHLI Shares shall be endorsed in blank or accompanied by duly executed assignment documents upon delivery to Escrow Agent by Seller.

 2. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer that, to its Knowledge, the following statements contained in this
Section 2 are correct and complete as of the date of this Agreement and, except as otherwise notified pursuant to Section 4(e), will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 2).

         (a) Organization of Seller. Seller and FHLI are duly organized, validly existing, and in good standing under the laws of the jurisdiction of their incorporation.

         (b) Authorization of Transaction. At Closing, Seller will have full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement will constitute the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions. Except as may be required under applicable securities laws, Seller is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

         (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any provision of its charter or bylaws or any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, license, instrument, or other agreement to which Seller is a party or by which it is bound or to which any of its assets is subject.

         (d) Brokers' Fees. Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer or FHLI could become liable or obligated.

         (e) FHLI Shares. Seller holds of record and owns beneficially all of the outstanding FHLI Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), security interests, options, warrants, purchase rights, contracts, commitments, equities and claims. Except for this Agreement, neither Seller nor FHLI is a party to any option, warrant, purchase right, or other contract or commitment that could require Seller or FHLI to sell, transfer, or otherwise dispose of any capital stock of FHLI. Neither Seller nor FHLI is a party to any voting trust, proxy, or other agreement with respect to the voting of any capital stock of FHLI.

         (f) Trial Balances. The Current Trial Balance is, and except as otherwise noted thereon the Closing Trial Balance will be, (i) prepared from information provided by the McCallum and Roth as management of the funeral home, (ii) relied on by Seller and the directors of FHLI for decisions concerning FHLI, and (iii) fair presentations of the financial condition of FHLI as of the date thereof.

         (g) Leasehold Premises. The Lease, a complete copy of which has been furnished to Buyer, is valid and enforceable subject to equitable principles or the effect of bankruptcy or creditors' rights laws. The Premises constitute all of the immovable property used or necessary for the lawful operation of FHLI as presently conducted. There are no encroachments upon the Premises by any buildings, structures, or improvements located on adjoining real estate. None of the buildings, structures or improvements that are constructed on the Premises and used in the present operation of FHLI encroaches upon adjoining real estate, and all such buildings, structures, and improvements are constructed in conformity with all "set-back" lines, easements and other restrictions or rights of record, and all applicable building or safety codes and zoning ordinances. There are no pending or threatened condemnation or eminent domain proceedings that may affect the Premises. There are no structural defects in the buildings, structures and other improvements located on the Premises.

3. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller that the following statements contained in this Section 3 are correct and complete as of the date of this Agreement and, except as otherwise notified pursuant to Section 4(e), will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3).

         (a) Organization of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Louisiana.

         (b) Authorization of Transaction. Buyer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions. Buyer is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

         (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any provision of the charter, bylaws or other organizational documents of Buyer or any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets are subject.

         (d) Brokers' Fees. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

         (e) Investment. Buyer (i) understands that the FHLI Shares have not been, and will not be, registered under the Securities Act or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the FHLI Shares solely for its own account for investment purposes, and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning FHLI and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the FHLI Shares, and (v) is able to bear the economic risk and lack of liquidity inherent in holding the FHLI Shares.

         (f) "AS IS" Sale. Buyer acknowledges that (i) Seller is not making any representations or warranties to Buyer except as expressly contained in this Agreement; (B) Roth and McCallum have been involved in the operations of FHLI and, as a result, are in a better position than Seller to know or have the opportunity to become aware of all material facts concerning FHLI, its assets, liabilities and business. Accordingly, Buyer is not relying on any warranty or representation of Seller except to the extent that neither Roth and McCallum are aware, nor in the exercise of reasonable diligence, should have been aware of the matters relating to such representation or warranty.

         (g) Investigations. Buyer has exercised and will continue to exercise, directly or indirectly through Roth and McCallum (each of whom shall be deemed an agent of Buyer for all purposes of this Agreement including any transaction contemplated hereby) and other agents, the right to inspect the assets, books, records, contracts, premises and all other matters relating to FHLI. Buyer (A) is relying solely on such inspections and on the individuals conducting same;
(B) has completed or prior to Closing will complete an inspection of all tangible assets owned or used by FHLI and the physical condition thereof, including accessibility and location of utilities, use or disposal of hazardous materials by, on, from or in connection with such operations or assets, all matters with respect to taxes, assessments, income and expense data, bonds, permissible uses, zoning, covenants, conditions and restrictions, and other matters which might affect or influence Buyer's intended purposes or Buyer's willingness to enter into this Agreement; and (C) understands that Seller would not sell FHLI except on an "AS IS" basis.

4. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         (a) General. Subject to any applicable fiduciary duties, each of the Parties will use its commercially reasonable efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6).

         (b) Notices and Consents. Each of the Parties will (and Seller will cause FHLI to) give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies as may be requested by the other Party to this Agreement and necessary to consummate the transactions contemplated by this Agreement.

         (c) Restrictions on Recapitalization or Material Changes. Seller will not cause or permit FHLI to declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock.. Without the prior written consent of Buyer, Seller will not directly or indirectly take or cause to be taken any action which would have a materially adverse effect on FHLI or its assets or business.

         (d) Full Access. Seller will permit, and Seller will cause FHLI to permit, agents and representatives of Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of FHLI, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to FHLI.

         (e) Notice of Developments. In the event either party to this Agreement discovers information indicating that facts or circumstances exist which would give rise to a breach of a representation or warranty either by the discovering party or the other party to this Agreement, the discovering party shall promptly give written notice thereof to the other party. If such notice of breach is given on or before Closing, the party ("Nonbreaching Party") who is not in breach or potential breach of the representation or warranty described in the written notice may elect to (i) proceed to Closing, in which case such breach shall be waived if not caused by the willful or negligent acts or omission of the other party ("Breaching Party"), (ii) subject to the consent of the Breaching Party, extend the Closing Date up to thirty (30) days, or
(iii) terminate the Agreement.

         (f) Trial Balance. Seller will furnish Buyer a FHLI trial balance as of a date no more than thirty (30) days before Closing.

 5. POST-CLOSING COVENANT. If any further action is necessary after Closing to carry out the purposes of this Agreement, each Party will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party. Seller acknowledges and agrees that from and after the Closing Buyer will be entitled to possession of all documents, books, records (including tax records), agreements, and financial data of any sort relating solely to FHLI.

6. CONDITIONS TO OBLIGATION TO CLOSE.

         (a) Conditions to Obligation of Buyer. The obligation of Buyer to consummate the transactions to be performed by Buyer in connection with the Closing is subject to satisfaction of the following conditions:

                 (i) the representations and warranties of Seller shall be true and correct in all material respects at and as of the Closing Date;

                 (ii) Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                 (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of Buyer to own FHLI Shares and to control FHLI, or (D) affect adversely the right of FHLI to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                 (iv) Seller shall have delivered to Buyer a certificate to the effect that, to its Knowledge, each of the conditions specified in
         Section 6(a)(i)-(iii) is satisfied in all respects;

                 (v) On or before the Closing, Buyer shall (A) have concluded all investigations described in Section 3(g) and shall be satisfied with the results thereof, (B) have obtained financing on terms and conditions satisfactory to Buyer and in an amount sufficient to consummate the transactions contemplated hereby, and (C) be satisfied that there are no material adverse changes in the business or condition of FHLI since the Current Trial Balance;

                 (vi) the Parties shall have received all authorizations, consents, and approvals of governments and governmental agencies required to consummate the transactions contemplated by this Agreement;

                 (vii) Buyer shall have received the resignations, effective as of the Closing, of each director and officer of FHLI;

                 (viii) all actions to be taken by Seller in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer;

                 (ix) a release of the mortgage and encumbrance securing the Mortgage Loan, in form and substance reasonably satisfactory to counsel to Buyer, shall be delivered to Escrow Agent for delivery to Buyer upon Buyer's payment in full of the Mortgage Loan by wire transfer; and

                 (x) Buyer shall have received an estoppel certificate from the City of Baker, Louisiana confirming that all past due rent under the Lease has been paid and that, to its knowledge, the Lease is valid and enforceable.

Buyer may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

         (b) Conditions to Obligation of Seller. The obligation of Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                 (i) the representations and warranties of Buyer shall be true and correct in all material respects at and as of the Closing Date;

                 (ii) Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                 (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect) or (C) result in any fine, penalty or adverse effect against any Affiliate of FHLI;

                 (iv) Buyer shall have delivered to Seller a certificate to the effect that each of the conditions specified in Section 6(b)(i), (ii) and, to its Knowledge, (iii) is satisfied in all respects;

                 (v) On or before the Closing, Buyer shall confirm in writing to Seller that Buyer (A) has concluded all investigations described in
         Section 3(g) and is satisfied with the results thereof, and (B) has obtained financing on terms and conditions satisfactory to Buyer and in an amount sufficient to consummate the transactions contemplated hereby;

                 (vi) the Parties shall have received all authorizations, consents, and approvals of governments and governmental agencies required to consummate the transactions contemplated by this Agreement;

                 (vii) all actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller; and

                 (viii) this Agreement and the transactions contemplated hereby shall be approved by the requisite vote of the Seller's Board of Directors and shareholders on or before the Closing.

Seller may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

7. REMEDIES FOR BREACHES OF THIS AGREEMENT.

         (a) Survival of Representations and Warranties. The representations and warranties of the Parties contained in Sections 2(d)-(f), inclusive, and Sections 3(d)-(g), inclusive, shall survive the Closing. None of the other representations and warranties of the Parties shall survive the Closing.

         (b) Exclusivity. The representations, warranties and covenants contained in this Agreement, subject to the limitations contained herein, are the sole and exclusive representations and warranties relating to the transactions contemplated by this Agreement and are in derogation of all statutory, equitable, and other common or civil law rights or remedies.

8. TERMINATION.

         (a) Termination of Agreement. This Agreement may be terminated as provided below:

                 (i) Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                 (ii) if the conditions of Sections 6(a)(v) or 6(b)(v) are not satisfied on or before the Closing, Seller or Buyer may terminate this Agreement by giving written notice to the other;

                 (iii) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing (A) in the event Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Buyer has notified Seller of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach, or (B) if the Closing shall not have occurred on or before November 1, 1996, by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from breach by Buyer of any representation, warranty, or covenant contained in this Agreement); and

                 (iv) Seller may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (A) in the event Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Seller has notified Buyer of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach, or (B) if the Closing shall not have occurred on or before November 1, 1996, by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from Seller breaching any representation, warranty, or covenant contained in this Agreement).

         (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 8(a) , all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party.

9. DEFINITIONS.

         "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Closing" and "Closing Date" have the meanings set forth in Section
1(c).

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Confidential Information" means any information concerning the businesses and affairs of FHLI that is not already generally available to the public.

         "Closing Trial Balance" means the FHLI trial balance to be delivered pursuant to Section 4(f).

         "Current Trial Balance" means the FHLI trial balance as of September 30, 1996 attached as Exhibit A hereto.

         "Escrow Agent" means Schaneville & Barringer, 918 Government Street, Baton Rouge, Louisiana 70802-6095, Attn: Donald M. Meltzer, Tel: 504-383-9953,
Fax: 504-387-3198.

         "FHLI Share" means any share of capital stock of FHLI.

         "Knowledge" means actual knowledge of the officer executing this Agreement on behalf of the subject entity without investigation or imputation of notice or knowledge from any other person or entity.

         "Lease" means the Land Lease dated July 29, 1991 between the City of Baker, Louisiana, as Lessor, and FHLI.

         "Mortgage Loan" means the indebtedness owed by FHLI to ALLIC and secured by certain assets of FHLI.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Premises" means the funeral home facilities located on the real property described in the Lease.

         "Purchase Price" has the meaning set forth in Section 1(b).

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

10. MISCELLANEOUS.

         (a) Confidentiality. Buyer will maintain the confidentiality of all Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Seller or destroy, at the request and option of Seller, all tangible and intangible copies, reproductions, extracts, summaries and analyses of or derived from, in whole or in part, the Confidential Information which are in its possession. In the event that Buyer is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Buyer will notify Seller promptly of the request or requirement so that Seller may seek an appropriate protective order or waive compliance with these provisions. If, in the absence of a protective order or the receipt of a waiver hereunder, Buyer is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, Buyer may disclose the Confidential Information to the tribunal; provided, however, that Buyer shall use its best efforts to obtain, at the request of Seller, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure through no fault, in whole or in part, of Buyer. The provisions of this
Section 10(a) shall survive any termination of this Agreement.

         (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any individual or entity other than the Parties and their respective successors and permitted assigns.

         (c) Entire Agreement. This Agreement (including any documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or its rights, interests, or obligations hereunder.

         (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (g) Notices. All notices or other communications made pursuant hereto shall be in writing, addressed to the Parties at their respective addresses set forth below, and shall be deemed properly delivered, given or served on (i) personal delivery against receipt copy signed by the recipient, (ii) facsimile transmission with written confirmation of receipt by the recipient, (iii) the third business day after being mailed by certified or registered mail, postage prepaid, or (iv) one business day after being sent via Federal Express or other recognized overnight service:



         If to Seller:         First American Investment Corporation
                               Attn:  Mark A. Oliver
                               P.O. Box 149151
                               Austin, Texas, 78714-9151
                               Tel:    512-837-7100         Fax:    512-836-9334

         If to Buyer:          Funeral Services International, Inc.
                               Attn:  Gary L. Roth or Eddie McCallum
                               6401 Groom Road
                               Baker, Louisiana 70714
                               Tel:    504-775-1991         Fax:    504-775-2095


Any Party may send any notice or other communication hereunder to the intended recipient at the address set forth above using any other means including telex, ordinary mail, or electronic mail, but no such notice or other communication shall be deemed to have been duly given unless and until it is actually received by the intended recipient. Any Party may change the address to which notices or other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Louisiana without giving effect to any choice or conflict of law provision or rule (whether of the State of Louisiana or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Louisiana.

         (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (k) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. FHLI will not bear Seller's costs and expenses (including Seller's legal fees and expenses) incurred in connection with this Agreement or any of the transactions contemplated hereby.

         (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

         (m) Incorporation of Exhibits. Any exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

                                 * * * * * * *

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.



                                  SELLER:

                                  FIRST AMERICAN INVESTMENT CORPORATION

                                  By:/s/ Mark A. Oliver
                                     ------------------------------------------
                                  Title: Executive Vice President and Treasurer

                                  BUYER:

                                  FUNERAL SERVICES INTERNATIONAL, INC.

                                  By:/s/ Eddie McCallum
                                     ------------------------------------------
                                  Title: President and Chief Executive Officer


Each of the undersigned hereby agrees and certifies that, as of the date of this Agreement and as of Closing, (A) he is not aware of (i) any breach, or any facts or circumstances which could lead to a breach, of any representation, warranty or covenant of Seller contained in this Agreement, (ii) any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements and information contained in any representation or warranty of Seller not misleading, and (B) he will notify Seller immediately if he should become aware, whether by the occurrence of any event, additional knowledge or otherwise, of any breach or possible breach of his certification in clause (A) of this paragraph. Each of the undersigned further agrees to be personally bound by the provisions of Section 10(a) as if his name were substituted for each reference to Buyer therein.



/s/ Gary L. Roth                                       /s/ Eddie McCallum
-------------------------                              -------------------------
Gary L. Roth                                           Eddie McCallum

                     EXHIBIT A TO STOCK PURCHASE AGREEMENT
                             Current Trial Balance

                        FEDERAL HOMES OF LOUISIANA, INC.
                       ACCOUNTING TRIAL BALANCE - 9/30/96

13856            INV RE-6401 GROOM RD, BAKER LA, FUNERAL HOME                      477,130.14
13857            INV RE-6401 GROOM RD, BAKER LA - ENCUMBRANCES                     (88,762.25)
13858            INV RE-6401 GROOM RD, BAKER LA - ACCUM DEPRE                      (62,046.86)
15101            CASH-HOME OFF ACCTG DEPT PETTY CASH                                   303.28
15204            CKNG-HANCOCK BANK-BATON ROUGE LA                                   20,009.03
15213            CKNG-HANCOCK BANK (BAKER FH IMPREST) BTR LA                         1,581.67
15605            SVNG-MERRILL LYNCH GOVT RESERVES                                        0.00
17501            FURNITURE & EQUIPMENT                                              88,170.92
17501            FURNITURE & EQUIPMENT-ACCUM DEPR                                  (24,755.69)
17550            ACCOUNTS RECEIVABLE                                                58,496.06
17611            VEHICLES                                                          112,370.83
17613            VEHICLES-ACCUM DEPR                                               (60,314.83)
17621            INVENTORY-CASKETS                                                       0.00
17622            INVENTORY-BURIAL GARMENTS                                               0.00
                                                                                  -----------
                 TOTAL ASSETS                                                      522,182.30

28325            SALES TAX PAYABLE                                                    (542.83)
28710            SUSPENSEN-CONVERSION ACCTG DISCREPANCIES                                0.00
28711            SUSPENSEN-MISC GENERAL ACCOUNTING                                   3,380.24
28720            CLEARING-BOND                                                           0.00
29300            NOTES PAYABLE                                                           0.00
                                                                                  -----------
                 TOTAL LIABILITIES                                                   2,837.41

31101            CAPITAL PAID UP                                                   (63,000.00)
33101            GROSS PAID IN & CONTRIBUTED SURPLUS                              (525,000.33)
33301            UNASSIGNED SURPLUS FUNDS/RETAINED EARNINGS                         81,092.72
                                                                                  -----------
                 TOTAL NET ASSETS                                                 (506,907.61)

57730            INV EXP-REAL ESTATE DEPRECATION EXPENSE                            15,228.48
57740            INV EXP-SURPLUS NOTE, DEB. INT                                      6,277.96
59000            FH INC-PROFESSIONAL SERVICES-REGULAR                              (38,759.06)
59002            FH INC-PROFESSIONAL SERVICES-CREMATION                                  0.00
59004            FH INC-VIEWING FACILITIES USE-REGULAR                             (10,705.00)
59006            FH INC-VIEWING FACILITIES USE-CREMATION                                 0.00
59007            FH INC-VIEWING FACILITIES USE-CHILD                                     0.00
59010            FH INC-VIEWING FACILITIES USE-REGULAR ADULT                       (23,470.00)
59013            FH INC-SERVICES FACILITIES USE-CHILD                                    0.00
59017            FH INC-OTHER FACILITIES USE-CREMATION                                   0.00
59019            FH INC-EMBALMING-REGULAR ADULT                                    (14,070.00)
59021            FH INC-EMBALMING-CREMATION                                              0.00
59022            FH INC-EMBALMING-CHILD                                                  0.00
59023            FH INC-BODY PREPARATION                                            (8,725.00)
59024            FH INC-CASKETS                                                   (136,300.25)
59025            FH INC-OUTER CONTAINERS-VAULT                                     (24,344.00)
59026            FH INC-OUTER CONTAINERS-OTHER                                           0.00

59027            FH INC-ALTERNATIVE CONTAINER                                         (505.00)
59028            FH INC-CREMATION URNS                                                   0.00
59030            FH INC-BURIAL GARMENTS                                               (487.00)
59031            FH INC-REGISTER BOOKS                                                (875.00)
59032            FH INC-ACKNOWLEDGEMENT CARDS                                         (745.00)
59033            FH INC-SERVICE FOLDER                                                (300.00)
59034            FH INC-TRANSFER OF REMAINS                                         (6,005.00)
59035            FH INC-HEARSE TRANSPORTATION                                       (3,670.00)
59036            FH INC-LIMO TRANSPORTATION                                           (935.00)
59037            FH INC-SERVICES/UTILITY TRANSPORTATION                             (1,535.00)
59038            FH INC-MILEAGE CHARGES                                             (1,124.00)
59040            FH INC-CEMETERY CHARGES                                            (2,574.00)
59041            FH INC-CREMATORY CHARGES                                           (1,310.00)
59042            FH INC-FLOWERS                                                          0.00
59043            FH INC-OBITUARY NOTICES                                            (4,901.65)
59044            FH INC-CERTIFIED COPIES                                            (2,815.00)
59045            FH INC-PUBLIC TRANSPORTATION                                         (358.00)
59046            FH INC-OUTSIDE FUNERAL DIRECTORS                                   (1,730.00)
59047            FH INC-HAIRDRESSING                                                  (760.00)
59048            FH INC-PREMITS                                                       (120.00)
59900            FH INC-MISCELLANEOUS INCOME                                       (13,889.26)
                                                                                  -----------
                 TOTAL INCOME                                                     (279,505.78)

69000            FH EXP-CASKETS                                                     35,956.98
69001            FH EXP-OUTER CONTAINERS-VAULT                                      16,935.16
69004            FH EXP-CREMATION URNS                                               1,282.32
69006            FH EXP-BURIAL GARMENTS                                                648.91
69007            FH EXP-BOOKS, CARDS, ETC.                                           1,390.34
69009            FH EXP-CEMETARY CHARGES                                               760.00
69010            FH EXP-CREMATION CHARGES                                              575.00
69011            FH EXP-FLOWERS                                                         96.04
69012            FH EXP-OBITUARY NOTICES                                             6,093.80
69013            FH EXP-CERTIFIED COPIES                                             2,370.00
69014            FH EXP-PUBLIC TRANSPORTATION                                       12,690.81
69015            FH EXP-OUTSIDE FUNERAL DIRECTORS                                      755.00
69017            FH EXP-HAIRDRESSING                                                   760.00
69018            FH EXP-PERMITS, LICENSES AND FEES                                     115.00
69019            FH EXP-ALLOWANCES                                                   1,116.58
69020            FH EXP-EMBALMING AND FUNERAL SUPPLIES                               3,638.16
69030            FH EXP-REAL ESTATE LEASE PAYMENT                                        0.00
                                                                                  -----------
                 TOTAL FUNERAL HOME EXPENSES                                        85,184.10

72005            SALARIES & WAGES-OTHER (ACTUAL)                                         0.00
72045            SALARIES & WAGES ON CONTRACT LABOR (ACTUAL)                         5,177.67
73115            CONTRIBUTION FOR EMPLOYEE BENEFIT PLANS                                 0.00
73315            OTHER EMPLOYEE WELFARE (ACTUAL)                                       881.84
73409            MANAGEMENT SERVICE FEE EXP                                         88,363.55
74125            LEGAL FEES & EXPENSES OTHER                                             0.00
74405            PUBLIC ACCOUNTANT & ACTUARY FEES                                      (20.00)
72125            TRAVEL EXPENSE-OTHER (ACTUAL)                                       2,900.04
72165            ENTERTAINMENT EXPENSE-OTHER (ACTUAL)                                1,074.65

72205            ADVERTISING/PUBLIC RELATIONS EXPENSE (ACTUAL)                      10,978.35
75305            POSTAGE EXPENSE (ACTUAL)                                            1,027.76
75335            TELEGRAPH AND TELEPHONE                                             4,955.57
75405            PRINTING-STATIONERY EXPENSE (ACTUAL)                                1,109.13
75425            OFFICE SUPPLIES EXPENSE (ACTUAL)                                    1,287.02
75515            DEPRECIATION-VEHICLES (ACTUAL)                                      5,300.00
75525            DEPRECIATION-FURNITURE & EQUIPMENT (ACTUAL)                        11,090.98
75605            EQUIPMENT-RENTAL (ACTUAL)                                           1,296.87
75615            EQUIPMENT-MAINTENANCE & REPAIR (ACTUAL)                               927.76
75725            DATA PROCESSING-RIBBONS, SUPPLIES, ETC. EXP                             0.00
76105            BOOKS & PERIODICALS (ACTUAL)                                        1,242.64
76205            BUREAU & ASSOCIATION DUES                                           1,260.94
76305            INSURANCE, EXCEPT ON REAL ESTATE                                       94.00
76405            MISCELLANEOUS LOSSES                                               15,617.24
76505            COLLECTION AND BANK SERVICE CHARGES                                    22.03
76615            SUNDRY-CONTRIBUTIONS & DONATIONS                                    1,030.00
76635            SUNDRY-MISCELLANEOUS (ACTUAL)                                       9,105.75
79125            REAL ESTATE-MAINT & REPAIR (ACTUAL)                                 2,631.03
79155            REAL ESTATE-SERV & SUPPLIES (ACTUAL)                                3,270.08
79165            REAL ESTATE-UTILITIES (ACTUAL)                                      6,347.27
                                                                                  -----------
                 TOTAL GENERAL EXPENSES                                            176,972.14

81009            STATE TAX-REAL ESTATE                                                   0.00
84005            STATE TAX-SUTA (ACTUAL)                                                 0.00
84019            STATE TAX-OTHER                                                      (762.56)
85005            FEDERAL TAX-FICA (ACTUAL)                                               0.00
86005            FEDERAL TAX-FUTA (ACTUAL)                                               0.00
                                                                                  -----------
                 TOTAL STATE TAX EXPENSE                                              (762.56)

94000            FEDERAL INCOME TAXES                                                    0.00
                                                                                  -----------
                 TOTAL FEDERAL INCOME TAXES                                              0.00

                               AMENDMENT NO. 1 TO
                            STOCK PURCHASE AGREEMENT

         This Amendment No. 1 ("Amendment") is entered into as of November 1, 1996, by and among FIRST AMERICAN INVESTMENT CORPORATION, a Louisiana corporation ("Seller"), and FUNERAL SERVICES INTERNATIONAL, INC., a Louisiana corporation ("Buyer").

                                   RECITALS:

         WHEREAS, Seller and Buyer entered into a Stock Purchase Agreement as of October 18, 1996 ("Stock Purchase Agreement") which contemplates a Closing Date of November 1, 1996; and

         WHEREAS, Buyer has requested an extension of the Closing Date to December 16, 1996.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, Buyer and Seller agree as follows:

1. AMENDMENT OF STOCK PURCHASE AGREEMENT. The Stock Purchase Agreement is amended as follows:

         (a) Section 1(c) is hereby amended in its entirety to read as follows:

                 "(c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on December 16, 1996, or such other date as Buyer and Seller may mutually determine (the "Closing Date")."

         (b) Section 8(a)(iii) is hereby amended in its entirety to read as follows:

                 "(iii) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing (A) in the event Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Buyer has notified Seller of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach, or (B) if the Closing shall not have occurred on or before December 16, 1996, by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from breach by Buyer of any representation, warranty, or covenant contained in this Agreement); and"

         (c) Section 8(a)(iv) is hereby amended in its entirety to read as follows:

                 "(iv) Seller may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (A) in the event Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Seller has notified Buyer of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach, or (B) if the Closing shall not have occurred on or before December 16, 1996, by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from Seller breaching any representation, warranty, or covenant contained in this Agreement)."

2. MISCELLANEOUS. The use of capitalized terms not defined in this Amendment shall have the same meaning as defined in the Stock Purchase Agreement. Except as expressly amended in Section 1 above, the Stock Purchase Agreement shall remain in full force and effect as originally executed without any modification thereof.

         IN WITNESS WHEREOF, Buyer and Seller have executed this Amendment as of the date first above written.


                                  SELLER:

                                  FIRST AMERICAN INVESTMENT CORPORATION

                                  By:/s/ Mark A. Oliver
                                     ------------------------------------------
                                  Title: Executive Vice President and Treasurer

                                  BUYER:

                                  FUNERAL SERVICES INTERNATIONAL, INC.

                                  By:/s/ Eddie McCallum
                                     ------------------------------------------
                                  Title: President and Chief Executive Officer


Each of the undersigned hereby agrees and certifies that, as of the date of this Amendment and as of Closing, (A) he is not aware of (i) any breach, or any facts or circumstances which could lead to a breach, of any representation, warranty or covenant of Seller contained in the Stock Purchase Agreement, (ii) any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements and information contained in any representation or warranty of Seller not misleading, and (B) he will notify Seller immediately if he should become aware, whether by the occurrence of any event, additional knowledge or otherwise, of any breach or possible breach of his certification in clause (A) of this paragraph. Each of the undersigned further agrees to be personally bound by the provisions of Section 10(a) of the Stock Purchase Agreement as if his name were substituted for each reference to Buyer therein.


/s/ Gary L. Roth                                       /s/ Eddie McCallum
---------------------                                  ------------------------
Gary L. Roth                                           Eddie McCallum

                                                                      APPENDIX C


                       LOUISIANA BUSINESS CORPORATION LAW

             PART XIII. DISSENTING SHAREHOLDERS' RIGHTS, FAIR PRICE
                   PROTECTION, AND CONTROL SHARE ACQUISITION

     12:130        DEFINITIONS.--(1) "Safeguard period" shall mean the
twenty-four month period immediately following any merger, consolidation or any other change in majority voting ownership of a corporation covered by this Chapter.

     (2) "Safeguarded entity" shall mean any pension plan, retirement system, or any other fund that inures to the benefit of the employees of a corporation covered under this Chapter.

     (3) "interested person" shall mean any member, participant, regular or disability retiree, beneficiary, or creditor of any safeguarded entity.

     (4) "Intentional misconduct" shall mean the intentional conduct of any person which occurs during the safeguard period and which has the effect of deleting, depleting or otherwise diminishing the assets being held in trust by any safeguarded entity in a manner that is adverse to any interested person as defined by R.S. 12: 130(3).

     12:130.1      STANDARD OF CARE; REVIEW.--A. Any conduct which violates the provisions of this Part which occurs during the safeguard period shall give rise to the presumption that such conduct is intentional misconduct.

     B. Any transaction that is executed during the safeguard period which involves the assets of a safeguarded entity shall be subject to judicial review under the standard of strict scrutiny.

     12:130.2      INTENTIONAL MISCONDUCT; INJUNCTIVE RELIEF; CIVIL
PENALTY.--A. Any person who is found by a court to be liable for intentional misconduct under this Part shall be subject to the penalties of this Section, regardless of whether the person is or is not involved in the administration of the safeguarded entity. Person as referred to in this Section includes any individual, partnership, unincorporated association of individuals, joint stock company, or corporation.

     B. Any interested person may petition a court for injunctive relief on the basis of another person's intentional misconduct, provided that he can show the intentional misconduct will cause irreparable harm to the interested person or to the safeguarded entity.

     C. Any person whose intentional misconduct causes the insolvency of a safeguarded entity shall oblige the person by whose misconduct caused the insolvency to restore the safeguarded entity to a condition of solvency. If such intentional misconduct causes damage to any interested person, the person whose conduct caused the damage shall be obliged to repair it, as ordered by any court, including the payment of prejudgment interest and reasonable attorney's fees.

     D. Jurisdiction for the enforcement of this Section shall be in accordance with the provisions contained in Article 42 of the Louisiana Code of Civil Procedure.

     12:131        RIGHTS OF SHAREHOLDER DISSENTING FROM CERTAIN CORPORATE
ACTIONS.--A. Except as provided in subsection B of this Section, if a corporation has, by vote of its shareholders, authorized a sale, lease or exchange of all of its assets, or has, by vote of its shareholders, become a party to a merger or consolidation, then, unless such authorization or action shall have been given or approved by at least eighty per cent of the total voting power, a shareholder who voted against such corporate action shall have the right to dissent. If a corporation has become a party to a merger pursuant to R.S. 12:112(G), the shareholders of any subsidiaries party to the merger shall have the right to dissent without regard to the proportion of the voting power which approved the merger and despite the fact that the merger was not approved by vote of the shareholders of any of the corporations involved.

     B. The right to dissent provided by this Section shall not exist in the case of:

     (1) A sale pursuant to an order of a court having jurisdiction in the premises.

     (2) A sale for cash on terms requiring distribution of all or substantially all of the net proceeds to the shareholders in accordance with their respective interests within one year after the date of the sale.

     (3) Shareholders holding shares of any class of stock which, at the record date fixed to determine shareholders entitled to receive notice of and to vote at the meeting of shareholders at which a merger or consolidation was acted on, were listed on a national securities exchange, or were designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, unless the articles of the corporation issuing such stock provide otherwise or the shares of such shareholders were not converted by the merger or consolidation solely into shares of the surviving or new corporation.

     C. Except as provided in the last sentence of this subsection, any shareholder electing to exercise such right of dissent shall file with the corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to such proposed corporate action, and shall vote his shares against such action. If such proposed corporate action be taken by the required vote, but by less than eighty per cent of the total voting power, and the merger, consolidation or sale, lease or exchange of assets authorized thereby be effected, the corporation shall promptly thereafter give written notice thereof, by registered mail, to each shareholder who filed such written objection to, and voted his shares against, such action, at such shareholder's last address on the corporation's records. Each such shareholder may, within twenty days after the mailing of such notice to him, but not thereafter, file with the corporation a demand in writing for the fair cash value of his shares as of the day before such vote was taken; provided that he state in such demand the value demanded, and a post office address to which the reply of the corporation may be sent, and at the same time deposit in escrow in a chartered bank or trust company located in the parish of the registered office of the corporation, the certificates representing his shares, duly endorsed and transferred to the corporation upon the sole condition that said certificates shall be delivered to the corporation upon payment of the value of the shares determined in accordance with the provisions of this Section. With his demand the shareholder shall deliver to the corporation, the written acknowledgment of such bank or trust company that it so holds his certificates of stock. Unless the objection, demand and acknowledgment aforesaid be made and delivered by the shareholder within the period above limited, he shall conclusively be presumed to have acquiesced in the corporate action proposed or taken. In the case of a merger pursuant to R.S. 12:112(G), the dissenting shareholder need not file an objection with the corporation nor vote against the merger, but need only file with the corporation, within twenty days after a copy of the merger certificate was mailed to him, a demand in writing for the cash value of his shares as of the day before the certificate was filed with the Secretary of State, state in such demand the value demanded and a post office address to which the corporation's reply may be sent, deposit the certificates representing his shares in escrow as hereinabove provided, and deliver to the corporation with his demand the acknowledgment of the escrow bank or trust company as hereinabove prescribed.

     D. If the corporation does not agree to the value so stated and demanded, or does not agree that a payment is due, it shall, within twenty days after receipt of such demand and acknowledgment, notify in writing the shareholder, at the designated post office address, of its disagreement, and shall state in such notice the value it will agree to pay if any payment should be held to be due; otherwise it shall be liable for, and shall pay to the dissatisfied shareholder, the value demanded by him for his shares.

     E. In the case of disagreement as to such fair cash value, or as to whether any payment is due, after compliance by the parties with the provisions of subsections C and D of this Section, the dissatisfied shareholder, within sixty days after receipt of notice in writing of the corporation's disagreement, but not thereafter, may file suit against the corporation, or the merged or consolidated corporation, as the case may be, in the district court of the parish in which the corporation or the merged or consolidated corporation, as the case may be, has its registered office, praying the court to fix and decree the fair cash value of the dissatisfied shareholder's shares as of the day before such corporate action complained of was taken, and the court shall, on such evidence as may be adduced in relation thereto, determine summarily whether any payment is due, and, if so, such cash value, and render judgment accordingly. Any shareholder entitled to file such suit may, within such sixty-day period but not thereafter, intervene as a plaintiff in such suit filed by another shareholder, and recover therein judgment against the corporation for the fair cash value of his shares. No order or decree shall be made by the court staying the proposed corporate action, and any such corporate action may be carried to completion notwithstanding any such suit. Failure of the shareholder to bring suit, or to intervene in such a suit, within sixty days after receipt of notice of disagreement by the corporation shall conclusively bind the shareholder (1) by the corporation's statement that no payment is due, or (2) if the corporation does not contend that no payment is due, to accept the value of his shares as fixed by the corporation in its notice of disagreement.

     F. When the fair value of the shares has been agreed upon between the shareholder and the corporation, or when the corporation has become liable for the value demanded by the shareholder because of failure to give notice of disagreement and of the value it will pay, or when the shareholder has become bound to accept the value the corporation agrees is due because of his failure to bring suit within sixty days after receipt of notice of the corporation's disagreement, the action of the shareholder to recover such value must be brought within five years from the date the value was agreed upon, or the liability of the corporation became fixed.

     G. If the corporation or the merged or consolidated corporation, as the case may be, shall, in its notice of disagreement, have offered to pay to the dissatisfied shareholder on demand an amount in cash deemed by it to be the fair cash value of his shares, and if, on the institution of a suit by the dissatisfied shareholder claiming an amount in excess of the amount so offered, the corporation, or the merged or consolidated corporation, as the case may be, shall deposit in the registry of the court, there to remain until the final determination of the cause, the amount so offered, then, if the amount finally awarded such shareholder, exclusive of interest and costs, be more than the amount offered and deposited as aforesaid, the costs of the proceeding shall be taxed against the corporation, or the merged or consolidated corporation, as the case may be; otherwise the costs of the proceeding shall be taxed against such shareholder.

     H. Upon filing a demand for the value of his shares, the shareholder shall cease to have any of the rights of a shareholder except the rights accorded by this Section. Such a demand may be withdrawn by the shareholder at any time before the corporation gives notice of disagreement, as provided in subsection D of this Section. After such notice of disagreement is given, withdrawal of a notice of election shall require the written consent of the corporation. If a notice of election is withdrawn, or the proposed corporate action is abandoned or rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares, his share certificates shall be returned to him (and, on his request, new certificates shall be issued to him in exchange for the old ones endorsed to the corporation), and he shall be reinstated to all his rights as a shareholder as of the filing of his demand for value, including any intervening preemptive rights, and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

     12:132        DEFINITIONS. -- The following terms as used in R.S. 12:133 and R.S. 12:134 shall have the following meanings

     (1) "Affiliate," including the term "affiliated person," means a person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with a specified person.

     (2) "Associate," when used to indicate a relationship with any person, means the following:

     (a) Any corporation or organization other than the corporation or a subsidiary of the corporation, of which such person is an officer, director, or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities.

     (b) Any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity.

     (c) Any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the corporation or any of its affiliates.

     (3) "Beneficial owner," when used with respect to any voting stock, means any of the following:

     (a) A person who individually or with any of its affiliates or associates beneficially owns voting stock, directly or indirectly.

     (b) A person who individually or with any of its affiliates or associates has either of the following rights:

     (i) To acquire voting stock, whether such right is exercisable immediately or only after the passage of time, pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.

     (ii) To vote voting stock pursuant to any agreement, arrangement, or understanding.

     (c) A person who has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of voting stock with any other person who beneficially owns or whose affiliates beneficially own, directly or indirectly, such shares of voting stock.

     (4)           "Business combination" means any of the following:

     (a) Unless the merger, consolidation, or share exchange does not alter the contract rights of the stock as expressly set forth in the articles or change or convert in whole or in part the outstanding shares of the corporation, any merger, consolidation, or share exchange of the corporation or any subsidiary with:

     (i)           Any interested shareholder, or

     (ii) Any other corporation, whether or not itself an interested shareholder, which is, or after the merger, consolidation, or share exchange would be, an affiliate of an interested stockholder that was an interested shareholder prior to the transaction.

     (b) Any sale, lease, transfer, or other disposition, other than in the ordinary course of business, in one transaction or a series of transactions in any twelve-month period to any interested shareholder or any affiliate of any interested shareholder, other than the corporation of any of its subsidiaries, of any assets of the corporation or any subsidiary having, measured at the time the transaction or transactions are approved by the board of directors of the corporation, an aggregate book value as of the end of the corporation's most recently ended fiscal quarter of ten percent or more of the total market value of the outstanding stock of the corporation or of its net worth as of the end of its most recently ended fiscal quarter.

     (c) The issuance or transfer by the corporation or any subsidiary, in one transaction or a series of transactions, of any equity securities of the corporation or any subsidiary which has an aggregate market value of five percent or more of the total market value of the outstanding stock of the corporation, to any interested shareholder or any affiliate of any interested shareholder, other than the corporation or any of its subsidiaries, except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all holders of the corporation's voting stock or any other method affording substantially proportionate treatment of the holders of voting stock.

     (d) The adoption of any plan or proposal for the liquidation or dissolution of the corporation in which anything other than cash will be received by an interested shareholder or any affiliate of any interested shareholder.

     (e) Any reclassification of securities including any reverse stock split or recapitalization of the corporation or any merger, consolidation, or share exchange of the corporation with any of its subsidiaries which has the effect, directly or indirectly, in one transaction or a series of transactions, of increasing by five percent or more of the total number of outstanding shares the proportionate amount of the outstanding shares of any class of equity securities of the corporation or any subsidiary which is directly or indirectly owned by any interested shareholder or any affiliate of any interested shareholder.

     (5) "Common stock" means any stock other than preferred or preference stock.

     (6) "Control," including the terms "controlling," "controlled by," and "under common control with" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. The beneficial ownership of ten percent or more of the votes entitled to be cast by a corporation's voting stock creates a presumption of control.

     (7) "Corporation" means any corporation which has been granted a certificate of incorporation by the state of Louisiana.

     (8)           "Equity security" means any of the following:

     (a) Any stock or similar security, certificate of interest, or participation in any profit sharing agreement, voting trust certificate, or certificate of deposit for an equity security.

     (b) Any security convertible, with or without consideration, into an equity security, or any warrant or other security carrying any right to subscribe to or purchase an equity security.

     (c) Any put, call, straddle, or other option or privilege of buying an equity security from or selling an equity security to another without being bound to do so.

     (9)(a) "Interested shareholder" means any person other than the corporation or any subsidiary or any of the corporation's employee plans or related trusts that is either of the following:

     (i) The beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting stock of the corporation.

     (ii) An affiliate of the corporation who at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

     (b) For the purpose of determining whether a person is an interested shareholder, the number of shares of voting stock deemed to be outstanding shall include shares deemed owned by the person through application of Subsection (3) of this Section, but may not include any other shares of voting stock which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

     (10)          "Market value" means the following:

     (a) In the case of stock, the highest closing sale price during the thirty-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations Systems or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the board of directors of the corporation in good faith.

     (b) In the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the board of directors of the corporation in good faith.

     (11) "Subsidiary" means any corporation of which voting stock having a majority of the votes entitled to be cast is owned, directly or indirectly, by the corporation.

     (12) "Voting stock" means shares of capital stock of a corporation entitled to vote generally in the election of directors.

     12:133        VOTE REQUIRED IN BUSINESS COMBINATIONS.--In addition to any vote otherwise required by law or the charter of the corporation, a business combination shall be recommended by the board of directors and approved by the affirmative vote of at least each of the following:

     (1) Eighty percent of the votes entitled to be cast by outstanding shares of voting stock of the corporation voting together as a single voting group.

     (2) Two-thirds of the votes entitled to be cast by holders of voting stock other than voting stock held by the interested shareholder who is or whose affiliate is a party to the business combination or an affiliate or associate of the interested shareholder, voting together as a single voting group.

     12:134        WHEN VOTING REQUIREMENTS NOT APPLICABLE. A. For purposes of
Subsection (B) of this Section, the following terms shall have the meanings ascribed to them:

     (1) "Announcement date" means the first general public announcement of the proposal or intention to make a proposal of the business combination or its first communication generally to shareholders of the corporation, whichever is earlier.

     (2) "Determination date" means the date on which an interested shareholder first became an interested shareholder.

     (3)           "Valuation date" means the following:

     (a) For a business combination voted upon by shareholders, the latter of the date prior to the date of the shareholders vote or the day twenty days prior to the consummation of the business combination.

     (b) For a business combination not voted upon by shareholders, the date of the consummation of the business combination.

     B. The vote required by R.S. 12:133 of this Chapter does not apply to a business combination as defined in R.S. 12:132(4)(a) if each of the following conditions is met:

     (1) The aggregate amount of the cash and the market value as the valuation date of consideration other than cash to be received per share by holders of common stock in such business combination is at least equal to the highest of the following:

     (a) The highest per share price, including any brokerage commission, transfer taxes, and soliciting dealers' fees, paid by the interested shareholders for any shares of common stock of the same class or series acquired by it:

     (i) Within the two-year period immediately prior to the announcement date of the proposal of the business combination; or

     (ii) In the transaction in which it became an interested stockholder, whichever is higher; or

     (b) The market value per share of common stock of the same class or series on the announcement date or on the determination date, whichever is higher; or

     (c) The price per share equal to the market value per share of common stock of the same class or series determined pursuant to Subparagraph
(b) of this Paragraph, multiplied by the fraction of:

     (i) The highest per share price, including any brokerage commissions, transfer taxes, and soliciting dealers' fees, paid by the interested shareholder for any shares of common stock of the same class or series acquired by it within the two-year period immediately prior to the announcement date, over

     (ii) The market value per share of common stock of the same class or series on the first day in such two-year period on which the interested shareholder acquired any shares of common stock.

     (2) The aggregate amount of the cash and the market value as of the valuation date of consideration other than cash to be received per share by holders of shares of any class or series of outstanding stock other than common stock is at least equal to the highest of the following, whether or not the interested shareholder has previously acquired any shares of a particular class or series of stock:

     (a) The highest per share price, including any brokerage commissions, transfer taxes, and soliciting dealers' fees, paid by the interested shareholder for any shares of such class of stock acquired by it:

     (i) Within the two-year period immediately prior to the announcement date of the proposal of the business combination; or

     (ii) In the transaction in which it became an interested stockholder, whichever is higher; or

     (b) The highest preferential amount per share to which the holders of shares of such class of stock are entitled in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the corporation; or

     (c) The market value per share of such class of stock on the announcement date or on the determination date, whichever is higher; or

     (d) The price per share equal to the market value per share of such class of stock determined pursuant to Subparagraph (c) of this Paragraph, multiplied by the fraction of:

     (i) The highest per share price, including any brokerage commissions, transfer taxes, and soliciting dealers' fees, paid by the interested shareholder for any shares of any class of voting stock acquired by it within the two-year period immediately prior to the announcement date, over

     (ii) The market value per share of the same class of voting stock on the first day in such two-year period on which the interested shareholder acquired any shares of the same class of voting stock.

     (3) The consideration to be received by holders of any class or series of outstanding stock is to be in cash or in the same form as the interested shareholder has previously paid for shares of the same class or series of stock. If the interested shareholder has paid for shares of any class of stock with varying forms of consideration, the form of consideration for such class of stock shall be either cash or the form used to acquire the largest number of shares of such class or series of stock previously acquired by it.

     (4)(a) After the interested stockholder has become an interested shareholder and prior to the consummation of such business combination:

     (i) There shall have been no failure to declare and pay at the regular date therefor any full periodic dividends, cumulative or not, on any outstanding preferred stock of the corporation;

     (ii)          There shall have been:

     (aa) No reduction in the annual rate of dividends paid on any class or series of stock of the corporation that is not preferred stock except as necessary to reflect any subdivision of the stock; and

     (bb) An increase in such annual rate of dividends as necessary to reflect any reclassification, including any reverse stock split, recapitalization, reorganization, or any similar transaction which has the effect of reducing the number of outstanding shares of the stock; and

     (iii) The interested shareholder did not become the beneficial owner of any additional shares of stock of the corporation except as part of the transaction which resulted in such interested shareholder's becoming an interested shareholder or by virtue of proportionate stock splits or stock dividends.

     (b) The provisions of (i) and (ii) of Subparagraph (a) shall not apply if no interested shareholder or an affiliate or associate of the interested shareholder voted as a director of the corporation in a manner inconsistent with (i) and (ii), and the interested shareholder, within ten days after any act or failure to act inconsistent with such Sub-subparagraphs, notifies the board of directors of the corporation in writing that the interested shareholder disapproves thereof and requests in good faith that the board of directors rectify such act or failure to act.

     (5) After the interested stockholder has become an interested shareholder, the interested stockholder may not have received the benefit, directly or indirectly, except proportionately as a shareholder, of any loans, advances, guarantees, pledges, or other financial assistance, or any tax credits, or other tax advantages provided by the corporation or any of its subsidiaries, whether in anticipation of or in connection with such business combination or otherwise.

     C.(1)         Whether or not such business combinations are authorized or consummated in whole or in part after January 1, 1985, or after the interested shareholder became an interested stockholder, the requirements of R.S. 12:133 shall not apply to business combinations that specifically, generally, or generally by types, as to specifically identified or unidentified existing or future interested shareholders or their affiliates, have been approved or exempted therefrom by resolution of the board of directors of the corporation:

     (a) Prior to January 1, 1985, or such earlier date as may be irrevocably established by resolution of the board of directors; or

     (b) If involving transactions with a particular interested shareholder or its existing or future affiliates, at any time prior to the time that the interested shareholder first became an interested shareholder.

     (2) Unless by its terms a resolution adopted under this Subsection is made irrevocable, it may be altered or repealed by the board of directors, but this shall not affect any business combinations that have been consummated or are the subject of an existing agreement entered into prior to the alteration or repeal.

     D.(1)         Unless the articles or bylaws of the corporation
specifically provide otherwise, the requirements of R.S. 12:133 shall not apply to business combinations of a corporation that on January 1, 1985, had an existing interested shareholder, whether a business combination is with the existing shareholder or with any other person that becomes an interested shareholder after January 1, 1985, or their present or future affiliates unless at any time after January 1, 1985, the board of directors of the corporation elects by resolution to be subject, in whole or in part, specifically, generally, or generally by types as to specifically identified or unidentified interested shareholders to the requirements of R.S. 12:133.

     (2) The articles or bylaws of the corporation may provide that if the board of directors adopts a resolution under Subsection (D)(1) of this Section, the resolution shall be subject to approval of the shareholders in the manner and by the vote specified in the articles or the bylaws.

     (3) An election under this Subsection may be added to but may not be altered or repealed except by an amendment to the articles adopted by a vote of shareholders meeting the requirements of Subsection (E)(1)(b) of this Section.

     (4) If a corporation elects under this Subsection to be included within the provisions of R.S. 12:132, R.S. 12:133, and R.S. 12:134 generally, without qualification or limitation, it shall file with the secretary of state articles supplementary including a copy of the resolution making the election and a statement describing the manner in which the resolution was adopted. The articles supplementary shall be executed in the manner required by R.S. 12:32 of the Chapter. The articles supplementary constitute articles of amendment under R.S. 12:31 of this Chapter.

     E.(1)         Unless the articles of the corporation provide otherwise,
the requirements of R.S. 12:133 shall not apply to any business combination of any of the following:

     (a) A corporation having fewer than one hundred beneficial owners of its stock.

     (b) A corporation whose original articles of incorporation have a provision, or whose shareholders adopt an amendment to its articles after January 1, 1985, by a vote of at least eighty percent of the votes entitled to be cast by outstanding shares of voting stock of the corporation, voting together as a single voting group and two-thirds of the votes entitled to be cast by persons who are not interested shareholders of the corporation, voting together as a single voting group, expressly electing not to be governed by R.S. 12:132, R.S. 12:133 and R.S. 12:134.

     (c) An investment company registered under the Investment Company Act of 1940.

     (2) For purposes of Subparagraph (1) of this Subsection, all shareholders of a corporation that have executed an agreement to which the corporation is an executing party governing the purchase and sale of stock of the corporation or a voting trust agreement governing stock of the corporation shall be considered a single beneficial owner of the stock covered by the agreement. F. A business combination of a corporation that has a provision in its articles permitted by R.S. 12:112 or R.S. 12:121(B), which allows for reduction of the vote required for the transactions described therein is subject to the voting requirements of R.S. 12:133 unless one of the requirements or exemptions of Subsection (B), (C), (D), or (E) of this Section have been met.

     12:135        DEFINITIONS.--As used in R.S. 12:135 through 140.2:

     (1) "Control shares" means shares that, except for the provisions of R.S. 12:135 through 140.2, would have voting power with respect to shares of an issuing public corporation that, when added to all other shares of the issuing public corporation owned by a person or in respect to which that person may exercise or direct the exercise of voting power, would entitle that person, immediately after acquisition of the shares, directly or indirectly, alone or as a part of a group, to exercise or direct the exercise of the voting power of the issuing public corporation in the election of directors within any of the following ranges of voting power:

     (a) One-fifth or more but less than one-third of all voting power.

     (b) One-third or more but less than a majority of all voting power.

     (c)           A majority or more of all voting power.

     (2)(a) "Control share acquisition" means the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares.

     (b) For purposes of this Paragraph, shares acquired within ninety days or shares acquired pursuant to a plan to make a control share acquisition are considered to have been acquired in the same acquisition.

     (c) For purposes of this Paragraph, a person who acquires shares in the ordinary course of business for the benefit of others in good faith and not for the purpose of circumventing the provisions of R.S. 12:135 through
140.2 has voting power only of shares in respect of which that person would be able to exercise or direct the exercise of votes without further instruction from others.

     (d) The acquisition of any shares of an issuing public corporation does not constitute a control share acquisition if the acquisition is consummated in any of the following circumstances:

     (i)           Before May 4, 1987.

     (ii) Pursuant to a contract existing before May 4, 1987 or pursuant to a tender offer or exchange offer made in writing before May 4, 1987 for any securities of an issuing public corporation whether the time for acceptance is extended on or after May 4, 1987, whether the offeror waives any conditions of the offer on or after May 4, 1987, and whether the transaction is closed on or after May 4, 1987.

     (iii) Pursuant to the laws of successions, descent, and distribution.

     (iv) Pursuant to the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing the provisions of R.S. 12:135 through 140.2.

     (v) Pursuant to a merger, consolidation, or share exchange effected in compliance with Part XI of this Chapter if the issuing public corporation, or a wholly-owned subsidiary thereof, is a party to the agreement of merger or consolidation or the plan of exchange.

     (vi) By an employee benefit plan or related trust of the issuing public corporation.

     (e) The acquisition of shares of an issuing public corporation in good faith and not for the purpose of circumventing the provisions of R.S. 12:135 through 140.2 by or from:

     (i) Any person whose voting rights had previously been authorized by shareholders in compliance with the provisions of R.S. 12:135 through 140.2; or

     (ii) Any person whose previous acquisition of shares of an issuing public corporation would have constituted a control share acquisition but for Subparagraph (d) of this Paragraph does not constitute a control share acquisition, unless the acquisition entitles any person, directly or indirectly, alone or as a part of a group, to exercise or direct the exercise of voting power of the corporation in the election of directors in excess of the range of the voting power otherwise authorized.

     (3) "interested shares" means the shares of an issuing public corporation in respect of which any of the following persons may exercise or direct the exercise of the voting power of the corporation in the election of directors:

     (a) An acquiring person or member of a group with respect to a control share acquisition.

     (b)           Any officer of the issuing public corporation.

     (c) Any employee of the issuing public corporation who is also a director of the corporation.

     (4)           "Issuing public corporation" means a corporation that has:

     (a)           One hundred or more shareholders;

     (b) Its principal place of business, its principal office, or substantial assets, whether owned directly or through one or more wholly-owned subsidiaries, within Louisiana; and

     (c)           One or more of the following:

     (i) More than ten percent of its shareholders reside in Louisiana.

     (ii) More than ten percent of its shares owned by Louisiana residents.

     (iii)         Ten thousand shareholders reside in Louisiana.

     (5) The residence of a shareholder is presumed to be the address appearing in the records of the corporation. Shares held by banks, except when held as trustee, guardian, or tutor, by brokers, or by nominees shall be disregarded for purposes of calculating the percentages or numbers described in Paragraph (4).

     (6)           For purposes of Paragraph (4):

     (a) "Substantial assets" means assets having a value of at least five million dollars;

     (b)           "Value" means:

     (i) in the case of assets other than cash or securities, the value of the property as determined in good faith by the board of directors of the corporation; and

     (ii) In the case of securities, the highest closing sale price during the thirty day period immediately preceding the date in question of a security on the composite tape for New York Stock Exchange listed securities or, if the securities are not quoted on the composite tape or not listed on the New York Stock Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the securities are listed or, if the securities are not listed on any such exchange, on the National Association of Securities Dealers, Inc., Automated Quotations National Market System or, if the securities are not quoted on the National Association of Securities Dealers, Inc., Automated Quotations National Market System, the highest closing bid quotation during the thirty day period preceding the date in question of a security on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use or, if no such quotation is available, the fair market value on the date in question of a security determined in good faith by the board of directors of the corporation; and

     (c)           "Within Louisiana" means:

     (i) In a case of corporeal property, the presence of such corporeal property within Louisiana;

     (ii) In the case of incorporeal property represented by a written instrument, the presence of such written instrument within Louisiana; and

     (iii) In the case of incorporeal property not represented by a written instrument, the presence of the commercial domicile of the corporation within Louisiana.

     12:136        LAW APPLICABLE TO CONTROL SHARE VOTING RIGHTS.--Unless the
corporation's articles of incorporation or bylaws, as in effect before a control share acquisition has occurred, provide that the provisions of R.S. 12:135 through 140.2 do not apply to control share acquisitions of shares of the corporation, control shares of an issuing public corporation acquired in a control share acquisition have only such voting rights as are conferred by R.S. 12:140.

     12:137        NOTICE OF CONTROL SHARE ACQUISITION.--A. Any person who
proposes to make or has made a control share acquisition may at the person's election deliver an acquiring person statement to the issuing public corporation at the issuing public corporation's registered office.

     B. However, if any of the shares to be acquired are being held in a trust account or any other type of account or fund on behalf of a safeguarded entity as defined in R.S. 12:130(2), the acquiring person statement shall be mandatory and shall be provided to the chairman of the board of trustees of the safeguarded entity or the administrator, or the corporate employee who is responsible for managing the entity. The trustee, administrator, or manager shall upon receipt of such statement distribute copies to all interested persons as defined in R.S. 12:130(3).

     C. The acquiring person statement shall set forth all of the following:

     (1) The identity of the acquiring person and each other member of any group of which the person is a part for purposes of determining control shares.

     (2) A statement that the acquiring person statement is given pursuant to this Section.

     (3) The number of shares of the issuing public corporation owned, directly or indirectly, by the acquiring person and each other member of the group.

     (4) The range of voting power under which the control share acquisition falls or would, if consummated, fall.

     (5)           If the control share acquisition has not taken place:

     (a) A description in reasonable detail of the terms of the proposed control share acquisition; and

     (b) Representations of the acquiring person. together with a statement in reasonable detail of the facts upon which they are based, that the proposed control share acquisition, if consummated, will not be contrary to law, and that the acquiring person has the financial capacity to make the proposed control share acquisition.

     12:138        SHAREHOLDER MEETING TO DETERMINE CONTROL SHARE VOTING
RIGHTS.--A. (1) If the acquiring person so requests at the time of delivery of an acquiring person statement and gives an undertaking to pay the corporation's expenses of a special meeting, within ten days thereafter, the directors of the issuing public corporation shall call a special meeting of shareholders of the issuing public corporation for the purpose of considering the voting rights to be accorded the shares acquired or to be acquired in the control share acquisition.

     (2) The directors of the issuing public corporation shall not be required to call such special meeting of shareholders with respect to a proposed control share acquisition unless such acquisition will be lawful and the acquiring person has obtained, and shall have furnished to the corporation, copies of commitments for financing of any cash portion of the consideration to be paid with respect to the acquisition or otherwise has demonstrated that the acquiring person has the financial capacity to make the acquisition.

     B. Unless the acquiring person agrees in writing to another date, the special meeting of shareholders shall be held within fifty days after receipt by the issuing public corporation of the request or, if the issuing
public corporation is subject to Section          14(a)   of the Securities
Exchange Act of 1934, as amended, the date on which definitive proxy materials (within the meaning of such act and the regulations thereunder) related to the special meeting on behalf of the acquiring person and the board of directors of the issuing public corporation have been filed with the Securities and Exchange Commission, which shall be done as promptly as practicable following receipt of the request.

     C. If no request is made, the voting rights to be accorded the shares acquired in the control share acquisition shall be presented to the next special or annual meeting of shareholders.

     D. If the acquiring person so requests in writing at the time of delivery of the acquiring person statement, the special meeting shall not be held sooner than thirty days after receipt by the issuing public corporation of the acquiring person statement.

     12:139        NOTICE OF SHAREHOLDER MEETING. -- A. If a special meeting is requested, notice of the special meeting of shareholders shall be given as promptly as reasonably practicable by the issuing public corporation to all shareholders of record as of the record date set for the meeting, whether or not entitled to vote at the meeting.

     B. Notice of the special or annual shareholder meeting at which the voting rights are to be considered shall include or be accompanied by both of the following:

     (1) A copy of the acquiring person statement delivered to the issuing public corporation pursuant to R.S. 12:137.

     (2) A statement by the board of directors of the corporation, authorized by its directors, of its position or recommendation, or that it is taking no position or making no recommendation, with respect to the proposed control share acquisition.

     12:140        RESOLUTION GRANTING CONTROL SHARE VOTING RIGHTS.-- A.
Control shares acquired in a control share acquisition have the same voting rights as were accorded the shares before the control share acquisition only to the extent granted by resolution approved by the shareholders of the issuing public corporation.

     B.            To be approved under this Section, the resolution shall be approved by:

     (1) Each voting group entitled to vote separately on the proposal by a majority of all the votes entitled to be cast by that voting group, with the holders of the outstanding shares of a class being entitled to vote as a separate voting group if the proposed control share acquisition would, if fully carried out, result in any of the changes described in R.S. 12:31(C); and

     (2) Each voting group entitled to vote separately on the proposal by a majority of all the votes entitled to be cast by that group, excluding all interested shares.

     12:140.1 REDEMPTION OF CONTROL SHARES,-- A. If authorized in a corporation's articles of incorporation or bylaws before a control share acquisition has occurred, control shares acquired in a control share acquisition with respect to which no acquiring person statement has been filed with the issuing public corporation may, at any time during the period ending sixty days after the last acquisition of control shares by the acquiring person, be subject to redemption by the corporation at the fair value thereof pursuant to the procedures adopted by the corporation.

     B. Control shares acquired in a control share acquisition are not subject to redemption after an acquiring person statement has been filed unless the shares are not accorded full voting rights by the shareholders as provided in R.S. 12:140.

     12:140.2 RIGHTS OF DISSENTING SHAREHOLDERS.--A. Unless otherwise provided in a corporation's articles of incorporation or bylaws before a control share acquisition has occurred, in the event control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all voting power, all shareholders of the issuing public corporation have dissenters' rights as provided in this Section.

     B. As soon as practicable after such events have occurred, the board of directors shall cause a notice to be sent to all shareholders of the corporation advising them of the facts and that they have dissenters' rights to receive the fair cash value of their shares.

     C. As used in this Section, "fair cash value" means a value not less than the highest price paid per share by the acquiring person in the control share acquisition.

     D. As used in this Section, "dissenters' rights" means the right to require the issuing public corporation to purchase shares at fair cash value.

             FIRST AMERICAN INVESTMENT CORPORATION - CITIZENS, INC.

                             LETTER OF TRANSMITTAL

ATTENTION SHAREHOLDER:    Please read carefully the instructions on the reverse
                          side and complete the form below.

This Transmittal Letter Relates to the Following Certificates of Common Stock of First American Investment Corporation

                                              Certificate        Number
                                              Number(s)(1)       of Shares(1)

                                              ----------         -----------

                                              ----------         -----------

                                              ----------         -----------

                                              ----------         -----------

                                              ----------         -----------

(1)  Attach additional schedule, if necessary.

NOTE:  The above securities must be attached to this form when submitted.

American Stock Transfer and Trust Company
Attn: Isaac Freilich
40 Wall Street, 46th Floor
New York, New York  10005

Gentlemen:

Pursuant to the Information Statement-Prospectus dated __________, 1996 relating to First American Investment Corporation and Citizens Insurance Company of America, Inc., the undersigned herewith surrenders the certificate(s) identified above representing shares of First American Investment Corporation stock in exchange for Citizens, Inc. Class A Common Stock.

Please issue the stock in the name of the undersigned at the address given above, except as indicated below.

--------------------------


             FILL IN ONLY IF THE NEW CERTIFICATE IS TO BE MAILED TO
                     OTHER THAN THE ADDRESS AS SHOWN ABOVE

*SPECIAL MAILING INSTRUCTIONS*

MAIL TO:

Name
    -----------------------

Address
       --------------------

Please check appropriately:

This is a     permanent change of address
         -----
OR

A     special address to be used only to mail the new certificate
 -----

(MUST BE SIGNED BY REGISTERED OWNER EXACTLY AS NAME APPEARS ON STOCK CERTIFICATES.)


Date:                    , 1996            X
     --------------------                   ---------------------------
Area Code (____) Tel. No.                  X
                         ----------         ---------------------------
                                           Signature(s) of Registered
                                           Owner(s) or Authorized Agent


           (IT IS MANDATORY THAT YOU COMPLETE THE ENCLOSED W-9 FORM.)

Social Security/Tax ID No.
                          ---------------

NOTE: QUESTIONS REGARDING THIS FORM MAY BE DIRECTED TO AMERICAN STOCK TRANSFER AND TRUST COMPANY, ATTN: ISAAC FREILICH, 40 WALL STREET, 46TH FLOOR, NEW YORK, NEW YORK 10005, (718) 921-8259. IF YOU HAVE ANY QUESTIONS CONCERNING THE COMPANY, PLEASE CONTACT IT DIRECTLY.

                            TRANSMITTAL INSTRUCTIONS

1) GENERAL - This Letter of Transmittal must be properly filled in, dated, and signed, and submitted WITH the existing stock certificate(s) listed on the face hereof to American Stock Transfer and Trust Company, Attn: Isaac Freilich, 40 Wall Street, 46th Floor, New York, New York 10005, the Exchange Agent. If sent by mail, the Letter of Transmittal and the existing certificate(s) should be sent to American Stock Transfer and Trust Company, Attn:
            Isaac Freilich, 40 Wall Street, 46th Floor, New York, New York 10005. The Letter of Transmittal and certificate(s) may also be hand delivered to the Exchange Agent at 40 Wall Street, 46th Floor, New York, New York 10005. IF YOU MAIL THE LETTER OF TRANSMITTAL AND THE CERTIFICATE(S), IT IS RECOMMENDED THAT YOU INSURE THEM, AND USE REGISTERED MAIL, RETURN RECEIPT REQUESTED. YOU BEAR ALL RISK OF LOSS OR DELAY IN THE MAILS. NEITHER THE COMPANY NOR THE EXCHANGE AGENT WILL HAVE ANY RESPONSIBILITY FOR CERTIFICATES NOT ACTUALLY RECEIVED BY THE EXCHANGE AGENT.

            The signature on the Letter of Transmittal should correspond with the name on the face of your existing certificate(s), which is reflected on the label affixed to the face of the Letter of Transmittal. If there is insufficient space on the face of the Letter of Transmittal to list all of your existing certificates, please attach a separate list. If shares of stock owned by you are registered differently on several certificates, it will be necessary for you to complete, sign, and submit as many separate Letters of Transmittal as there are different registrations of your shares.

2) ISSUANCE OF NEW CERTIFICATE; SIGNATURE GUARANTEE - A) If the new certificate(s) is to be issued in the same name as appears on the existing certificate(s), the surrendered certificate(s) need not be endorsed. B) If the new certificate is to be issued in a name different from that which appears on the surrendered certificate(s), the surrendered certificates must be endorsed or accompanied by an appropriate stock power, and, in either case, your signature must be guaranteed by a commercial bank or trust company, or by a member of the Midwest, Pacific, American, or New York Stock Exchange. In case of joint ownership, all joint owners must sign. Endorsements of trustees, executors, administrators, guardians, officers of corporations, attorneys-in-fact, or others acting in a representative capacity, must include the full title of the endorser in such capacity and must be accompanied by proper evidence of the signer's authority to act.

            If a name on any existing certificate(s) surrendered is (are) not exactly the same as the name in which the new certificate(s) is to be issued (but they are one and the same person), the incorrect certificate(s) should be signed twice -- once exactly as the name appears on the face thereof, and again exactly as the name should appear on the new certificate(s) to be issued. Such signatures must be signature guaranteed as specified in the preceding paragraph.

3) SPECIAL MAILING INSTRUCTIONS AND CHANGE OF ADDRESS - If the new certificate(s) is (are) to be mailed to an address other than that shown as the registered owner, as reflected on the label affixed to the face of the Letter of Transmittal, please complete the Special Mailing Instructions at the end of the Letter of Transmittal.
            These instructions should be completed even though the new certificate is to be issued in the same name as the registered owner of the existing certificate(s). Please indicate whether the address given in the Special Mailing Instructions reflects a change of address which should be made on the shareholder records of the Company, or is to be used only for mailing the new certificate.

4) NUMBER OF CERTIFICATES - Unless the Exchange Agent is otherwise instructed, each shareholder will receive one certificate for all of the certificates surrendered with the Letter of Transmittal. If you wish to have more than one certificate issued, please give complete instructions to the Exchange Agent with the Letter of Transmittal.

5) QUESTIONS - If you have any questions concerning the Letter of Transmittal or any other matter relating to the exchange, please contact the Research Department of the Exchange Agent by mail at the address given on the face of the Letter of Transmittal or questions by telephone should be directed to the Exchange Agent at
            (718) 921-8259.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 109 of Title Seven of the Colorado Revised Statutes enables a Colorado corporation to indemnify its officers, directors, employees and agents against liabilities, damages, costs and expenses for which they are liable if:
(i) in their Official Capacities (as defined by this statute) if they acted in good faith and had no reasonable basis to believe their conduct was not in the best interest of the Registrant; (ii) in all other cases, that their conduct was at least not opposed to the Registrant's best interests; and (iii) in the case of any criminal proceeding, they had no reasonable cause to believe their conduct was unlawful.

         The Registrant's Articles of Incorporation limit the liability of directors to the full extent provided by Colorado law.

         The Registrant's Bylaws provide indemnification to officers, directors, employees and agents to the fullest extent provided by Colorado law.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)      EXHIBITS

Exhibit Number            Description of Exhibits
--------------            ------------------------

2.2 Plan and Agreement of Merger - American Liberty Financial Corporation, American Liberty Life Insurance Company, Citizens, Inc. and Citizens Acquisition, Inc., dated December 8, 1994(e)

2.21                      Plan and Agreement of Merger and Exchange(f)

3.1                       Articles of Incorporation, as amended(a)

3.2                       Bylaws(e)

5.1 Opinion and consent of Jones & Keller, P.C. as to the legality of Citizens, Inc. Common Stock(c)

10.5 Automatic Yearly Renewable Term (NR) Life Reinsurance Agreement between Citizens Insurance Company of America and The Centennial Life Insurance Company dated March 1, 1982(b)

10.6 Summary of Coinsurance Agreement between Citizens Insurance Company of America and Alabama Reassurance Company dated December 31, 1985(b)

10.7 International Marketing Agreement - Citizens Insurance Company of America and Negocios Savoy, S.A.(b)

10.8 Self-Administered Automatic Reinsurance Agreement - Citizens Insurance Company of America and Riunione Adriatica di Sicurta, S.p.A.(c)

10.9 Plan and Agreement of Exchange - Citizens Insurance Company of America and American Investment Network, Inc.(c)

10.11 Agreement and Plan of Merger dated March 31, 1996 - Citizens Insurance Company of America, Inc., CICA Acquisition, Inc., and First American Investment Corporation (see Appendix A)(c)

10.12 Stock Purchase Agreement dated October 18, 1996 by and between First American Investment Corporation and Funeral Services International, Inc. (see Appendix
                          B)(c)

11                        Statement re: Computation of per share earnings(d)

22                        Subsidiaries of the Registrant(d)

23.1                      Consent of Jones & Keller, P.C. (see Exhibit 5.1)

23.2                      Consent of KPMG Peat Marwick LLP(c)

25                        Power of Attorney (see signature page)

----------------

         (a) Filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated by reference.

         (b) Filed with the Registrant's Amendment No. 1 to Registration Statement on Form S-4, Registration No. 33- 4753, filed with the Commission on or about June 19, 1992.

         (c)     Filed herewith.

         (d) Filed with the Registrant's Annual Report on Form 10-K for the Year Ended December 31, 1994, and incorporated herein by reference.

         (e) Filed with the Registrant's Registration Statement on Form S-4, Registration No. 33-59039, filed with the Commission on May 2, 1995.

         (f) Filed with the Registrant's Registration Statement on Form S-4, Registration No. 33-63275, filed with the Commission on October 6, 1995.

(b)      FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES.

         See "Financial Statements."

ITEM 22.  UNDERTAKINGS

        The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "1933 Act"), each filing of The Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         The Registrant hereby undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the 1933 Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective; and that, for purposes of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the Effective Time of the Registration Statement through the date of responding to the request.

         The Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired, that was not the subject of and included in the Registration Statement when it became effective.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the Effective Time of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i) and (1)(ii), above, do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on November 12, 1996.


                               CITIZENS, INC.


                               By:         /s/  HAROLD E. RILEY
                                  ------------------------------------------
                                    Harold E. Riley, Chairman of the Board


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers or directors of the Registrant, by virtue of their signatures to this Registration Statement appearing below, hereby constitute and appoint Harold E. Riley and Mark A. Oliver, attorneys-in-fact in their names, place, and stead to execute any and all amendments to this Registration Statement in the capacities set forth opposite their names and hereby ratify all that said attorneys-in-fact may do by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures                     Title                             Date
----------                     -----                             ----
/s/ HAROLD E. RILEY            Chairman of the Board             November 12, 1996
---------------------
Harold E. Riley



/s/ RANDALL H. RILEY           Vice Chairman, Chief Executive    November 12, 1996
-----------------------        Officer and Director
Randall H. Riley


/s/ T. ROBY DOLLAR             Vice Chairman, Chief Actuary      November 12, 1996
-----------------------        and Assistant Secretary
T. Roby Dollar


/s/ RICK D. RILEY              President, Chief Administrative   November 12, 1996
-----------------------        Officer and Director
Rick D. Riley


/s/ MARK A. OLIVER             Executive Vice President,         November 12,  1996
-----------------------        Secretary/Treasurer and
Mark A. Oliver                 Chief Financial Officer


/s/ WILLIAM P. BARNHILL        Vice President and Controller     November 12, 1996
-----------------------
William P. Barnhill


                               Director                          November 12,  1996
-----------------------
Flay F. Baugh

/s/ JOE R. RENEAU, M.D.        Director                          November 12, 1996
------------------------
Joe R. Reneau, M.D.

                               Director                          November 12, 1996
------------------------
Steven F. Shelton


/s/ RALPH M. SMITH, TH.D.      Director                          November 12, 1996
------------------------
Ralph M. Smith, Th.D.


/s/ TIMOTHY T. TIMMERMAN       Director                          November 12, 1996
------------------------
Timothy T. Timmerman


                               Director                          November 12, 1996
------------------------
Charles E. Broussard

                               INDEX TO EXHIBITS

Exhibit
Number            Description                                                                                 Page
------            -----------                                                                                 ----
5.1              Opinion and consent of Jones & Keller, P.C. as to the legality of Citizens, Inc.
                 Common Stock                                                                              Filed herewith

10.8             Self-Administered Automatic Reinsurance Agreement - Citizens Insurance Company of
                 America and Riunione Adriatica di Sicurta, S.p.A.                                         Filed herewith

10.9             Plan and Agreement of Exchange - Citizens Insurance Company of America and American
                 Investment Network, Inc.                                                                  Filed herewith

10.11            Agreement and Plan of Merger dated March 31, 1996 - Citizens Insurance Company of
                 America, Inc., CICA Acquisition, Inc., and First American Investment Corporation        (see Appendix A)

10.12            Stock Purchase Agreement dated October 18, 1996 by and between First American
                 Investment Corporation and Funeral Services International, Inc.
                                                                                                         (see Appendix B)

11               Statement re: Computation of per share earnings                             (see "Financial Statements")

23.1             Consent of Jones & Keller, P.C.                                                        (see Exhibit 5.1)

23.2             Consent of KPMG Peat Marwick LLP                                                          Filed herewith

25               Power of Attorney                                                                  (see Signature Pages)